As filed with the Securities and Exchange Commission on June 28, 2023

Registration No. 333-268972

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 2

to

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Faraday Future Intelligent Electric Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-4720320
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street

Gardena, CA 90248
(424) 276-7616
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Yun Han

Interim Chief Financial Officer
18455 S. Figueroa Street

Gardena, CA 90248

(310) 415-4807

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Vijay S. Sekhon

Michael P. Heinz

Sidley Austin LLP

555 California Street, Suite 2000

San Francisco, CA 94104

Tel: (415) 772-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On August 20, 2021, Faraday Future Intelligent Electric Inc. (the “Company”) filed a registration statement on Form S-1 (File No. 333-258993). Such registration statement was amended by Amendment Nos. 1, 2, 3, 4, 5 and 6 thereto, filed on October 4, 2021, June 9, 2022, August 30, 2022, October 7, 2022, November 3, 2022 and November 8, 2022, respectively (the registration statement, as amended by Amendment Nos. 1, 2, 3, 4, 5 and 6 thereto, the “First Registration Statement”). The First Registration Statement, which registered the resale by the selling securityholders identified in the prospectus therein of (i) 201,218,630 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), (ii) up to 284,070,555 shares of Class A Common Stock issuable upon exercise of certain warrants and conversion of certain convertible notes, and (iii) up to 276,131 warrants identified in the prospectus therein, was subsequently declared effective by the Securities and Exchange Commission (the “SEC”) on November 10, 2022.

On December 23, 2022, the Company filed a registration statement on Form S-1 (File No. 333-268972), and on February 7, 2023, the Company filed Amendment No. 1 to such registration statement (as amended, the “Second Registration Statement”), which was a new registration statement that registered the resale by the selling securityholder identified in the prospectus therein of an additional 85,500,000 shares of Class A Common Stock issuable upon the conversion of certain convertible notes, and which was subsequently declared effective by the SEC on February 8, 2023. The Second Registration Statement (i) combined the prospectuses included in the First Registration Statement and the Second Registration Statement (together, the “Initial Registration Statements”), pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) included an updated prospectus relating to the offering and sale of the shares of Class A Common Stock that were registered for resale on the Registration Statements. Upon effectiveness, the Second Registration Statement constituted a post-effective amendment to the First Registration Statement, pursuant to Rule 429 under the Securities Act.

On March 31, 2023, the Company filed a post-effective amendment on Form S-1 (“Post-Effective Amendment No. 1”) to the Initial Registration Statements to (i) incorporate by reference information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including portions of our Definitive Proxy Statement on Schedule 14A for our 2023 annual meeting of stockholders specifically incorporated by reference therein and (ii) include an updated combined prospectus relating to the offering and sale from time to time of shares of Class A Common Stock that were registered for resale pursuant to the Initial Registration Statements. No additional securities were registered under Post-Effective Amendment No. 1, which was declared effective by the SEC on April 5, 2023.

This post-effective amendment to Form S-1 on Form S-3 (this “Post-Effective Amendment No. 2”) is being filed (i) to convert the Initial Registration Statements on Form S-1, as amended by Post-Effective Amendment No. 1, into a registration statement on Form S-3, and (ii) to include an updated prospectus relating to the offering and sale of the securities covered by the Initial Registration Statements. No additional securities are being registered under this Post-Effective Amendment No. 2, and all applicable registration fees were paid in connection with prior filings of the Initial Registration Statements.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the Selling Securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION — DATED JUNE 28, 2023

536,944,398 Shares of Class A Common Stock

Up to 33,678,698 Shares of Class A Common Stock

Issuable Upon Exercise of the Warrants and Conversion of the SPA Notes

Up to 111,131 Private Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (i) 27,733,421 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), originally purchased in a private placement investment in connection with the Business Combination (as defined below) by certain of the Selling Securityholders (collectively, the “PIPE Shares”) at a purchase price of $10.00 per share, (ii) 213,366 shares of Class A Common Stock that were originally purchased by the sponsor of PSAC (as defined below) in a private placement prior to PSAC’s initial public offering (collectively, the “Founder Shares”) at an effective purchase price of $0.0043 per share, (iii) 170,131 shares of Class A Common Stock issued to designees of EarlyBirdCapital, Inc. as underwriters’ compensation in connection with the initial public offering of PSAC (collectively, the “Representative Shares”) at an effective purchase price of $0.0041 per share, (iv) 586,000 shares of Class A Common Stock issued on July 22, 2022 as consideration for consulting and advisory services pursuant to an omnibus transaction services fee agreement and acknowledgement, as amended, with Riverside Management Group (“RMG”) in connection with the Business Combination, (v) 86,395,848 shares of Class A Common Stock originally issued to Season Smart Limited (“Season Smart”) and Founding Future Creditors Trust (“Founding Future”) as consideration in connection with the Business Combination at a per share value of $10.00 per share, (vi) 64,000,588 shares of Class A Common Stock underlying the shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”) originally issued to FF Global Partners Investment LLC, formerly FF Top Holding LLC (“FF Top”) as consideration in connection with the Business Combination at a per share value of $10.00 per share, (vii) 21,263,758 earnout shares not currently beneficially owned that Season Smart, FF Top and certain FF executives have the contingent right to receive pursuant to the Merger Agreement, (viii) 150,322 shares of Class A Common Stock issued to certain FF executives in satisfaction of deferred compensation owed by the Company to such executives prior to the closing of the Business Combination, (ix) 484,856 shares of Class A Common Stock issued to certain FF executives upon such executives’ exercise of options, (x) 54,252 shares of Class A Common Stock issued to Chui Tin Mok upon closing of the Business Combination in satisfaction of his related party note payable, (xi) 23,557,189 shares of Class A Common Stock issued upon exercise of certain warrants issued in a private placement to certain institutional investors pursuant to a Second Amended and Restated Note Purchase Agreement, dated October 9, 2020 (as amended from time to time, the “NPA”) (such warrants issued or issuable under the NPA being referred to herein as the “ATW NPA Warrants”), (xii) 39,647,862 shares of Class A Common Stock issued upon exercise of certain warrants issued in a private placement to certain institutional investors pursuant to a Securities Purchase Agreement, dated as of August 14, 2022, as amended from time to time (the “SPA”) (such warrants issued or issuable under the SPA being referred to herein as the “SPA Warrants”), and (xiii) 272,686,805 shares of Class A Common Stock issued upon conversion of certain convertible notes issued in a private placement to certain institutional investors pursuant to the SPA (such convertible notes issued or issuable under the SPA being referred to herein as the “SPA Notes”).

This prospectus also relates to the offer and sale from time to time by the Selling Securityholders of up to 111,131 warrants (the “Private Warrants”), all of which were included in the private units purchased by PSAC’s sponsor and EarlyBirdCapital, Inc. in connection with the initial public offering of PSAC at a price of $10.00 per unit.

This prospectus also relates to the issuance by us, and the offer and sale from time to time by the Selling Securityholders, of up to an aggregate of 33,678,698 shares of Class A Common Stock which consists of (i) 111,131 shares of Class A Common Stock that are issuable upon the exercise of the Private Warrants, (ii) 23,540,988 shares of Class A Common Stock that are issuable upon the exercise of the 23,540,988 warrants (the “Public Warrants”) originally issued in the initial public offering of PSAC (or otherwise originally included in the private units purchased in connection with the initial public offering of PSAC, and subsequently sold), (iii) 4,874,446 shares of Class A Common Stock issuable upon exercise of NPA Warrants, (iv) 5,052,130 shares of Class A Common Stock issuable upon exercise of SPA Warrants, and (v) 100,003 shares of Class A Common Stock issuable upon conversion of SPA Notes. We refer to the Private Warrants, the Public Warrants, the ATW NPA Warrants and the SPA Warrants collectively in this prospectus as the “Warrants.” See the sections of this prospectus entitled “Information Related to Offered Securities” and “Description of Securities” for additional details regarding the securities to which this prospectus relates and the section entitled “Selling Securityholders” for additional information regarding the Selling Securityholders.

We will not receive any proceeds from the sale of the shares of Class A Common Stock or the Private Warrants by the Selling Securityholders. We could receive up to an aggregate of approximately $336.0 million if all of the Warrants held by the Selling Securityholders are exercised for cash. However, we will only receive such proceeds if and when the holders of the Warrants exercise the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our shares of Class A Common Stock and the spread between the exercise price of the Warrants and the price of our Class A Common Stock at the time of exercise. As of June 19, 2023, we have (i) 23,540,988 outstanding Public Warrants to purchase 23,540,988 shares of our Class A Common Stock, exercisable at an exercise price of $11.50 per share; (ii) 111,131 outstanding Private Warrants to purchase 111,131 shares of our Class A Common Stock, exercisable at an exercise price of $11.50 per share; and (iii) 99,764,702 outstanding SPA Warrants, which are exercisable at an exercise price of $0.8925 per share. If the market price of our Class A Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. As of June 19, 2023, the closing price of our Class A Common Stock was $0.4498 per share. There can be no assurance that all of our Warrants will be in the money prior to their expiration. Our Public Warrants under certain conditions, as described in the warrant agreement, are redeemable by the Company at a price of $0.01 per warrant. Our Private Warrants are not redeemable so long as they are held by the initial stockholders and are exercisable on a cashless basis. Our SPA Warrants are redeemable under certain conditions for $0.01 per warrant and exercisable on a cash or cashless basis. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Class A Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock or Warrants in a number of different ways and at varying prices, including publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”

Sales of a substantial number of shares of Class A Common Stock in the public market, including the resale of the shares of Common Stock held by the Selling Securityholders pursuant to this prospectus or pursuant to Rule 144, could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of the Class A Common Stock and make it more difficult for you to sell your holdings at times and prices that you determine are appropriate. Furthermore, we expect that, because there is a large number of shares being registered pursuant to the registration statement of which this prospectus forms a part, the Selling Securityholders will continue to offer the securities covered thereby pursuant to this prospectus or pursuant to Rule 144 for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement may continue for an extended period of time.

Our shares of Class A Common Stock and our Public Warrants are listed on The Nasdaq Stock Market (“Nasdaq”) under the symbols “FFIE” and “FFIEW,” respectively. On June 27, 2023, the closing price of our Class A Common Stock was $0.2371 per share and the closing price of our Public Warrants was $0.0421 per Public Warrant.

The shares of Class A Common Stock and Private Warrants being offered pursuant to this prospectus are shares and warrants of Faraday Future Intelligent Electric Inc., a holding company incorporated in the State of Delaware. As a holding company with no material operations of its own, the Company conducts its operations through its operating subsidiaries. We currently have a majority of our operations in the U.S. conducted through our U.S.-domiciled operating subsidiaries. We also operate our business in the People’s Republic of China and plan to have significant operations in the future in both Mainland China and Hong Kong (together, “PRC” or “China”) through our subsidiaries organized in the PRC (collectively, the “PRC Subsidiaries”). Investors in our Class A Common Stock and our Warrants should be aware that they are purchasing equity solely in the Company, a Delaware holding company. There are various risks associated with our current operating presence in China and the potential expansion of our operations in China (including Hong Kong), which is subject to political and economic influence from China. Recently, the Chinese government initiated a series of regulatory actions and made statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies that seek to conduct offshore securities offerings or be listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated if any, and the potential impact such modified or new laws and regulations will have on our business operations, our ability to accept foreign investments and to maintain the Company’s listing on a U.S. exchange. The Chinese government may intervene or influence the operations of our PRC Subsidiaries, or at any time exert more control over offerings conducted overseas and foreign investment in China-based issuers in accordance with PRC laws and regulations, which could result in a material change in our operations and/or a material reduction in the value of our Class A Common Stock and Warrants. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our and the Selling Securityholders’ ability to offer or continue to offer our shares of Class A Common Stock and Private Warrants to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to our PRC operations, see “Risk Factors – Risks Related to FF’s Operations in China” in our most recent Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein. See “Where You Can Find More Information.”

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.

Investing in our Class A Common Stock involves a high degree of risks. See the section entitled “Risk Factors” beginning on page 15 of this prospectus and any risk factors described in any amendments or supplements to this prospectus and in the documents incorporated by reference herein to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the conversion of any SPA Notes or exercise of any Warrants. We will receive the proceeds from any exercise of the Warrants for cash.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the Selling Stockholder is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

Unless the context indicates otherwise, references in this prospectus to the “Company” refer to Faraday Future Intelligent Electric Inc. (f/k/a Property Solutions Acquisition Corp.), a holding company incorporated in the State of Delaware, and not to its subsidiaries, and references herein to “FF,” “we,” “us,” “our” and similar terms refer to the Company and its consolidated subsidiaries. We refer to our primary operating subsidiary in the U.S., Faraday&Future Inc., as “FF U.S.” We refer to all our subsidiaries organized in China (including Hong Kong) collectively as the “PRC Subsidiaries,” a complete list of which is set forth in Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein. References to “PSAC” refer to Property Solutions Acquisition Corp., a Delaware corporation, our predecessor company prior to the consummation of the Business Combination (as defined herein), and “Legacy FF” refers to FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands, together with its consolidated subsidiaries, prior to the Business Combination.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

●	our ability to raise sufficient funds to continue our operations and carry out our business plan;

●	whether stockholders will approve an amendment to the Company’s second amended and restated certificate of incorporation (the “Amended and Restated Charter”) providing for a reverse stock split for the Company to have sufficient shares to satisfy future equity financing and maintain its ability for its common stock to remain listed on the Nasdaq Capital Market;

●	our ability to attract and retain qualified officers and directors;

●	changes adversely affecting the business in which we are engaged;

●	the implementation of the Special Committee’s remediation actions and our related follow-up actions, and our ability to attract and retain employees;

●	our ability to execute on our plans to develop, market and deliver our vehicles and the timing and cost of these development and marketing programs;

●	our ability to manage our indebtedness, including our ability to refinance our current indebtedness;

●	the ability of our suppliers to deliver necessary components for our products;

●	our ability to successfully maintain licenses and other rights to certain technology to continue production and delivery of our vehicles;

●	our ability to remediate the identified material weaknesses in our internal control over financial reporting;

●	our ability to navigate economic, operational and legal risks specific to operations based in China;

●	our estimates of the size of the markets for our vehicles and the costs to bring our vehicles to market;

●	the rate and degree of market acceptance of our vehicles;

●	the success of other competing manufacturers;

●	the performance and security of our vehicles;

●	ongoing and potential litigation involving PSAC or us and the outcome of the SEC and the United States Department of Justice investigations;

●	general economic conditions;

●	the possibility that any stockholder litigation or dispute may result in significant costs of defense, indemnification or liability;

●	the price and trading volume of the Company’s Class A Common Stock; and

●	other risks and uncertainties discussed in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC and our most recent Quarterly Report on Form 10-Q filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by our subsequent periodic reports we file with the SEC, including our Quarterly Reports on Form 10-Q, and in any prospectus supplement.

Moreover, we operate in an evolving environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus, or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

Faraday Future Intelligent Electric, Inc. (the “Company” and, with its consolidated subsidiaries, “FF,” “we,” “us” or “our”) is a California-based global shared intelligent mobility ecosystem company with a vision to disrupt the automotive industry.

With headquarters in Los Angeles, California, FF designs and engineers next-generation intelligent, connected, electric vehicles. FF manufactures vehicles at its production facility in Hanford, California, with additional future production capacity needs addressed through a contract manufacturing agreement with Myoung Shin Co., Ltd., an automotive manufacturer headquartered in South Korea. FF has additional engineering, sales, and operational capabilities in China and is exploring opportunities for potential manufacturing capabilities in China through a joint venture or other arrangement.

Since its founding, FF has created major innovations in technology and products, and a user centered business model. We believe these innovations will enable FF to set new standards in luxury and performance that will enhance quality of life and redefine the future of intelligent mobility.

Corporate Information

Faraday Future Intelligent Electric Inc. was incorporated on February 11, 2020 as a Delaware corporation under the name “Property Solutions Acquisition Corp.” (“PSAC”), a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On July 21, 2021, PSAC consummated a business combination (the “Business Combination”) and, in connection therewith, (i) PSAC’s wholly-owned subsidiary merged with and into FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Legacy FF”), whereby Legacy FF survived the merger as a wholly-owned subsidiary of the Company, and (ii) the registrant changed its name to “Faraday Future Intelligent Electric Inc.” Legacy FF is considered the Company’s accounting acquirer.

Our corporate headquarters are located at 18455 S. Figueroa Street, Gardena, California 90248, and our main telephone number is (310) 415-4807. Our website is located at www.ff.com and our investor relations website is located at investors.ff.com. Information contained on our website does not constitute any part of, and is not incorporated into, this prospectus.

PRC Subsidiaries

The Company is a holding company incorporated in the State of Delaware. Faraday&Future Inc. (“FF U.S.”), FF’s primary U.S. operating subsidiary, was incorporated and founded in the State of California in May 2014. We refer to all our subsidiaries organized in China (including Hong Kong) collectively as the “PRC Subsidiaries,” a complete list of which is set forth in Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein. As of the date of this prospectus, our only operating subsidiaries in China (including Hong Kong) are FF Automotive (China) Co. Ltd., Ruiyu Automotive (Beijing) Co., Ltd. and Shanghai Faran Automotive Technology Co., Ltd., each of which was organized in the PRC.

How Cash is Transferred Through Our Corporate Organization

The organizational chart below shows the Company’s operating subsidiaries* as of the date hereof:

*	Excludes subsidiaries with immaterial operations. FF Hong Kong Holding Limited is a holding company subsidiary organized in Hong Kong. As of the date hereof, LeSEE Automotive (Beijing) Co. Ltd., a subsidiary organized in China, has immaterial operations.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital in and out of the PRC. The Company is able to transfer cash (U.S. Dollars) to the PRC Subsidiaries through capital contributions (increasing the Company’s capital investment in the PRC Subsidiaries). The Company may receive cash or assets declared as dividends from the PRC Subsidiaries. The PRC Subsidiaries can transfer funds to each other when necessary, by way of intercompany loans in the following manners:

●	FF Hong Kong Holding Limited, as the holding company of all the other PRC Subsidiaries, can transfer cash to any PRC Subsidiary through capital contribution. We note Hong Kong’s banking system is outside PRC mainland’s banking system. As a result, when FF Hong Kong Holding Limited transfers cash to a PRC Subsidiary, it is required to follow the SAFE (as defined below) process and regulation.

●	FF Hong Kong Holding Limited, as the holding company of all the other PRC Subsidiaries, may receive cash or assets declared as dividends from the other PRC Subsidiaries.

●	Among PRC Subsidiaries other than FF Hong Kong Holding Limited, one PRC Subsidiary can provide funds through an intercompany loan to another PRC Subsidiary, and each such PRC Subsidiary is required to follow the rules of China Banking Regulatory Commission and other relevant Chinese authorities. Additionally, one PRC Subsidiary can transfer cash to its subsidiary through capital contribution, and any PRC Subsidiary may receive cash or assets declared as dividends from any of its subsidiaries.

During 2019, FF Inc., a U.S.-based subsidiary incorporated in California, issued a loan to FF Hong Kong Holding Limited, a holding company subsidiary established in Hong Kong, in the aggregate amount of $1.2 million, which was the only transaction that involved the transfer of cash or assets throughout our corporate structure during 2019. During 2020, LeSee Automotive (Beijing) Co. Ltd., a PRC Subsidiary, assigned to Legacy FF its obligation to pay certain notes issued by a third party in the aggregate principal and accrued interest amount of $26.5 million. Also during 2020, Smart Technology Holdings Ltd., a subsidiary incorporated in the Cayman Islands, transferred to FF Hong Kong Holding Limited $1.7 million in cash, in the aggregate, by way of capital contributions to fund the PRC Subsidiaries’ operations. During 2021, Smart Technology Holdings Ltd. transferred to FF Hong Kong Holding Limited $32.1 million, in the aggregate, by way of capital contributions to fund the operations of the PRC Subsidiaries, including $10.0 million proceeds from the sale of PIPE Shares. In August 2021, Legacy FF extended a loan of $50.0 million to FF Automotive (Zhuhai) Co. Ltd., a PRC Subsidiary, for the purpose of acquiring a technology license agreement with a third party. We transferred cash or assets of $9.1 million from Smart Technology Holdings Ltd. to FF Hong Kong Holding Limited during the fourth quarter of 2021. In 2022 and 2023 to date, FF U.S. extended loans in an aggregated amount of $8.0 million and $10.2 million, respectively, to FF Hong Kong Holding Limited to fund the operations of the PRC Subsidiaries. We will continue to assess the PRC Subsidiaries’ requirements to fund their operations and intend to effect additional contributions as appropriate. The PRC Subsidiaries have not transferred cash or other assets to the Company, including by way of dividends. The Company does not currently plan or anticipate transferring cash or other assets from our operations in China to any non-Chinese entity.

Capital contributions to PRC companies are mainly governed by the Company Law and Foreign Investment Law of the People’s Republic of China, and the dividends and distributions from the PRC Subsidiaries are subject to regulations and restrictions of the PRC on dividends and payment to parties outside of the PRC. Applicable PRC law permits payment of dividends to the Company by our PRC Subsidiaries only out of their net income, if any, determined in accordance with PRC accounting standards and regulations. Our operating PRC Subsidiaries are required to set aside a portion of their net income, if any, each year to fund general reserves for appropriations until such reserves have reached 50% of the relevant entity’s registered capital. These reserves are not distributable as cash dividends. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary.

PRC Restrictions on Foreign Exchange and Transfer of Cash

Under PRC laws, if certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies between entities, across borders, and to U.S. investors without prior approval from State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where Chinese Yuan (“CNY”) is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with SAFE or its authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control system prevents our PRC Subsidiaries from obtaining sufficient foreign currencies to satisfy their foreign currency demands, our PRC Subsidiaries may not be able to pay dividends in foreign currencies to the Company. Further, we cannot assure you that new regulations or policies will not be promulgated in the future that would have the effect of further restricting the remittance of CNY into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment thereof, that the PRC Subsidiaries will be able to fund their future activities which are conducted in foreign currencies, including the payment of dividends.

Furthermore, under PRC laws, dividends may be paid only out of distributable profits. Distributable profits are the net profit as determined under PRC GAAP, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. Our PRC Subsidiaries shall appropriate 10% of the net profits as reported in their statutory financial statements (after offsetting any prior year’s losses) to the statutory surplus reserves until the reserves have reached 50% of their registered capital. As a result, our PRC Subsidiaries may not have sufficient, or any, distributable profits to pay dividends to us.

Requirements Under PRC Laws and Regulations

Under current PRC laws and regulations, each of our PRC Subsidiaries is required to obtain a business license to operate in the PRC. Our PRC Subsidiaries have all received the requisite business license to operate, and no application for business license had been denied.

As our operations in the PRC expand, our PRC Subsidiaries will be required to obtain approvals, licenses, permits and registrations from PRC regulatory authorities, such as the State Administration for Market Regulation, the National Development and Reform Commission, Ministry of Commerce, and the Ministry of Industry and Information Technology, which oversee different aspects of the electric vehicle business. As of the date hereof, no application by our PRC Subsidiaries for any such approvals, licenses, permits and registrations that are currently applicable to them has been denied, but there can be no assurance that the PRC Subsidiaries will be able to maintain their existing licenses or obtain new ones.

We do not believe any permission is required from any Chinese authorities (including the China Securities Regulatory Commission (the “CSRC”) and the Cyberspace Administration of China (the “CAC”)) in connection with this offering. We do not and immediately prior to the consummation of this offering, will not possess over one million of PRC-based individual’s personal information. After consulting our PRC counsel, Fangda Partners, we believe we are currently not subject to the requirement under the Cybersecurity Review Measures that a network platform operator which possesses more than one million users’ personal information must apply for a cybersecurity review with CAC before listing abroad. In addition, as of the date of this prospectus, after consulting our PRC counsel, we are not aware of any other laws or regulations currently effective in the PRC which explicitly require us to obtain any permission from the CSRC or other Chinese authorities to consummate this offering, nor have we received any inquiry, notice or warning from the CSRC or any other Chinese authorities in such respects. The PRC authorities have promulgated new or proposed laws and regulations recently to further regulate securities offerings or listings that are conducted overseas by PRC domestic companies and/or foreign investment in China-based issuers. According to these new laws and regulations and the draft laws and regulations if enacted in their current forms, in connection with our future securities offering activities, we may be required to fulfill filing, or reporting procedures with the CSRC, and may be required to go through cybersecurity review by the PRC authorities. However, there are uncertainties with respect to whether we will be able to fully comply with requirements to obtain such permissions and approvals from, or complete such reporting or filing procedures with, PRC authorities.

THE OFFERING

Issuer	Faraday Future Intelligent Electric Inc.

Shares of Class A Common Stock offered by the Selling Securityholders	570,623,096 shares of Class A Common Stock, including up to 33,578,695 shares of Class A Common Stock issuable upon exercise of the Warrants and up to 100,003 shares of Class A Common Stock issuable upon conversion of the SPA Notes.

Warrants Offered by the Selling Securityholders	Up to 111,131 Private Warrants.

Shares of Class A Common Stock outstanding prior to exercise of all outstanding warrants and options and conversion of all outstanding convertible notes	1,327,495,100 shares of Class A Common Stock (as of June 19, 2023).

Shares of Class A Common Stock outstanding assuming the issuance of shares offered hereby upon the exercise of Warrants (excluding shares underlying additional Warrants, outstanding stock options, SPA Notes, other warrants and other convertible notes, and shares issuable under the Standby Equity Purchase Agreement entered into on November 11, 2022 by and between the Company and YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “SEPA”))	1,361,073,795 shares of Class A Common Stock (based on total shares outstanding as of June 19, 2023).

Shares of Class A Common Stock outstanding assuming the issuance of shares upon the exercise of Warrants and conversion of SPA Notes offered hereby (excluding shares underlying additional SPA Notes, additional Warrants, outstanding stock options, other warrants and other convertible notes, and shares issuable under the SEPA)	1,361,173,798 shares of Class A Common Stock (based on total shares outstanding as of June 19, 2023).

Use of Proceeds

We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Securityholders. We could receive up to an aggregate of approximately $336.0 million from the exercise of all of the Warrants held by the Selling Securityholders, assuming the exercise in full of all of the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our shares of Class A Common Stock and the spread between the exercise price of the Warrants and the price of our Class A Common Stock at the time of exercise. As of June 19, 2023, we have (i) 23,540,988 outstanding Public Warrants to purchase 23,540,988 shares of our Class A Common Stock, exercisable at an exercise price of $11.50 per share; (ii) 111,131 outstanding Private Warrants to purchase 111,131 shares of our Class A Common Stock, exercisable at an exercise price of $11.50 per share; and (iii) 99,764,702 outstanding SPA Warrants, which are exercisable at an exercise price of $0.8925 per share. If the market price of our Class A Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. As of June 19, 2023, the closing price of our Class A Common Stock was $0.4498 per share. There can be no assurance that all of our Warrants will be in the money prior to their expiration. Our Public Warrants under certain conditions, as described in the warrant agreement, are redeemable by the Company at a price of $0.01 per warrant. Our Private Warrants are not redeemable so long as they are held by the initial stockholders and are exercisable on a cash or cashless basis. Our SPA Warrants are redeemable under certain conditions for $0.01 per warrant and exercisable on a cash or cashless basis. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants.

We expect to use the net proceeds we receive from the exercise of the Warrants, if any, for general corporate purposes, which may include temporary or permanent repayment of our outstanding indebtedness. See “Use of Proceeds.”

Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities – Description of Warrants” for further discussion.

Market for Class A Common Stock and Warrants	Our shares of Class A Common Stock and Public Warrants are currently traded on Nasdaq under the symbols “FFIE” and “FFIEW,” respectively.

Risk Factors	See “Risk Factors” and the documents incorporated by reference in this prospectus for a discussion of factors you should consider before investing in our securities.

For additional information concerning the offering, see “Plan of Distribution.”

INFORMATION RELATED TO OFFERED SECURITIES

This prospectus relates to:

●	the resale of 27,733,421 PIPE Shares, issued at an effective purchase price of $10.00 per share;

●	the resale of 213,366 Founder Shares, issued at an effective purchase price of $0.0043 per share;

●	the resale of 170,131 Representative Shares, issued at an effective purchase price of $0.0041 per share;

●	the resale of 586,000 shares of Class A Common Stock issued on July 22, 2022, pursuant to an omnibus transaction services fee agreement and acknowledgement, as amended, as consideration for consulting and advisory services provided by RMG in connection with the Business Combination, issued at an effective purchase price of $0 per share;

●	the resale of 86,395,848 shares of Class A Common Stock originally issued to Season Smart and Founding Future as consideration in connection with the Business Combination, issued at an effective purchase price of $10.00 per share;

●	the resale of 64,000,588 shares of Class A Common Stock underlying the shares of Class B Common Stock originally issued to FF Top as consideration in connection with the Business Combination, issued at an effective purchase price of $10.00 per share;

●	the resale of 21,263,758 Earnout Shares issuable to Season Smart, FF Top and certain FF executives, issued at an effective purchase price of $0 per share;

●	the resale of 150,322 shares of Class A Common Stock issued to certain FF executive officers in satisfaction of deferred compensation owed by FF to such FF executive officers prior to the closing of the Business Combination, issued at an effective purchase price of $10.00 per share;

●	the resale of 484,856 shares of Class A Common Stock issued to certain FF executive officers upon such FF executive officers’ exercise of options, exercisable at an exercise price of between $0.16 to $2.48;

●	the resale of 54,252 shares of Class A Common Stock issued to Chui Tin Mok upon closing of the Business Combination in satisfaction of his related party note payable, issued at an effective purchase price of $0 per share;

●	the resale of 23,557,189 shares of Class A Common Stock issued to FF Aventuras SPV XI, LLC, FF Adventures SPV XVIII LLC, FF Ventures PV IX LLC and FF Venturas SPV X LLC, entities affiliated with ATW Partners LLC, upon exercise of ATW NPA Notes at an exercise price of $0.2275 per share;

●	the resale of 272,686,805 shares of Class A Common Stock issued to FF Simplicity Ventures LLC (“FF Simplicity”), Senyun International Ltd. (“Senyun”) and RAAJJ Trading LLC (“RAAJJ”) upon conversion of SPA Notes at a conversion price of $1.05 to $0.8925 per share with additional shares of Class A Common Stock issued at interest conversion prices of $0.53 to $0.2275 per share;

●	the resale of 39,647,862 shares of Class A Common Stock issued to FF Simplicity and RAAJJ upon exercise of SPA Warrants at exercise prices of $0.28 to $0.2275 per share;

●	the resale of 111,131 Private Warrants, all of which were included in the private units purchased by PSAC’s sponsor and EarlyBirdCapital, Inc. in connection with the initial public offering of PSAC, exercisable at an exercise price of $11.50 per share;

●	the resale of 111,131 shares of Class A Common Stock underlying the Private Warrants, exercisable at an exercise price of $11.50 per share, which expire on July 21, 2026;

●	the resale of 23,540,988 shares of Class A Common Stock underlying the Public Warrants, exercisable at an exercise price of $11.50 per share, which expire on the earlier to occur of July 21, 2026 or redemption;

●	the resale of 4,874,446 shares of Class A Common Stock underlying the ATW NPA Warrants, of which there are none outstanding or issuable;

●	the resale of 100,003 shares of Class A Common Stock underlying the SPA Notes, which are convertible at a conversion price of $0.8925 per share with additional shares of Class A Common Stock issued at interest conversion prices of at least $0.10 per share (as of June 19, 2023); and

●	the resale of 5,052,130 shares of Class A Common Stock underlying the SPA Warrants, which are exercisable at an exercise price of $0.8925 per share (as of June 19, 2023), each with a term of exercise equal to seven years.

The price per unit at which the shares of Class A Common Stock were sold in the initial public offering of our predecessor, PSAC, was $10.00 per share. However, the currently outstanding 213,366 Founder Shares were purchased at an effective price of $0.0043 per share and the currently 170,131 outstanding Representative Shares were purchased at an effective price of $0.0041 per share, for an aggregate effective price of $917.47 for the Founder Shares and $697.54 for the Representative Shares. Accordingly, holders of the Founder Shares and Representative Shares could sell their securities at a per-share price that is less than $10.00 and still realize a significant profit from the sale of those securities that could not be realized by our other stockholders. On June 27, 2023, the closing price of our Common Stock was $0.2371 per share. Based on this closing price, the holders of the Founder Shares could sell such shares for an aggregate price of approximately $50,589 and the holders of the Representative Shares could sell such shares for an aggregate price of approximately $40,338. As such, holders of our Founder Shares and Representative Shares may realize a positive rate of return on the sale of their shares of Class A Common Stock covered by this prospectus based on the current trading price of our Class A Common Stock and the effective purchase price for such shares. However, public securityholders may not experience a similar positive rate of return due to the differences in their purchase price and the current trading price of shares of our Class A Common Stock.

The following table includes information relating to the shares of Class A Common Stock and Private Warrants offered hereby, including the purchase price each Selling Securityholder paid for its securities, the potential profit relating to such securities, the date the Warrants are exercisable and the exercise price of the Warrants.

Offered Shares	Number of Shares/ Warrants	Exercise Price	Effective Purchase Price Per Share/ Warrant(1)		Potential Profit per Share		Total Potential Profit
PIPE Shares (2)	27,733,421		$10.00			*	*
Founder Shares (3)	213,366		$0.0043			$0.2328	$49,671.60
Representative Shares (4)	170,131		$0.0041			$0.2330	$39,640.52
Class A Common Stock issued as consideration for the consulting and advisory services provided by RMG in connection with the Business Combination (5)	586,000		—	(5)		$0.2371	$138,940.60
Class A Common Stock originally issued to Season Smart and Founding Future Creditors Trust as consideration in connection with the Business Combination (6)	86,395,848		$10.00			*	*
Class A Common Stock underlying Class B Common Stock originally issued to FF Top as consideration in connection with the Business Combination (7)	64,000,588		$10.00			*	*
Earnout Shares issuable to Season Smart, FF Top and certain FF executives (8)	21,263,758		—	(8)		$0.2371	$5,041,637.02
Class A Common Stock issued in satisfaction of deferred compensation (9)	150,322		$10.00			*	*
Class A Common Stock issued upon exercise of options (10)	484,856	$0.16-2.48	—	(10)		$0-0.0771	$0-37,382.40
Class A Common Stock upon closing of the Business Combination in satisfaction of certain related party note payable (11)	54,252		—	(11)		$0.2371	$12,863.15
Shares Issuable Upon Exercise of the following Warrants:
Private Warrants (12)	111,131	$11.50	—	(12)		*	*
Public Warrants (13)	23,540,988	$11.50	—	(13)		*	*
ATW NPA Warrants (14)	4,874,446	$0.2275	—	(14)		$0.0096	$46,794.68
SPA Warrants (15)	5,052,130	$0.8925	—	(16)	$	*	*
Shares Issuable Upon Conversion of the SPA Notes (15)	100,003		—	(16)		$0.2371	$23,710.71
Offered Warrants
Private Warrants (12)	111,131	11.50	—			*	*

*	Represents no potential profit per share based on closing price of our Class A Common Stock on June 27, 2023

(1)	Reflects the effective purchase price per security paid or, in the case of the shares issuable upon exercise of Warrants, to be paid upon such exercise by the purchaser of such securities. The closing prices of our Class A Common Stock and Public Warrants on June 27, 2023 were $0.2371 per share and $0.0421 per Public Warrant, respectively.

(2)	Consists of 27,733,421 shares of Class A Common Stock originally sold by PSAC prior to the Business Combination to certain investors pursuant to which such investors agreed to subscribe for and purchase, and PSAC agreed to issue and sell an aggregate of 28,013,421 shares of PSAC common stock at a price of $10.00 per share. In connection with our Business Combination, each such share of PSAC common stock was automatically converted into a share of our Class A Common Stock.

(3)	5,750,000 Founder Shares were originally sold by PSAC to the PSAC Sponsor on February 11, 2020 at an aggregate purchase price of $25,000 in a private placement prior to PSAC’s initial public offering. On July 31, 2020, as a result of the underwriters’ election to partially exercise their over-allotment option in connection with the initial public offering of PSAC and the expiration of the remaining over-allotment option, 5,608 Founder Shares were forfeited, resulting in there being 5,744,392 Founder Shares then issued and outstanding. On July 21, 2021, the PSAC Sponsor forfeited 1,697,500 Founder Shares pursuant to a transaction services agreement by and among PSAC, the PSAC Sponsor and RMG, resulting in there being 213,366 Founder Shares issued and outstanding. Following the consummation of our Business Combination, the Founder Shares were distributed to affiliates of the PSAC Sponsor.

(4)	170,131 Representative Shares were originally issued to the designees of EarlyBirdCapital, Inc. at a price of $0.0041 per share as underwriters’ compensation in connection with the initial public offering of PSAC.

(5)	Pursuant to an omnibus transaction services fee agreement and acknowledgement, dated as of July 18, 2021, as amended on July 21, 2022, by and among PSAC, the PSAC Sponsor, Legacy FF, RMG and Philip Kassin, Robert Mancini and James Carpenter (each, a “Service Provider” and, collectively, the “Service Providers”), on July 22, 2022, the Company issued 2,387,500 shares of Class A Common Stock in the aggregate to the Service Providers and such other service providers as identified by the Service Providers. 586,000 shares were held by Service Providers as of October 20, 2022.

(6)	Consists of 66,494,117 shares of Class A Common Stock issued by the Company to Season Smart and 19,901,731 shares of Class A Common Stock issued by the Company to Founding Future Creditors Trust, each at the closing of the Business Combination, valued at $10.00 per share.

(7)	Consists of 64,000,588 shares of Class A Common Stock underlying the 64,000,588 shares of Class B Common Stock issued by the Company to FF Top at the closing of the Business Combination, valued at $10.00 per share. Shares of Class B Common Stock are convertible into shares of Class A Common Stock of the Company at any time; however, FF Top has agreed not to convert its shares of Class B Common Stock into shares of Class A Common Stock until a time to be determined in the future.

(8)	Consists of the 7,831,000 Earnout Shares not currently beneficially owned that FF Top has the contingent right to receive pursuant to the Merger Agreement, the receipt of which has currently been waived until a time to be determined in the future, 13,337,500 Earnout Shares not currently beneficially owned that Season Smart has the contingent right to receive pursuant to the Merger Agreement and 95,258 Earnout Shares not currently beneficially owned that Dr. Carsten Breitfeld, Matthias Aydt, Chui Tin Mok and Hong Rao have the contingent right to receive pursuant to the Merger Agreement.

(9)	Consists of 67,312 shares of Class A Common Stock issued by the Company to Dr. Carsten Breitfeld, 20,333 shares of Class A Common Stock issued by the Company to Matthias Aydt, 21,477 shares of Class A Common Stock issued by the Company to Chui Tin Mok, 11,170 shares of Class A Common Stock issued by the Company to Robert Allen Kruse Jr., 12,697 shares of Class A Common Stock issued by the Company to Hong Rao and 17,333 shares of Class A Common Stock issued by the Company to Qing Ye, each at the closing of the Business Combination in satisfaction of deferred compensation then owed by the Company to each such individual, valued at $10.00 per share.

(10)	Consists of 357,139 shares of Class A Common Stock issued by the Company to Dr. Carsten Breitfeld upon his exercise of options at $2.41 per share, 35,560 shares of Class A Common Stock issued by the Company to Matthias Aydt upon his exercise of options at $0.16 per share, and 92,157 shares of Class A Common Stock issued by the Company to Chui Tin Mok upon his exercise of options at $2.41 per share.

(11)	Consists of the resale of 54,252 shares of Class A Common Stock issued to Chui Tin Mok upon closing of the Business Combination in satisfaction of his related party note payable.

(12)	Consists of Private Warrants to purchase 111,131 shares of Class A Common Stock, all of which were included in the private units purchased by the PSAC Sponsor and EarlyBirdCapital, Inc. in connection with the initial public offering of PSAC at a price of $10.00 per unit. Each private unit consists of one share of PSAC common stock, which was automatically converted into one share of Class A Common Stock at the closing of the Business Combination, and one Private Warrant. These Private Warrants are exercisable at a price of $11.50 per share of our Class A Common Stock.

(13)	Consists of Public Warrants to purchase 23,375,988 shares of Class A Common Stock that were originally issued as part of PSAC units sold by PSAC at a purchase price of $10.00 per unit on July 31, 2020 as part of its initial public offering of 23,375,988 units, each such unit consisting of one share of PSAC common stock and one warrant, as well as 165,000 Public Warrants that were originally included in the private units purchased in connection with the initial public offering of PSAC, which were subsequently sold. These Warrants are exercisable at a price of $11.50 per share of our Class A Common Stock. In connection with our Business Combination, each such Warrant was automatically converted into a redeemable Public Warrant to purchase a share of our Class A Common Stock.

(14)	In August 2021, in connection with the issuance of certain the Company convertible promissory notes, the Company issued warrants to purchase up to 23,674,259 shares of Class A Common Stock to FF Ventures SPV IX LLC, FF Venturas SPV X LLC and FF Aventuras SPV XI LLC, entities affiliated with ATW Partners, LLC, pursuant to the terms of the NPA. Each such Warrant entitles the holder thereof, at any time on or prior to 5:00 p.m. (New York City time) on June 9, 2028, to purchase a certain number of shares of Class A Common Stock at an exercise price equal to $0.64 per share subject to certain adjustments, which exercise price was $0.2275 per share as of February 27, 2023. The ATW NPA Warrant exercise price is subject to customary anti-dilution adjustments upon (among other triggering events) the occurrence of a change of control transaction and certain dilutive transactions, including subsequent equity sales, share dividends and splits occurring following the issuance of the applicable ATW NPA Warrant. The holders may also exercise the ATW NPA Warrants on a cashless (or “net exercise”) basis.

(15)	On August 14, 2022, the Company entered into a Securities Purchase Agreement (the “SPA”) with FF Simplicity, in its capacity as administrative agent and collateral agent (in such capacity, the “Agent”), and certain purchasers including FF Simplicity and RAAJJ (collectively with additional purchasers from time to time party thereto, the “Purchasers”), to issue and sell: $27.0 million aggregate principal amount of the Company’s senior secured convertible notes (the “Initial Bridge Notes”); $10.0 million in aggregate principal amount of the Company’s senior secured convertible notes (the “Second Bridge Notes”) on the 20th business day following the closing of the Initial Bridge Notes, subject to certain closing conditions; and $15.0 million in aggregate principal amount of the Company’s senior secured convertible notes (the “Third Bridge Notes” and with the Initial Bridge Notes and the Second Bridge Notes, the “Bridge Notes”) on or prior to October 11, 2022, subject to certain closing conditions. Under the SPA (as amended by the SPA Amendment), the Company was permitted to obtain incremental senior secured convertible notes in an aggregate principal amount of $243.0 million within 90 days after the closing of the Initial Bridge Notes (the “Incremental Notes” and together with the Bridge Notes, the “SPA Notes”). The SPA Notes are subject to an original issue discount of 10%, and are convertible into shares of Class A Common Stock at various conversion prices between $0.2275 and $1.05 per share, plus an interest make-whole amount as set forth in the SPA Notes, subject to customary adjustments, including full ratchet anti-dilution price protection (provided that, pursuant to the Fourth Amendment, the effective conversion price for any such interest make-whole amount payable in shares of Class A Common Stock must not be lower than $0.21, and any such interest make-whole amount can be paid in shares of Class A Common Stock only if certain price and volume requirements of Class A Common Stock are met). The shares of Class A Common Stock issuable upon conversion of the SPA Notes are not transferable for six months without the prior written consent of the Company (which consent shall not be unreasonably withheld). On August 16, 2022, the Company received the $27.0 million aggregate principal amount of the Initial Bridge Notes.

As a closing condition under the SPA for funding of each of the Bridge Notes, the Company is required to deliver to each of the Purchasers a warrant (an “SPA Warrant”) registered in the name of such Purchaser to purchase up to a number of shares of Class A Common Stock equal to 33% of such shares issuable to such Purchaser upon conversion of the Note, with an exercise price equal to $5.00 per share, subject to customary full ratchet anti-dilution price protection and other adjustments, and are exercisable for seven years on a cash or cashless basis. The Company may repurchase the SPA Warrants for $0.01 per SPA Warrant share if and to the extent the volume-weighted average price (“VWAP”) of the Class A Common Stock during 20 out of 30 trading days prior to the repurchase is greater than $15.00 per share, subject to certain additional conditions.

On September 23, 2022, the SPA was amended pursuant to Amendment No. 1 to the SPA and Convertible Senior Secured Promissory Notes (the “SPA Amendment”), pursuant to which, the Purchasers agreed to accelerate such funding obligations, with $7.5 million aggregate principal amount of such notes (the “Third Bridge Notes”) being funded and issued on September 23, 2022, and the remaining $7.5 million aggregate principal amount (the “Fourth Bridge Notes”) being funded and issued on October 11, 2022.  The Purchasers also agreed under the SPA Amendment to purchase an additional $5.0 million in aggregate principal amount of the Company’s senior secured convertible notes (the “Fifth Bridge Notes” and together with the Third Bridge Notes and Fourth Bridge Notes, the “Additional Bridge Notes”) upon the filing by the Company of an amendment to the Company’s registration statement on Form S-1 (File No. 333-268972), subject to certain closing conditions; however, the commitment to purchase the Fifth Bridge Notes automatically terminated upon the funding of the initial $10.0 million tranche of SPA Notes to Senyun, which occurred on October 27, 2022. The Additional Bridge Notes are convertible into shares of Class A Common Stock at a conversion price equal to $1.05, mature on October 27, 2028 (or earlier under certain conditions set forth in the SPA) and are otherwise subject to the same terms and conditions disclosed by the Company in the SPA as applicable to the SPA Notes and Bridge Notes described therein.

As a closing condition under the SPA Amendment for funding of each of the Additional Bridge Notes, the Company is required to deliver to each of the Purchasers an SPA Warrant registered in the name of such Purchaser to purchase up to a number of shares of Class A Common Stock equal to 33% of such shares issuable to such Purchaser upon conversion of the Note, with an exercise price equal to $5.00 per share, subject to full ratchet anti-dilution price protection and other adjustments, and are exercisable for seven years on a cash or cashless basis. The Company may repurchase the SPA Warrants for $0.01 per warrant share if and to the extent the VWAP of the Company’s Class A Common Stock during 20 out of 30 trading days prior to the repurchase is greater than $15.00 per share, subject to certain additional conditions. On September 23, 2022, the Company issued an SPA Warrant to the Purchaser exercisable for 920,074 shares of Class A Common Stock, concurrent with the funding of the $7.5 million Third Bridge Notes commitment, and on October 11, 2022, the Company issued an SPA Warrant to the Purchaser exercisable for 2,357,142 shares of Class A Common Stock, concurrent with the funding of the $7.5 million Fourth Bridge Notes commitment.

Additionally, the SPA Amendment removed the six-month lock-up period that otherwise applied to a certain convertible note previously issued to FF Simplicity, reduced the conversion price of such note to $1.05, reduced the lock-up period that otherwise applied to a certain other convertible note previously issued to FF Simplicity from 6 months to three months and similarly reduced the lock-up period that otherwise applied to each Third Bridge Note, Fourth Bridge Notes, Fifth Bridge Notes, and other Incremental Notes (as defined in the SPA) from six months to three months. The SPA Amendment also provides that the Existing Notes (as defined in the SPA) will be secured by the grant of a second lien upon substantially all of the personal and real property of the Company and its subsidiaries, as well as guaranty by substantially all of the Company’s domestic subsidiaries.

As additional consideration for the Agent’s entering into the SPA Amendment, the Company issued to the Agent a warrant to purchase 10 shares of Class A Common Stock (the “Adjustment Warrant”). The terms of the Adjustment Warrants are the same as the SPA Warrants described above, except that the Adjustment Warrant (i) has an exercise price equal to $0.50 per share and (ii) does not have the optional repurchase provision described above if stock trades above $15.00 per share. The full ratchet anti-dilution price protection provision in the SPA Warrants held as of the date of the SPA Amendment by FF Simplicity and RAAJJ was waived in connection with the Adjustment Warrant.

On September 25, 2022, the Company entered into a Joinder and Amendment Agreement to the SPA (the “Joinder”) with Senyun, the agent, as administrative agent, collateral agent, and purchaser, FF Simplicity and RAAJJ, pursuant to which Senyun agreed to purchase incremental notes under the SPA in an aggregate principal amount of up to $60.0 million in certain installments. Pursuant to the Joinder, Senyun has all of the same rights and obligations as a Purchaser under the SPA and all documents, instruments and agreements contemplated therein or thereby (collectively, and together with the Joinder, the “Financing Documents”). In addition to Senyun’s commitment as set forth in the Joinder, the Joinder effectuated certain other amendments to the SPA, including, among other things, permitting the SPA Notes to be funded in accordance with the Joinder.

On October 24, 2022, the Company entered into a Limited Consent and Third Amendment to the SPA (the “Third Amendment”) with FF Simplicity as administrative and collateral agent and purchaser, Senyun as purchaser, and RAAJJ as purchaser, pursuant to which the maturity date for the SPA Notes was extended from August 14, 2026 to October 27, 2028 (i.e., the sixth anniversary of the first funding date of Senyun’s purchase of SPA Notes (the “First Senyun Funding Date”)) or such earlier date that the SPA Notes become due and payable pursuant to the SPA (the “Maturity Date Extension”). As a result of the Maturity Date Extension, the total number of shares of Class A Common Stock issuable under the SPA is increased as compared to such number of shares issuable under the SPA prior to the Third Amendment. The Maturity Date Extension increases the interest make-whole amount as set forth in the SPA and the SPA Notes payable upon conversion of the SPA Notes, as the interest make-whole amount includes all interest that would otherwise accrue on the SPA Notes if such SPA Notes were held until the October 27, 2028 maturity date.

As revised under the Third Amendment, Senyun has agreed to acquire Notes from the Company according to the following schedule: (a) $10.0 million in principal amount of SPA Notes on the First Senyun Funding Date; (b) $10.0 million in principal amount of SPA Notes on a date that is no later than the later of (x) 14 business days after the First Senyun Funding Date and (y) the receipt of approval of the Company’s stockholders under the applicable rules and regulations of Nasdaq of the issuance of all of the shares of Class A Common Stock underlying the various convertible notes and warrants of the Company issued and issuable pursuant to the Financing Documents in excess of 19.99% of the issued and outstanding shares of the Company Common Stock (the “Stockholder Approval”), which Stockholder Approval was obtained on November 3, 2022; (c) $10.0 million in principal amount of SPA Notes on a date that is no later than 15 business days after the later of (x) the effective date of the Company’s registration statement on Form S-1 (File No. 333-268972), which registration statement was declared effective by the SEC on February 8, 2023 and (y) receipt of the Stockholder Approval; (d) $10.0 million in principal amount of SPA Notes within 30 business days after the later of (x) the effective date of the above noted Form S-1 and (y) receipt of the Stockholder Approval; and (e) $20.0 million in principal amount of SPA Notes on a date that is no later than 10 business days after the latest of (x) official delivery of the Company’s FF 91 vehicle to the first batch of bona fide customers is made, (y) the effective date of the above noted Form S-1 and (z) receipt of the Stockholder Approval.

In addition, pursuant to the Third Amendment, each Purchaser and the Agent waived certain defaults and events of default, any breaches of representations or warranties, any breaches of covenants and any other effects, under the Financing Documents arising from (i) any amounts owed as of the First Senyun Funding Date by the Company or its subsidiaries to their respective trade counterparties, suppliers, vendors or, in each case, other similar counterparties, that remain unpaid after the First Senyun Funding Date, (ii) any reduction in the workforce of the Company or its subsidiaries or any additional reduction in such workforce that occurs after September 23, 2022, and/or (iii) any reasonably foreseeable consequence in respect of any of the foregoing clauses (i) or (ii).

On November 8, 2022, the Company entered into a Limited Consent and Amendment to the SPA (the “Fourth Amendment”) with FF Simplicity as administrative and collateral agent and purchaser, Senyun as purchaser, and RAAJJ as purchaser, pursuant to which the parties agreed that (i) in no event will the effective conversion price of any interest or interest make-whole amount payable in shares of Class A Common Stock in respect of SPA Notes issued or issuable under the SPA be lower than $0.21 per share of Class A Common Stock, and (ii) in order for the Company to make payment of any interest or interest make-whole amount in shares of Class A Common Stock, certain price and volume requirements must be met, namely that (x) the VWAP of the Class A Common Stock is not less than $0.21 per share on any trading day during the preceding seven-trading-day period, and (y) the total volume of the Class A Common Stock does not drop below $1.5 million on any trading day during the same period (in each case, as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions). On different dates in December 2022, Senyun funded aggregated amounts of $10.0 million in gross proceeds pursuant to the Joinder. The Company received $9.0 million from such funding, net of original issue discount and transaction costs.

On December 28, 2022, the Company entered into a Letter Agreement and Amendment to the SPA (the “Senyun Amendment”) with FF Simplicity as administrative and collateral agent and Senyun as purchaser, pursuant to which Senyun paid to the Company the first $4.0 million of its fourth funding tranche under the SPA on January 3, 2023, as well as $2.0 million on January 6, 2023 and $4.0 million on January 18, 2023. In addition to an amount of $60.0 million already committed by Senyun as part of the Joinder, pursuant to the Senyun Amendment, the Company has agreed to issue and sell to Senyun, subject to the satisfaction of certain conditions (which include agreement by the Company and Senyun on the terms and conditions of the investment), incremental SPA Notes in an aggregate principal amount of $30.0 million: (i) $10.0 million in principal amount of additional SPA Notes no later than January 31, 2023; (ii) $10.0 million in principal amount of additional SPA Notes no later than February 28, 2023; and (iii) $10.0 million in principal amount of additional SPA Notes no later than March 15, 2023. Pursuant to the Senyun Amendment, the Company has also approved the issuance to Senyun of such number of shares of Class A Common Stock equal to the difference between (x) the actual number of shares of Class A Common Stock previously issued to Senyun upon conversion of $19.0 million in principal amount of SPA Notes and (y) the number of such shares of Class A Common Stock that would have been issued to Senyun had the conversion price applicable to such SPA Notes been $0.8925, taking into account any beneficial ownership limitation applicable to Senyun.

On January 25, 2023, the Company entered into a Limited Consent and Amendment No. 5 to the SPA (the “Fifth Amendment”) with FF Simplicity as administrative and collateral agent and Senyun as purchaser, pursuant to which Senyun agreed to purchase $10.0 million in principal amount of additional SPA Notes no later than January 27, 2023, which $10.0 million amount was funded on January 26, 2023. Pursuant to the Fifth Amendment, the Company also agreed (a) to use commercially reasonable efforts to file an amendment to the registration statement on Form S-1 (File No. 333-268972) no later than January 29, 2023 and to seek effectiveness of such registration statement on or prior to February 10, 2023, which registration statement was declared effective by the SEC on February 8, 2023; (b) to use commercially reasonable efforts to file an additional registration statement on Form S-1 registering the resale by Senyun of all remaining shares of Class A Common Stock underlying Senyun’s SPA Notes and SPA Warrants no later than February 10, 2023 (which registration statement on Form S-1 (File No. 333-269729) was filed with the SEC on February 13, 2023) and to seek effectiveness of such additional registration statement as promptly as practicable thereafter (which registration statement was declared effective by the SEC on March 22, 2023); (c) to honor the conversion notice submitted by Senyun on January 18, 2023, and to reserve sufficient shares of Class A Common Stock to satisfy the conversion and exercise of all of Senyun’s SPA Notes and SPA Warrants to the extent the Company has sufficient authorized but unissued or uncommitted shares of Class A Common Stock. Additionally, pursuant to the Fifth Amendment, the Company and Senyun agreed to use commercially reasonable efforts to enter into definitive documentation as promptly as practicable after the date of the Fifth Amendment, in connection with restructuring of the SPA Notes and SPA Warrants and an additional investment as set forth on the term sheets attached to the Fifth Amendment, which definitive documentation was executed in connection with the Sixth Amendment.

On February 3, 2023, the Company entered into an Amendment No. 6 to Securities Purchase Agreement (the “Sixth Amendment”) with FF Simplicity as administrative and collateral agent and Senyun, FF Top, FF Simplicity, FF Prosperity, Acuitas and other purchasers, pursuant to which the purchasers thereunder agreed to purchase up to $135.0 million (including $10.0 million previously funded by Senyun as an advanced payment) in aggregate principal amount of the Company’s senior secured convertible notes (such additional SPA Notes, the “Tranche C Notes”) in accordance with the schedule set forth in the SPA as follows, subject to certain conditions: (i) for Senyun, (A) no later than three business days after the effective date of the Sixth Amendment, the purchase and issuance of $25.0 million in principal amount of Tranche C Notes (which principal amount shall be reduced on a dollar-for-dollar basis by the $10.0 million previously funded by Senyun as an advanced payment) shall take place, pursuant to which, on February 9, 2023 and February 10, 2023, the Company received aggregate gross proceeds of $15.0 million; (B) no later than 10 business days after the effective date of the Sixth Amendment, the purchase and issuance of $25.0 million in principal amount of Tranche C Notes shall take place, pursuant to which, on February 23, 2023, March 3, 2023, March 9, 2023 and March 10, 2023, the Company received aggregate gross proceeds of $25.0 million; and (C) no later than five business days after receipt of (a) approval by the Company’s stockholders of an increase in number of authorized shares of Class A Common Stock to 1,690,000,000 (which approval was obtained during the special meeting of stockholders held on February 28, 2023) and filing of an amendment to the Amended and Restated Charter to reflect such increase in authorized shares (which amendment was filed with the Secretary of State of the State of Delaware on March 1, 2023), (b) approval by the Company’s stockholders as may be required by applicable Nasdaq rules with respect to transactions contemplated under the Sixth Amendment (which approval was obtained during the special meeting of stockholders held on March 30, 2023), and (c) effectiveness of the registration statement on Form S-1 (File No. 333-269729) registering the shares issuable under the Sixth Amendment (which registration statement was declared effective by the SEC on March 22, 2023), the purchase and issuance of $25.0 million in principal amount of Tranche C Notes shall take place; and (ii) for each other purchaser, (A) no later than three business days after the effective date of the Sixth Amendment, the purchase and issuance of an aggregate principal amount of Tranche C Notes equal to 50% of such purchaser’s commitment in respect of Tranche C Notes as indicated on the commitment schedule in the SPA shall take place, pursuant to which, on February 8, 2023, the Company received aggregate gross proceeds of $30.0 million; and (B) no later than five business days after receipt of (a) approval by the Company’s stockholders of an increase in number of authorized shares of Class A Common Stock to 1,690,000,000 (which approval was obtained during the special meeting of stockholders held on February 28, 2023) and filing of an amendment to the Amended and Restated Charter to reflect such increase in authorized shares (which amendment was filed with the Secretary of State of the State of Delaware on March 1, 2023), (b) approval by the Company’s stockholders as may be required by applicable Nasdaq rules with respect to transactions contemplated under the Sixth Amendment (which approval was obtained during the special meeting of stockholders be held on March 30, 2023), and (c) effectiveness of the registration statement on Form S-1 (File No. 333-269729) registering the shares issuable under the Sixth Amendment (which registration statement was declared effective by the SEC on March 22, 2023), subject to the purchase and issuance of the remaining aggregate principal amount of the Tranche C Notes equal to 50% of such purchaser’s commitment in respect of Tranche C Notes as indicated on the commitment schedule in the SPA shall take place.

The funding of the Tranche C Notes are subject to the following conditions precedent: (i) with respect to each Tranche C funding following the initial funding made within three business days of the effective date of the Sixth Amendment, delivery by the Company of a notice identifying the business day of the purchase and issuance of such Tranche C Notes, which date is to be no earlier than two business days and no later than 10 business days after the date of such notice; (ii) delivery by the Company of a warrant registered in the name of such purchaser to purchase up to a number of shares of Common Stock equal to 33% of such purchaser’s conversion shares on the applicable closing date, with an exercise price equal to $1.05 per share, subject to full ratchet anti-dilution price protection and other adjustments as set forth therein and a seven year termination date; (iii) delivery by the Company to such purchaser of the applicable Tranche C Note; (iv) subject to certain waivers as described in the SPA, there being no default or event of default; (v) payment by the Company of all legal fees and other transaction expenses incurred by purchasers up to $0.15 million (or $0.3 million in the case of Senyun and FF Simplicity) in the aggregate, which fees and expenses can be paid by, at the Company’s option, net funding of the applicable Tranche C Notes; and (vi) that the representations and warranties contained in the related financing agreement are true and correct in all material respects as of the applicable closing dates, as set forth therein.

The Tranche C Notes have a $1.05 base conversion price subject to full ratchet anti-dilution price protection and other adjustments as set forth therein, five-year interest make-whole (calculated using the greater of (x) $0.21 per share of Common Stock and (y) 90% of the lowest VWAP for the five consecutive trading days ending on the trading day that is immediately prior to the date on which interest is paid in shares of Common Stock), 10% per annum interest rate (or 15% if paid in Common Stock subject to certain conditions). The Tranche C Notes and the Tranche D Notes (as defined below) and SPA Warrants are subject to a pro rata cap on conversion or exercise (as applicable) equal to 19.99% of the Company’s Class A Common Stock and Class B Common Stock as of the date of the Sixth Amendment until receipt of approval by the Company’s stockholders as may be required by applicable Nasdaq rules with respect to such conversion or exercise (which approval was obtained during the special meeting of stockholders held on March 30, 2023), including the issuance of any shares of Class A Common Stock or Class B Common Stock in excess of 19.99% of the Company’s Class A Common Stock and Class B Common Stock as of the date of the Sixth Amendment. All of the SPA Notes and Warrants (and the Exchange Notes described below) are subject to restrictions on conversion or exercise (other than an Initial Reserve of 63,051,933 shares of Common Stock for FF Simplicity and 18,857,143 shares of Common Stock for Senyun) until the approval by the Company’s stockholders of an increase in number of authorized shares of Class A Common Stock to 1,690,000,000 (which approval was obtained during the special meeting of stockholders held on February 28, 2023), and the right for purchasers to receive additional warrant shares upon a down round financing has also been removed from all SPA Warrants. The Company is required to use reasonable best efforts to file a registration statement on Form S-1 on or prior to February 10, 2023, which registration statement on Form S-1 (File No. 333-269792) was filed with the SEC on February 13, 2023, and to seek effectiveness of such registration statement within 90 days, and the Company is required to seek effectiveness of the registration statement on Form S-1 (File No. 333-268972) on or prior to February 10, 2023, which registration statement was declared effective by the SEC on February 8, 2023. The Company is also required to use reasonable best efforts to obtain approval by the Company’s stockholders of an increase in number of authorized shares of Class A Common Stock to 1,690,000,000 (which approval was obtained during the special meeting of stockholders held on February 28, 2023) within 45 days (or 60 days if necessary) and approval by the Company’s stockholders as may be required by applicable Nasdaq rules with respect to transactions contemplated under the Sixth Amendment (which approval was obtained during the special meeting of stockholders held on March 30, 2023), including the issuance of any shares of Class A Common Stock or Class B Common Stock in excess of 19.99% of the Company’s Class A Common Stock and Class B Common Stock as of the date of the Sixth Amendment within 60 days.

Each purchaser also has the option to purchase a certain amount of additional SPA Notes and SPA Warrants from time to time for 12 months from the effective date of the Sixth Amendment, as set forth in the SPA (such additional SPA Notes, the “Tranche D Notes”). Additionally, pursuant to the Sixth Amendment, (A) FF Simplicity and Senyun agreed that, with respect to their allotments of previous commitments to purchase SPA Notes, no more than the following percentages of their allotment may be purchased on or before the following dates without the prior written consent of the Company: (i) 100% on or before February 10, 2023; (ii) 90% on or before February 28, 2023; (iii) 80% on or before March 24, 2023; (iv) 70% on or before April 21, 2023; and (v) 60% after April 21, 2023 through and including the twenty-fourth month from the effective date of the Sixth Amendment, and (B) certain SPA Notes issued to FF Simplicity with an aggregate outstanding principal amount of $21.6 million and certain SPA Notes issued to Senyun with an aggregate principal amount of $9.4 million were replaced by new replacement notes with a $0.8925 base conversion price subject to full ratchet anti-dilution price protection and other adjustments as set forth therein, six-year interest make-whole, and otherwise on similar terms as the previously issued SPA Notes.

Pursuant to the Sixth Amendment and the Exchange Agreements entered into concurrently therewith between the Company, on the one hand, and holders of SPA Warrants, on the other hand (collectively, the “Exchange Agreements”), (i) the provision under the SPA Warrants then-issued that allowed investors to receive the right to purchase additional shares in connection with down round financings was removed, (ii) ATW NPA Warrants and FF Simplicity’s SPA Warrants then issued, exercisable for an aggregate of 198,129,990 shares of Class A Common Stock, were exchanged for a combination of new warrants, exercisable at $0.2275 per share subject to full ratchet anti-dilution price protection and other adjustments, for an aggregate of 42,489,346 shares of Class A Common Stock and new senior secured convertible notes with aggregate principal amount of $25.0 million, and (ii) Senyun’s SPA Warrants then issued, exercisable for an aggregate amount of 276,270,842 shares of Class A Common Stock, were exchanged for a combination of new warrants, each exercisable at $0.2275 per share subject to full ratchet anti-dilution price protection and other adjustments, for an aggregate of 48,000,000 shares of Class A Common Stock and new senior secured convertible notes with aggregate principal amount of $16.0 million (collectively with the notes issued pursuant to clause (ii), the “Exchange Notes”). The Exchange Notes are convertible at a conversion rate calculated at the lesser of (a) 90% of the VWAP for the trading day that is immediately prior to the date on which interest is paid in shares of Common Stock or (b) the greater of (x) $0.21 per share of Common Stock and (y) 90% of the average VWAP for the five consecutive trading days ending on the trading day that is immediately prior to the date on which interest is paid in shares of Common Stock. The Exchange Notes will constitute SPA Notes, except: (i) the holders thereof do not have the option under the SPA to purchase certain additional SPA Notes within 24 months from the effective date of the Sixth Amendment; (ii) such notes are not subject to any prepayment premium or penalty applicable to other SPA Notes; (iii) such notes are not subject to an original discount of 10%; and (iv) such notes are not entitled to the most favorable terms granted to other SPA Notes purchased simultaneously or after the purchase of such notes. Such notes are prepayable and redeemable at par at any time by the Company upon 15 days’ prior written notice.

On March 23, 2023, the Company entered into an Amendment No. 7 to Securities Purchase Agreement (“Seventh Amendment”) with FF Simplicity, as administrative agent, collateral agent and purchaser, Senyun, as purchaser, and FF Prosperity, a Delaware limited liability company, as purchaser, pursuant to which the Company, Senyun, FF Prosperity and FF Simplicity agreed to amend the funding timeline of certain Tranche C Notes, and FF Simplicity agreed to purchase additional notes under the SPA. Under the amended funding timeline, (i) Senyun agreed to purchase (a) $10.0 million in principal amount of Tranche C Notes (amended to include an additional original issue discount of 4%, which additional original issue discount shall not impact the Interest Make-Whole Amount in such Tranche C Notes) no later than one business day (amended from five business days) after the effectiveness of the Company’s registration statement on Form S-1 (File No. 333-269729) (which registration statement was declared effective by the SEC on March 22, 2023) and receipt of approval by the Company’s stockholders as may be required by applicable Nasdaq rules with respect to transactions contemplated under the Sixth Amendment (which approval was obtained during the special meeting of stockholders held on March 30, 2023), subject to the filing by the Company of a Current Report on Form 8-K disclosing such stockholder approval, and (b) $15.0 million in principal amount of Tranche C Notes no later than five business days after the effectiveness of the Company’s registration statement on Form S-1 (File No. 333-269729) (which registration statement was declared effective by the SEC on March 22, 2023) and receipt of approval by the Company’s stockholders as may be required by applicable Nasdaq rules with respect to transactions contemplated under the Sixth Amendment (which approval was obtained during the special meeting of stockholders held on March 30, 2023), and (ii) FF Prosperity agreed to purchase the remaining aggregate principal amount of the Tranche C Notes equal to 50% of FF Prosperity’s commitment in respect of Tranche C Notes (amended to include an additional original issue discount of 4%, which additional original issue discount shall not impact the Interest Make-Whole Amount in such Tranche C Notes) no later than one business day (amended from five business days) after the effectiveness of the Company’s registration statement on Form S-1 (File No. 333-269729) (which registration statement was declared effective by the SEC on March 22, 2023) and receipt of approval by the Company’s stockholders as may be required by applicable Nasdaq rules with respect to transactions contemplated under the Sixth Amendment (which approval was obtained during the special meeting of stockholders held on March 30, 2023), subject to the filing by the Company of a Current Report on Form 8-K disclosing such stockholder approval. FF Simplicity further agreed to purchase, on or prior to March 27, 2023, $5.0 million in principal amount of Tranche B Notes subject to an additional original issue discount of 6% (which additional original issue discount shall not impact the Interest Make-Whole Amount in such Tranche B Notes). Such notes were originally permitted to be purchased on or prior to April 21, 2023. The Company also agreed to reimburse each of Senyun and FF Simplicity up to $0.02 million each for reasonable and documented out-of-pocket legal expenses incurred in connection with the Seventh Amendment.

On May 8, 2023, the Company entered into an Amendment No. 8 to the SPA with Senyun as purchaser, and, on May 9, 2023, the Company entered into an Amendment to ATW Notes and Warrants with FF Simplicity and FF Prosperity as purchasers (together, the “Eighth Amendment”). Pursuant to the Eighth Amendment, the parties agreed to the following amendments to all outstanding and issuable SPA Notes of Senyun, FF Simplicity and FF Prosperity: (i) the floor price for conversion of the SPA Notes was amended from $0.21 to $0.10 (or, for FF Simplicity and FF Prosperity, if lower, the floor price of notes issued under the Unsecured SPA, as defined below in “Description of Securities”); (ii) each such SPA Note was amended such that interest on the SPA Note, originally required to be paid on the aggregate unconverted and then outstanding principal amount of each SPA Note quarterly on January 1, April 1, July 1 and October 1, was amended to be payable upon conversion of principal of the SPA Note; (iii) the conversion price for the SPA Notes was amended from $1.05 to $0.8925, subject to adjustment as set forth in such SPA Notes; and (iv) the exercise price for the SPA Warrants was amended from $1.05 to $0.8925, subject to adjustment as set forth in such SPA Warrants.

On June 26, 2023, the Company entered into a Joinder and Amendment Agreement (the “Unsecured SPA ATW Joinder”) with FF Vitality Ventures LLC (“FF Vitality”), pursuant to which FF Simplicity or a permitted assign agreed to exercise its option to purchase $20,000,000 of Tranche B Notes (as defined below in “Description of Securities”) in accordance with the terms of the SPA, with funding of 75% of such amount within five business days of the date of the Unsecured SPA ATW Joinder and the remaining 25% of such amount within three business days thereafter, subject to the satisfaction of the following closing conditions (the “Joinder Tranche B Closing Conditions”): (i) delivery of a warrant registered in the name of FF Simplicity to FF Simplicity on the closing date to purchase up to a number of shares of Class A Common Stock equal to 33% of such shares issuable to FF Simplicity upon conversion of the Tranche B Note, with an exercise price equal to $0.8925 per share, (ii) delivery to FF Simplicity of the applicable Tranche B Note, (iii) subject to certain note waivers, no default or event of default exists, and (iv) subject to certain note waivers, the representations and warranties in the SPA documents are true and correct in all material respects (without duplication of any materiality qualifier) both before and after giving effect to such Tranche B Note. If FF Simplicity exercises its option to invest another $10,000,000 of Tranche B Notes in accordance with the terms of the SPA on or prior to the later of (x) August 1, 2023 and (y) four business days after the meeting of the Company’s stockholders for the Unsecured SPA Stockholder Approval, then the Company agrees to subsequently amend the Unsecured SPA whereby FF Vitality will invest another $20,000,000 in New Unsecured SPA Notes (as defined below in “Description of Securities”) subject to terms substantially identical to those provided for in the Unsecured SPA in effect as of the date of the Unsecured SPA ATW Joinder, including, without limitation, the funding date timeline.

On June 26, 2023, the Company entered into a Second Joinder and Amendment Agreement (the “Unsecured SPA Senyun Joinder”) with Senyun, pursuant to which, Senyun or a permitted assign agreed to exercise its option to purchase $15,000,000 of SPA Notes in accordance with the terms of the SPA, with funding of 75% of such amount within five business days of the date of the Unsecured SPA Senyun Joinder and the remaining 25% of such amount within three business days thereafter, subject to the satisfaction of the same Joinder Tranche B Closing Conditions as described above. If Senyun exercises its option to invest another $10,000,000 of SPA Notes in accordance with the terms of the SPA on or prior to the later of (x) August 1, 2023 and (y) four business days after the meeting of the Company’s stockholders for the Unsecured SPA Stockholder Approval, then the Company agrees to subsequently amend the Unsecured SPA whereby Senyun will invest another $20,000,000 in New Unsecured SPA Notes subject to terms substantially identical to those provided in the Unsecured SPA (in effect as of the date of the Unsecured SPA Senyun Joinder, including, without limitation, the funding date timeline).

RISK FACTORS

Investing in the Company’s Class A Common Stock involves a high degree of risk. Before you make a decision to buy shares of Class A Common Stock, you should carefully consider the risks described under the heading “Risk Factors” in any applicable prospectus supplement and any related free writing prospectus, and under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in subsequent quarterly reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find More Information.” These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Risks Related to this Offering

If certain holders of the Class A Common Stock sell a significant portion of their securities, it may negatively impact the market price of the shares of the Class A Common Stock and such holders still may receive significant proceeds.

As of June 19, 2023, the market price of the Company’s Common Stock is below $10.00 per share, which was the price per unit sold in the initial public offering of the Company’s predecessor, PSAC, the per-share price of the 27,733,421 shares of PSAC common stock PSAC sold to certain investors in connection with the Business Combination in a private placement for an aggregate amount of $761.4 million and also the per-share value of the consideration issued to Legacy FF stockholders upon consummation of the Business Combination. However, certain of the Company’s stockholders who hold shares of the Class A Common Stock that were (i) Founder Shares originally purchased by the sponsor of PSAC in a private placement prior to PSAC’s initial public offering or (ii) Representatives Shares originally issued by PSAC to the designees of EarlyBirdCapital, Inc. as underwriter’s compensation in connection with PSAC’s initial public offering may nonetheless be inclined to sell such Founder Shares or Representative Shares as they were originally purchased at an effective price significantly less than $10.00 per share. The currently outstanding 213,366 Founder Shares, representing 0.02% of Class A Common Stock as of June 19, 2023, were purchased at an effective price of $0.0043 per share and the currently 170,131 outstanding Representative Shares, representing 0.01% of Class A Common Stock as of June 19, 2023, were purchased at an effective price of $0.0041 per share. Accordingly, holders of the Founder Shares and Representative Shares could sell their securities at a per-share price that is less than $10.00 and still realize a significant profit from the sale of those securities that could not be realized by the Company’s other stockholders. On June 19, 2023, the closing price of Class A Common Stock was $0.4498 per share. Based on this closing price, the aggregate sales price of the Founder Shares would be approximately $0.0960 million and the aggregate sales price of the Representative Shares would be approximately $0.0765 million. As such, holders of Founder Shares and Representative Shares may realize a positive rate of return on the sale of their shares of Class A Common Stock based on the current trading price of Class A Common Stock and the effective purchase price for such shares. However, public securityholders may not experience a similar positive rate of return due to the differences in their purchase price and the current trading price of shares of Class A Common Stock.

If the Company implements a reverse stock split, then the liquidity of the Common Stock and warrants may be adversely effected.

On June 16, 2023, the Company filed a preliminary proxy statement for a special meeting of stockholders (the “Special Meeting”), at which the Company’s stockholders are expected to vote on (among other proposals) a proposal to approve an amendment to the Amended and Restated Charter to effect a reverse stock split of the Common Stock by a ratio of any whole number in the range of 1-for-2 to 1-for-90, with no reduction in the number of authorized shares of Common Stock, with such ratio to be determined in the discretion of the Board and with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of such special meeting of stockholders (the “Reverse Stock Split Proposal”).

Assuming the Reverse Stock Split Proposal is approved at the Special Meeting, the Company may decide to implement a reverse stock split to regain compliance with Nasdaq’s Minimum Bid Price Requirement. On October 31, 2022, the Company received a written notice from Nasdaq stating that it was not in compliance with the Nasdaq requirement for the bid price for Class A Common Stock to be at least $1.00 per share (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days, or until May 1, 2023, to regain compliance with the Minimum Bid Price Requirement. On April 5, 2023, the Company applied to transfer the listing of its Common Stock from The Nasdaq Global Market to The Nasdaq Capital Market. On April 21, 2023, the Company received notice from Nasdaq that its application was approved. Effective as of market open on April 25, 2023, the Company’s Common Stock and warrants commenced trading on The Nasdaq Capital Market. On May 2, 2023, the Company was notified that it would have an additional 180-calendar day period (i.e., until October 30, 2023) to regain compliance with the Minimum Bid Price Requirement. In connection with the Company’s application to transfer to The Nasdaq Capital Market, the Company notified Nasdaq of its intention to cure the non-compliance with the Minimum Bid Price Requirement during the additional compliance period, if necessary by effecting a reverse stock split.

However, the Company cannot assure you that the reverse stock split will be implemented by the Board or that such reverse stock split, if implemented, will be sufficient to enable the Company to maintain its Nasdaq listing. Additionally, if a reverse stock split is implemented, there can be no assurance that the market price per new share of the Company’s Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s Common Stock outstanding before the reverse stock split. The liquidity of the shares of the Company’s Common Stock and warrants may be affected adversely by any reverse stock split given the reduced number of shares of the Company’s Common Stock that will be outstanding following the reverse stock split, especially if the market price of the Company’s Common Stock does not increase as a result of the reverse stock split.

Following any reverse stock split, the resulting market price of the Company’s Common Stock may not attract new investors and may not satisfy the investing requirements of those investors. Although the Company believes that a higher market price of its Common Stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of the Company’s Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of the Company’s Common Stock may not necessarily improve.

USE OF PROCEEDS

All of the Class A Common Stock and Private Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. The Company will not receive any of the proceeds from these sales.

The Company could receive up to an aggregate of approximately $336.0 million in cash proceeds if all of the Warrants offered by the Selling Securityholders are exercised for cash. However, we will receive such proceeds only if and when the holders of the Warrants exercise the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our shares of Class A Common Stock and the spread between the exercise price of the Warrants and the price of our Class A Common Stock at the time of exercise. As of June 19, 2023, we have (i) 23,540,988 outstanding Public Warrants to purchase 23,540,988 shares of our Class A Common Stock, exercisable at an exercise price of $11.50 per share; (ii) 111,131 outstanding Private Warrants to purchase 111,131 shares of our Class A Common Stock, exercisable at an exercise price of $11.50 per share; and (iii) 99,764,702 outstanding SPA Warrants, which are exercisable at an exercise price of $0.8925 per share. If the market price of our Class A Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. As of June 19, 2023, the closing price of our Class A Common Stock was $0.4498 per share. There can be no assurance that all of our Warrants will be in the money prior to their expiration. Our Public Warrants under certain conditions, as described in the warrant agreement, are redeemable by the Company at a price of $0.01 per warrant. Our Private Warrants are not redeemable so long as they are held by the initial stockholders and are exercisable on a cashless basis. Our SPA Warrants are redeemable under certain conditions for $0.01 per warrant and exercisable on a cash or cashless basis. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants. The Company expects to use the net proceeds that it receives from the exercise of the Warrants, if any, for general corporate purposes, which may include temporary or permanent repayment of our outstanding indebtedness. The Company will retain broad discretion over the use of proceeds from the exercise of the Warrants (if any).

The Selling Securityholders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Securityholders in disposing of their Class A Common Stock. Pursuant to a registration rights agreement entered into by the Company and certain stockholders of the Company, the Company will bear all other costs, fees and expenses incurred in effecting the registration of the Class A Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Class A Common Stock may be sold by the Selling Securityholders under this prospectus, as the price will be determined by the prevailing market price for shares of the Class A Common Stock and for the Private Warrants, by negotiations between the Selling Securityholders and the buyers of the Class A Common Stock or the Private Warrants in private transactions or as otherwise described in ”Plan of Distribution.”

SELLING SECURITYHOLDERS

This prospectus relates to (i) the resale by the Selling Securityholders from time to time of up to (a) 536,944,398 shares of Class A Common Stock and (b) 111,131 Private Warrants and (ii) the issuance by us, and the offer and sale from time to time by the Selling Securityholders, of up to an aggregate of 33,678,698 shares of Class A Common Stock issuable upon exercise of Warrants or conversion of SPA Notes. The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Class A Common Stock and Private Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock or the Private Warrants after the date of this prospectus.

The following table sets forth information provided by or on behalf of each Selling Securityholder as of June 19, 2023 regarding the aggregate number of shares of Class A Common Stock (including shares of Class A Common Stock issuable upon exercise of the Warrants or conversion of the SPA Notes or Class B Common Stock) and Private Warrants beneficially owned prior to the offering, the aggregate number of shares of Class A Common Stock (including shares of Class A Common Stock issuable upon exercise of the Warrants, conversion of the SPA Notes or Class B Common Stock) and Private Warrants that may be offered from time to time by each Selling Securityholder pursuant to this prospectus and any accompanying prospectus supplement, and the number of shares of Class A Common Stock (including shares of Class A Common Stock issuable upon exercise of Warrants or conversion of the SPA Notes or Class B Common Stock) and Private Warrants, and percentage ownership of, each Selling Securityholder after the sale of securities offered hereby. The beneficial ownership percentages following the offering set forth in the table below are based on 1,391,495,688 shares of Common Stock issued and outstanding as of June 19, 2023 (including, for this purpose, 64,000,588 shares of Class A Common Stock issuable upon conversion of 64,000,588 shares of Class B Common Stock held by FF Top, all as issued and outstanding shares as of June 19, 2023), do not take into account the issuance of any shares of Class A Common Stock upon the exercise of warrants to purchase up to 131,108,398 shares of Class A Common Stock that remain outstanding, the exercise of any of the 36,508,196 outstanding options and vesting of 18,655,418 unvested RSUs (both as of June 19, 2023), or the conversion of any of the outstanding convertible notes and have assumed that each Selling Securityholder will sell all shares of Class A Common Stock and Private Warrants offered pursuant to this prospectus. In calculating percentages of shares of Class A Common Stock owned by a particular Selling Securityholder, we treated as outstanding the number of shares of Class A Common Stock issuable to that particular Selling Securityholder upon (i) exercise of that particular Selling Securityholder’s Warrants (if any) and stock options (if any) that are currently exercisable or may be exercised within 60 days of June 19, 2023, and (ii) conversion of that particular Selling Securityholder’s SPA Notes (if any) that are currently convertible or may be converted within 60 days of June 19, 2023, and we did not assume the exercise or conversion of any other Selling Securityholder’s Warrants, stock options or SPA Notes, as the case may be, in calculating the percentage ownership of any other Selling Securityholder.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Class A Common Stock or Private Warrants. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.” In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Unless otherwise indicated, the business address of each person listed in the table below is c/o Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248.

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering	Private Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Warrants Beneficially Owned After the Offered Private Warrants are Sold
Directors And Executive Officers:
Matthias Aydt (1)	509,619	—	60,243	—	449,376	*	—
Chad Chen	214,873	—	—	—	214,873	*	—
Xuefeng (XF) Chen (2)	412,131	—	—	—	412,131	*	—
Li Han	54,011				54,011	*
Yun Han (3)	691,084	—	—	—	691,084	*	—
Adam (Xin) He	254,795	—	—	—	254,795	*	—
Yueting Jia (4)	1,004,734	—	72,749	—	931,985	*	—
Chui Tin Mok (5)	1,066,916	—	179,162	—	887,754	*	—
Hong Rao (6)	542,142	—	217,881	—	423,261	*	—
Jie Sheng	153,816	—	—	—	153,816	*	—
Ke Sun	145,449	—	—	—	145,449	*	—
PSAC Sponsor Investors:
Property Solutions Acquisition Sponsor, LLC (7)	213,366	165,000	213,366	165,000	—	—	—
Amy Kaufmann	2,500	—	2,500	—	—	—	—
Edward Kovary	20,000	—	20,000	—	—	—	—
Coleen McGlynn	1,500	—	1,500	—	—	—	—
Gregory Stoupnitzky	1,000	—	1,000	—	—	—	—
EarlyBirdCapital, Inc. (8)	111,131	111,131	111,131	111,131	—	—	—
Gleeson Cox	500	—	500	—	—	—	—
Jacqueline Chang	1,000	—	1,000	—	—	—	—
Jillian Carter	2,500	—	2,500	—	—	—	—
Marc Cangemi	1,000	—	1,000	—	—	—	—
Robert Gladstone	2,500	—	2,500	—	—	—	—
Tracy Fezza	1,500	—	1,500	—	—	—	—

PIPE Investors:
Alpha Hills Investment Limited (9)	300,000	—	300,000	—	—	—	—
Arena Capital Advisors as General Partner for the Funds (10)	750,000	—	750,000	—	—	—	—
Baoxin Investment Management Ltd. (11)	9,985,190	—	8,000,000	—	1,985,190	*	—
BL FFIE Fundco, LLC (12)	122,590	—	122,590	—	—	—	—
Blackwell Partners LLC – Series A (13)	707,700	—	707,700	—	—	—	—
Boothbay Diversified Alpha Master Fund, LP (14)	12,152	—	0	—	12,152	*	—
Brett Schlemovitz	2,940	—	2,940	—	—	—	—
Brian Chase	17,500	—	17,500	—	—	—	—
Central China Asset Management Company Limited (15)	250,000	—	250,000	—	—	—	—
Chon-hon Hsu	50,000	—	50,000	—	—	—	—
Dmitry Godin	147,000	—	147,000	—	—	—	—
DSF 2019 Irrevocable Trust	24,500	—	24,500	—	—	—	—
DSG-Peony Fund SPC – DSG Global Markets SP (16)	400,000	—	400,000	—	—	—	—
DWE Investments LLC	294,000	—	294,000	—	—	—	—
Geely Symphony Finance Limited (17)	5,000,000	—	5,000,000	—	—	—	—
HWK21 LLC	98,000	—	98,000	—	—	—	—

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering	Private Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Warrants Beneficially Owned After the Offered Private Warrants are Sold
Jeffrey Hecktman Trustee, Jeffrey Hecktman Trust u/a/d 3/28/1984	147,000	—	147,000	—	—	—	—
Joint Power International Limited (18)	400,000	—	400,000	—	—	—	—
June Asiralertsiri Lee and Jonathan Lee	100,000		100,000
Kuos Investment II LLC (19)	90,000	—	90,000	—	—	—	—
Luxor Capital Partners Long Offshore Master Fund, LP (20)	505	—	505	—	—	—	—
Luxor Capital Partners Long, LP (21)	1,827	—	1,827	—	—	—	—
Luxor Capital Partners Offshore Master Fund, LP (22)	43,193	—	43,193	—	—	—	—
Luxor Capital Partners, LP (23)	68,632	—	68,632	—	—	—	—
Luxor Wavefront, LP (24)	35,843	—	35,843	—	—	—	—
Maso Capital Investments Limited (25)	77,121	—	77,121	—	—	—	—
MS Autotech Co., Ltd. (26)	300,000	—	300,000	—	—	—	—
Nancy Karagis	9,800	—	9,800	—	—	—	—
New China Overseas Opportunity Fund SPC – China New Economy Growth Fund Segregated Portfolio (27)	200,000	—	200,000	—	—	—	—
New China Overseas Opportunity Fund SPC – China Healthcare Fund Segregated Portfolio (28)	100,000	—	100,000	—	—	—	—
New China Overseas Opportunity Fund SPC – New China Stable Return Segregated Portfolio (29)	100,000	—	100,000	—	—	—	—
New China Capital Management Limited (30)	500,000	—	500,000	—	—	—	—
New China Multi-Strategy Fund SPC - New China Multi-Strategy Fund 2 Segregated Portfolio (31)	250,000	—	250,000	—	—	—	—
New China Multi-Strategy Fund SPC - New China Multi-Strategy Fund 3 Segregated Portfolio (32)	250,000	—	250,000	—	—	—	—
New China Multi-Strategy Fund SPC - New China Multi-Strategy Fund 4 Segregated Portfolio (33)	250,000	—	250,000	—	—	—	—
New China Multi-Strategy Fund SPC - New China Multi-Strategy Fund 5 Segregated Portfolio (34)	350,000	—	350,000	—	—	—	—

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering	Private Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Warrants Beneficially Owned After the Offered Private Warrants are Sold
New China Innovation Fund SPC - New China Innovation Fund 19 Segregated Portfolio (35)	5,000,000	—	5,000,000	—	—	—	—
Palantir Technologies Inc. (36)	1,750,000	—	1,750,000	—	—	—	—
Robert C. Sager Trust established 12/6/2005	196,000	—	196,000	—	—	—	—
Ryan Davis	40,670	—	40,670	—	—	—	—
Star V Partners LLC (37)	308,600	—	308,600	—	—	—	—
William Investment Group Ltd. (38)	1,000,000	—	1,000,000	—	—	—	—
Other Selling Securityholders:
FF Adventures SPV XVIII LLC (39)(55)	9,379,258	—	10,548,550	—	—	—	—
FF Aventuras SPV XI, LLC (40)(55)	2,481,601	—	3,690,859	—	—	—	—
FF Ventures SPV IX LLC (41)(55)	7,148,510	—	8,260,488	—	—	—	—
FF Venturas SPV X LLC (42)(55)	4,735,540	—	5,931,738	—	—	—	—
FF Top Holding LLC (43)	107,748,423	—	71,831,588	—	35,916,835	2.6%	—
FF Simplicity Ventures LLC (44)(55)	25,679,255	—	151,500,300	—	—	—	—
RAAJJ Trading LLC (45)	1,258,681	—	4,486,500	—	—	—	—
Senyun International Ltd. (46)	328,255,041	—	161,500,000	—	—(46)	9.99 (46)%	—
Season Smart Limited (47)	66,494,117	—	79,831,617	—	—	—	—
Founding Future Creditors Trust (48)	19,901,731	—	19,901,731	—	—	—	—
D. James Carpenter (49)	519,000	—	519,000	—	—	—	—
Craig Broderick (50)	4,000	—	4,000	—	—	—	—
W. Thaddeus Miller (51)	25,000	—	25,000	—	—	—	—
Zoe McLean (52)	500	—	500	—	—	—	—
Justin Marcus (53)	37,500	—	37,500	—	—	—	—
Riverside Management Group (54)	519,000	—	519,000	—	—	—	—
Dr. Carsten Breitfeld (56)	67,312	—	479,987	—	—	—	—
Qing Ye (57)	17,333	—	17,333	—	275,201	*	—

*	Less than one percent

(1)	Common Stock beneficially owned includes options to acquire 409,694 shares of Class A Common Stock that have vested or will vest within 60 days of June 19, 2023, and “Shares being offered” includes 4,350 Earnout Shares not currently beneficially owned that Matthias Aydt has the contingent right to receive pursuant to the Merger Agreement.

(2)	Common Stock beneficially owned includes options to acquire 412,131 shares of Class A Common Stock that have vested or will vest within 60 days of June 19, 2023.

(3)	Common Stock beneficially owned includes RSUs having a grant date fair value of $200,000, which have fully vested within 30 days of the effective date of Yun Han’s appointment as Interim Chief Financial Officer.

(4)	Common Stock beneficially owned includes options to acquire 565,211 shares of Class A Common Stock that have vested or will vest within 60 days of June 19, 2023.

(5)	Common Stock beneficially owned includes options to acquire 843,747 shares of Class A Common Stock that have vested or will vest within 60 days of June 19, 2023, and “Shares being offered” includes 11,276 Earnout Shares not currently beneficially owned that Chui Tin Mok has the contingent right to receive pursuant to the Merger Agreement.

(6)	Common Stock beneficially owned includes options to acquire 285,754 shares of Class A Common Stock that have vested or will vest within 60 days of June 19, 2023, and “Shares being offered” includes 24,096 Earnout Shares not currently beneficially owned that Hong Rao has the contingent right to receive pursuant to the Merger Agreement.

(7)	These shares consist of (i) 213,366 shares of Class A Common Stock and (ii) 165,000 Private Warrants that are exercisable for 165,000 shares of Class A Common Stock held by PSAC Sponsor, of which Aaron Feldman is managing member. Accordingly, all securities held by PSAC Sponsor may ultimately be deemed to be beneficially held by Mr. Feldman. Mr. Feldman disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(8)	These shares consist of (i) 111,131 shares of Class A Common Stock and (ii) 111,131 Private Warrants that are exercisable for 111,131 shares. David Nussbaum and Steven Levine are directors, and Amy Kauffmann is an officer of, EarlyBirdCapital, Inc., and as such, Mr. Nussbaum, Mr. Levine and Ms. Kauffmann may be deemed to beneficially own the shares held by EarlyBirdCapital, Inc.

(9)	Hau Him Howard Chan is the Director of Alpha Hills Investment Limited, and as such, Mr. Chan be deemed to beneficially own the shares held by Alpha Hills Investment Limited.

(10)	Represents (a) 187,500 shares of Class A Common Stock owned of record by Arena Capital Fund, LP – Series 3, (b) 187,500 shares of Class A Common Stock owned of record by Arena Capital Fund, LP – Series 4, (c) 187,500 shares of Class A Common Stock owned of record by Arena Capital Fund, LP – Series 5, and (d) 187,500 shares of Class A Common Stock owned of record by Arena Capital Fund, LP – Series 6. Arena Capital Advisors, LLC is the General Partner of the Arena Funds and may be deemed to have voting control and investment discretion over the securities. The partners of Arena Capital Advisors are Daniel Elperin, Jeremy Sagi and Sanije Perrett, and as such Mr. Elperin, Mr. Sagi and Mr. Perrett may be deemed to beneficially own the shares held by the Arena Funds.

(11)	Aihua Yang is the sole director of Baoxin Investment Management Ltd. and its beneficial owner. As such, Mr. Yang may be deemed to be the beneficial owner of the shares.

(12)	Jack Butler is the managing member of Birch Lake Holdings, GP, LLC, the general partner of Birch Lake Holdings, LP, the managing member of Birch Lake Warehouse VI, LLC, the sole member of BL FF FFIE Fundco, LLC. As such, Mr. Butler may be deemed to have voting and disposition power over the shares.

(13)	Manoj Jain and Sohit Khurana are the Directors and Co-Chief Investment Officers of the Investment Manager, and as such, may be deemed to be the beneficial owner of the shares.

(14)	Seven Grand Managers, LLC is the investment manager of Boothbay Absolute Return Strategies, LP and Boothbay Diversified Alpha Master Fund, LP (collectively, the “Seven Grand Securityholders”). Chris Fahy may be deemed to have investment discretion and voting power over Common Stock held by the Seven Grand Securityholders. The address of each entity listed in this footnote is 81 Pondfield Road, Suite 302, Bronxville NY 10708.

(15)	Liang Junsheng, Zhao Lili, Gu Jianfei and Cui Bin are the ultimate beneficial owners of Central China Asset Management Company Limited, and as such, may be deemed to beneficially own the shares.

(16)	Zheming Lin is the Director of DSG-Peony Fund SPC – DSG Global Markets SP. As such, Mr. Lin may be deemed to beneficially own the shares.

(17)	Mr. Quan Zhang as the director of Geely Symphony Finance Limited also has voting or investment control over the Registerable Securities, and as such, may be deemed to beneficially own the shares.

(18)	The beneficial owner is the GJ Family Trust (an irrevocable discretionary trust). Rustem Limited is the director of Joint Power International Limited.

(19)	Wei Guo owns 100% of Kuos Investment II LLC. As such, Mr. Guo may be deemed to beneficially own the shares.

(20)	Christian Leone, Portfolio Manager of Luxor Capital Group, LP, is the Investment Manager of the Selling Securityholder and, as such, may be deemed to beneficially own the shares.

(21)	Christian Leone, Portfolio Manager of Luxor Capital Group, LP, is the Investment Manager of the Selling Securityholder and, as such, may be deemed to beneficially own the shares.

(22)	Christian Leone, Portfolio Manager of Luxor Capital Group, LP, is the Investment Manager of the Selling Securityholder and, as such, may be deemed to beneficially own the shares.

(23)	Christian Leone, Portfolio Manager of Luxor Capital Group, LP, is the Investment Manager of the Selling Securityholder and, as such, may be deemed to beneficially own the shares.

(24)	Christian Leone, Portfolio Manager of Luxor Capital Group, LP, is the Investment Manager of the Selling Securityholder and, as such, may be deemed to beneficially own the shares.

(25)	Manoj Jain and Sohit Khurana are the Directors and Co-Chief Investment Officers of the Investment Manager and as such, may be deemed to be the beneficial owner of the shares.

(26)	The Representative Director is Bum Jun Kim. As such, Mr. Kim may be deemed to be the beneficial owner of the shares.

(27)	Chao Xing, Bin Li and Shuqi Peng are the directors of New China Overseas Opportunity Fund SPC, and Chi Zhang, Yijang Chen, Quan Li, Xigang Wang, Hongjun An are the directors of IM (as defined below). Further, unless otherwise instructed by the Directors of the SPC Fund, New China Asset Management (Hong Kong) Limited as the investment manager of the Sub-Fund (the “IM”) shall be entitled to exercise the voting powers attached to the underlying securities.

(28)	Chao Xing, Bin Li and Shuqi Peng are the directors of New China Overseas Opportunity Fund SPC, and Chi Zhang, Yijang Chen, Quan Li, Xigang Wang and Hongjun An are the directors of IM (as defined below). Further, unless otherwise instructed by the Directors of the SPC Fund, New China Asset Management (Hong Kong) Limited as the investment manager of the Sub-Fund (the “IM”) shall be entitled to exercise the voting powers attached to the underlying securities.

(29)	Chao Xing, Bin Li and Shuqi Peng are the directors of New China Overseas Opportunity Fund SPC, and Chi Zhang, Yijang Chen, Quan Li, Xigang Wang, Hongjun An are the directors of IM. Further, unless otherwise instructed by the Directors of the SPC Fund, New China Asset Management (Hong Kong) Limited as the investment manager of IM shall be entitled to exercise the voting powers attached to the underlying securities.

(30)	Hongjun An, Quan Li and Shuqi Peng are the directors of New China Capital Management Limited.

(31)	Chao Xing, Bin Li and Shuqi Peng are the directors of New China Multi-Strategy Fund SPC (the “SPC Fund”), and Hongjun An, Quan Li and Shuqi Peng are directors of IM. Further, unless otherwise instructed by the Directors of the SPC Fund, New China Capital Management Limited as the investment manager of IM shall be entitled to exercise the voting powers attached to the underlying securities and may be deemed to beneficially own these shares.

(32)	Chao Xing, Bin Li and Shuqi Peng are the directors of New China Multi-Strategy Fund SPC (the “SPC” Fund), and Hongjun An, Quan Li and Shuqi Peng are directors of IM. Further, unless otherwise instructed by the Directors of the SPC Fund, New China Capital Management Limited as the investment manager of IM shall be entitled to exercise the voting powers attached to the underlying securities and may be deemed to beneficially own these shares.

(33)	Chao Xing, Bin Li and Shuqi Peng are the directors of New China Multi-Strategy Fund SPC (the “SPC Fund”) and Hongjun An, Quan Li and Shuqi Peng are directors of IM. Further, unless otherwise instructed by the Directors of the SPC Fund, New China Capital Management Limited as the investment manager of IM shall be entitled to exercise the voting powers attached to the underlying securities and may be deemed to beneficially own these shares.

(34)	Chao Xing, Bin Li and Shuqi Peng are the directors of New China Multi-Strategy Fund SPC (the “SPC Fund”) and Hongjun An, Quan Li and Shuqi Peng are directors of IM. Further, unless otherwise instructed by the Directors of the SPC Fund, New China Capital Management Limited as the investment manager of IM shall be entitled to exercise the voting powers attached to the underlying securities and may be deemed to beneficially own these shares.

(35)	Chao Xing, Bin Li and Shuqi Peng are the directors of New China Innovation Fund SPC (the “SPC Fund”), and Sheldon Hiu Tung Tse, Jyun Chu, Quan Li, Ping Tse, Hongun An are the directors of IM. Further, unless otherwise instructed by the Directors of the SPC Fund, New China Capital International Limited as the investment manager of IM shall be entitled to exercise the voting powers attached to the underlying securities and may be deemed to beneficially own these shares.

(36)	Palantir Technologies Inc. is currently controlled by its seven-member board of directors. For more information, please see Palantir Technologies Inc.’s public filings with the SEC.

(37)	Manoj Jain and Sohit Khurana are the Directors and Co-Chief Investment Officers of the Investment Manager and as such, may be deemed to be the beneficial owner of the shares.

(38)	William Chen is the director of William Investment Group Ltd. As such, Mr. Chen may be deemed to have beneficial ownership over the shares.

(39)	“Common stock beneficially owned” includes 9,379,258 shares of Class A Common Stock issuable upon exercise of the ATW NPA Warrants. “Shares being offered” includes (i) 8,613,225 shares of Class A Common Stock issued to the Selling Securityholder upon exercise of the ATW NPA Warrants at an exercise price of $0.2275 per share; and (ii) 1,935,325 shares of Class A Common Stock issuable upon exercise of the ATW NPA Warrants, and does not take into account the possible trading of these shares that has occurred since issuance. The shares of Class A Common Stock issuable upon exercise of the ATW NPA Warrants gives effect to exercises of the ATW NPA Warrants by the Selling Securityholder and sales of such shares of Class A Common Stock pursuant to Rule 144 that occurred on various dates between September 26, 2022 through September 30, 2022.

(40)	“Common stock beneficially owned” includes 2,481,601 shares of Class A Common Stock issuable upon exercise of the ATW NPA Warrants. “Shares being offered” includes (i) 3,184,047 shares of Class A Common Stock issued to the Selling Securityholder upon exercise of the ATW NPA Warrants at an exercise price of $0.2275 per share; and (ii) 506,812 shares of Class A Common Stock issuable upon exercise of the ATW NPA Warrants, and does not take into account the possible trading of these shares that has occurred since issuance. The shares of Class A Common Stock issuable upon exercise of the ATW NPA Warrants gives effect to exercises of the ATW NPA Warrants by the Selling Securityholder and sales of such shares of Class A Common Stock pursuant to Rule 144 that occurred on various dates between September 26, 2022 through September 30, 2022.

(41)	“Common stock beneficially owned” includes (i) 7,077,860 shares of Class A Common Stock issuable upon exercise of the ATW NPA Warrants; and (ii) 70,650 shares of Class A Common Stock issuable upon exercise of certain management options issued prior to July 21, 2021, which options are fully vested and exercisable at an exercise price of $2.14 per share. “Shares being offered” includes (i) 6,801,784 shares of Class A Common Stock issued to the Selling Securityholder upon exercise of the ATW NPA Warrants at an exercise price of $0.2275 per share; and (ii) 1,458,704 shares of Class A Common Stock issuable upon exercise of the ATW NPA Warrants, and does not take into account the possible trading of these shares that has occurred since issuance. The shares of Class A Common Stock issuable upon exercise of the ATW NPA Warrants gives effect to exercises of the ATW NPA Warrants by the Selling Securityholder and sales of such shares of Class A Common Stock pursuant to Rule 144 that occurred on various dates between September 26, 2022 through September 30, 2022.

(42)	“Common stock beneficially owned” includes 4,735,540 shares of Class A Common Stock issuable upon exercise of the ATW NPA Warrants. “Shares being offered” includes (i) 4,958,133 shares of Class A Common Stock issued to the Selling Securityholder upon exercise of the ATW NPA Warrants at an exercise price of $0.2275 per share; and (ii) 973,605 shares of Class A Common Stock issuable upon exercise of the ATW NPA Warrants, and does not take into account the possible trading of these shares that has occurred since issuance. The shares of Class A Common Stock issuable upon exercise of the ATW NPA Warrants gives effect to exercises of the ATW NPA Warrants by the Selling Securityholder and sales of such shares of Class A Common Stock pursuant to Rule 144 that occurred on various dates between September 26, 2022 through September 30, 2022.

(43)	“Shares being offered” includes 7,831,000 Earnout Shares not currently beneficially owned that FF Top has the contingent right to receive pursuant to the Merger Agreement. “Common stock beneficially owned” is based on a Schedule 13D/A filed jointly by FF Top, Pacific Technology Holding LLC (“Pacific Technology”) and FF Global Partners LLC (“FF Global”) on June 21, 2023. Assumes the conversion of the Class B Common Stock referred to above into shares of Class A Common Stock. Shares of Class B Common Stock are convertible into shares of Class A Common Stock of the Company at any time. Pacific Technology is the managing member of FF Top, and FF Global is the managing member of Pacific Technology. FF Global is governed by a board of managers, consisting of five managers – Mr. Yueting Jia, Mr. Jerry Wang, Mr. Chui Tin Mok, Mr. Prashant Gulati and Ms. Chaoying Deng. A majority of the Board of Managers of FF Global is required to approve any actions of FF Global, including actions relating to the voting and disposition of shares of Common Stock by FF Top. No stockholders subject to voting agreements in favor of FF Top own more than 5% of the issued and outstanding shares of Company Common Stock.

(44)	“Shares being offered” includes (i) 108,945,911 shares of Class A Common Stock issued to the Selling Securityholder upon the conversion of the SPA Notes and as interest “make-whole” shares in certain circumstances set forth in the SPA and SPA Notes; (ii) 38,560,530 shares of Class A Common Stock issued to the Selling Securityholder upon exercise of SPA Warrants at an exercise price of $0.2275 per share; (iii) 100,001 shares of Class A Common Stock issuable upon conversion of the SPA Notes held by the Selling Securityholder, including as interest “make-whole” shares in certain circumstances set forth in the SPA and SPA Notes; and (iv) 3,893,858 shares of Class A Common Stock issuable upon the exercise of the SPA Warrants held by the Selling Securityholder, and does not take into account the possible trading of these shares that has occurred since issuance. “Common stock beneficially owned” includes (i) 18,284,298 shares of Class A Common Stock issuable to the Selling Securityholder upon the conversion of the SPA Notes at a conversion price of $0.8925 per share and/or as interest “make-whole” shares in connection with conversion of the SPA Notes; and (ii) 7,394,957 shares of Class A Common Stock issuable to the Selling Securityholder upon exercise of SPA Warrants at an exercise price of $0.8925 per share. The Selling Securityholder is affiliated with ATW Partners Opportunities Management, LLC (the “Adviser”), which holds voting and dispositive power over such shares. Antonio Ruiz-Gimenez and Kerry Propper are the managing members of the Adviser and as managing members and general partners of the Selling Securityholder and, as such, may be deemed to have beneficial ownership over the shares. The principal business address of the Adviser is 17 State Street, Suite 2100, New York, New York 10004.

(45)	“Shares being offered” includes (i) 2,240,896 shares of Class A Common Stock issued upon conversion of the SPA Notes; and (ii) 2,245,604 shares of Class A Common Stock issued upon the exercise of SPA Warrants, and does not take into account the possible trading of these shares that has occurred since issuance. “Common stock beneficially owned” includes (i) 519,186 shares of Class A Common Stock issuable to the Selling Securityholder upon the conversion of the SPA Notes at a conversion price of $0.8925 per share and/oras interest “make-whole” shares in connection with conversion of the SPA Notes; and (ii) 739,495 shares of Class A Common Stock issuable to the Selling Securityholder upon exercise of SPA Warrants at an exercise price of $0.8925 per share. The principal business address of the Selling Securityholder is 822 Oliver Street, Woodmere, New York 11598.

(46)	“Shares being offered” includes (i) 161,499,998 shares of Class A Common Stock issued to the Selling Securityholder upon the conversion of the SPA Notes, including as interest “make-whole” shares in certain circumstances set forth in the SPA and SPA Notes; and (ii) two shares of Class A Common Stock issuable to the Selling Securityholder upon the conversion of the SPA Notes held by the Selling Securityholder and as interest “make-whole” shares in certain circumstances (and based on certain assumptions, including an assumed interest conversion price of $0.50 per share) set forth in the SPA and SPA Notes based on a conversion price of $0.2275, and does not take into account the possible trading of these shares that has occurred since issuance. “Common stock beneficially owned” includes (i) 250,767,647 shares of Class A Common Stock issuable to the Selling Securityholder upon the conversion of the SPA Notes at a conversion price of $0.8925 per share and/or as interest “make-whole” shares in connection with conversion of the SPA Notes; and (ii) 77,487,394 shares of Class A Common Stock issuable to the Selling Securityholder upon exercise of SPA Warrants at an exercise price of $0.8925 per share. The SPA Warrants and SPA Notes held by the Selling Securityholder are subject to a blocker provision which prevents the holder from exercising the SPA Warrants or converting the SPA Notes to the extent that, upon such exercise or conversion, the holder, together with its affiliates, would beneficially own in excess of 9.99% of the outstanding shares of the Company Common Stock immediately after giving effect to the exercise thereof. Bo Zhang is the sole director of Senyun and may be deemed to beneficially own the securities held by Senyun. Mr. Zhang disclaims any beneficial ownership of the reported securities other than to the extent of his pecuniary interest therein. The address of Senyun is Flat/Rm 1121 11/F, Ocean Centre Harbour City, 5 Canton Road, Hong Kong.

(47)	“Shares being offered” includes 13,337,500 Earnout Shares not currently beneficially owned that Season Smart has the contingent right to receive pursuant to the Merger Agreement. Season Smart is an indirect subsidiary of China Evergrande Group, a Cayman company. China Evergrande Group holds its interest in Season Smart through a chain of entities, and China Evergrande Group’s direct and indirect subsidiaries through which it holds interest in Season Smart are New Garland Limited (a British Virgin Islands company) Global Development Limited (a Cayman company), Acelin Global Limited (a British Virgin Islands company), Evergrande Health Industry Holdings Limited (a British Virgin Islands company) and China Evergrande New Energy Vehicle Group Limited (a Hong Kong company) (collectively, the “Evergrande Entities”). Each Evergrande Entity, by reason of its ownership of the voting securities of the subsidiary below it in the ownership structure, has the right to elect or appoint a majority of the members of the governing body of that subsidiary and, therefore, to direct the management and policies of that subsidiary. Mr. Hui Ka Yan (“Mr. Hui”) is a controlling shareholder of China Evergrande Group, through his wholly-owned subsidiary, Xin (BVI) Limited (a British Virgin Islands company). Mr. Hui, by reason of his ownership of the voting securities of Xin (BVI) Limited, has the right to elect or appoint the members of the governing body of China Evergrande Group. As a result, each Evergrande Entity, Mr. Hui and Xin (BVI) Limited may be deemed to be the beneficial owners of the shares held of record by Season Smart.

(48)	Jeffrey D. Prol, solely in his capacity as Trustee of the Trust (“Trustee”) is the beneficial owner of the Trust. Founding Future Creditors Trust (the “Trust”) holds a 20% preferred interest in Pacific Technology Holding LLC (“Pacific Technology”), which is the managing member of FF Top Holding LLC (“FF Top”). According to SEC filings, FF Top owns 64,000,588 shares of Class B Common Stock of the Company and holds voting agreements with respect to 57,438,376 shares of Class A Common Stock of the Company owned by others (including the 19,901,731 shares owned by the Trust). However, neither the Trust nor the Trustee exercises any control over Pacific Technology or FF Top or their investment or voting decisions with respect to any securities of the Company; accordingly, the Trustee does not believe the securities deemed to be beneficially owned by Pacific Technology and/or FF Top (other than securities directly owned by the Trust) may be beneficially owned by the Trust or the Trustee. The Trustee, on behalf of the Trust, has voting and investment control over the registerable securities. The Trustee, on behalf of the Trust, has entered into a Voting Agreement with FF Top pursuant to which the Trust and Trustee have agreed to issue to FF Top a proxy in connection with any vote of the stockholders of the Company upon written request by FF Top unless issuance of such proxy is reasonably likely or would constitute a breach of the fiduciary duties of the Trust or Trustee. Pacific Technology is the governing member of FF Top. FF Global is the managing member of Pacific Technology. FF Global is governed by a board of managers, consisting of five managers – Mr. Yueting Jia, Mr. Jerry Wang, Mr. Chui Tin Mok, Mr. Prashant Gulati and Ms. Chaoying Deng. A majority of the board of managers of FF Global is required to approve any actions of FF Global, including actions relating to the voting and disposition of the registrable securities by FF Top.

(49)	Consists of shares of Class A Common Stock issued by the Company to Riverside Management Group on July 22, 2022, pursuant to an omnibus transaction services fee agreement and acknowledgement, as consideration for certain consulting and advisory services provided in connection with the Business Combination. Mr. Carpenter, in his capacity as manager of Riverside Management Group, may be deemed to have or share beneficial ownership of the shares.

(50)	Consists of shares of Class A Common Stock issued by the Company to Mr. Broderick on July 22, 2022, pursuant to an omnibus transaction services fee agreement and acknowledgement, as consideration for certain consulting and advisory services provided in connection with the Business Combination.

(51)	Consists of shares of Class A Common Stock issued by the Company to Mr. Miller on July 22, 2022, pursuant to an omnibus transaction services fee agreement and acknowledgement, as consideration for certain consulting and advisory services provided in connection with the Business Combination.

(52)	Consists of shares of Class A Common Stock issued by the Company to Mr. McLean on July 22, 2022, pursuant to an omnibus transaction services fee agreement and acknowledgement, as consideration for certain consulting and advisory services provided in connection with the Business Combination.

(53)	Consists of shares of Class A Common Stock issued by the Company to Mr. Marcus on July 22, 2022, pursuant to an omnibus transaction services fee agreement and acknowledgement, as consideration for certain consulting and advisory services provided in connection with the Business Combination.

(54)	Consists of shares of Class A Common Stock issued by the Company to Riverside Management Group on July 22, 2022, pursuant to an omnibus transaction services fee agreement and acknowledgement, as consideration for certain consulting and advisory services provided in connection with the Business Combination.

(55)	The ATW NPA Warrants and SPA Warrants are subject to a blocker provision which prevents the holder from exercising the ATW NPA Warrants and SPA Warrants (as applicable) to the extent that, upon such exercise, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the outstanding shares of the Company Common Stock immediately after giving effect to the exercise thereof. The SPA Notes are subject to a similar blocker provision which prevents the holder from converting the SPA Notes to the extent that, upon such conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the outstanding shares of the Company Common Stock immediately after giving effect to the conversion thereof. The Selling Securityholder is affiliated with the Adviser, which holds voting and dispositive power over such shares. Antonio Ruiz-Gimenez and Kerry Propper serve as the managing members of the Adviser and as managing members and general partners of the Selling Securityholder and, as such, may be deemed to have beneficial ownership over the shares. The principal business address of the Adviser is 17 State Street, Suite 2100, New York, New York 10004.

(56)	On November 26, 2022, the Board removed Dr. Breitfeld as Global CEO and, on December 26, 2022, Dr. Breitfeld tendered his resignation from the Board. The beneficial ownership information provided is derived from the information currently known to the Company.

(57)	On January 20, 2023, Mr. Ye tendered his resignation from the Board, effective immediately. The beneficial ownership information provided is derived from the information currently known to the Company.

Certain Relationships with the Selling Securityholders

Lockup Agreements

In connection with the Business Combination, certain Selling Securityholders entered into lockup agreements with PSAC (the “Lockup Agreements”), pursuant to which such Selling Securityholders agreed to one of the following three lock-up arrangements: (i) not to sell, transfer or take certain other actions with respect to their shares of Common Stock for a period of 180 days after the closing of the Business Combination, subject to certain customary exceptions; (ii) with respect to (A) 33% of their shares of Common Stock, not to sell, transfer or take certain other actions for a period of 30 days after the closing of the Business Combination, (B) 33% of their shares of Common Stock, not to sell, transfer or take certain other actions for a period of 60 days after the closing of the Business Combination, and (C) the remaining 33% of their shares of Common Stock, not to sell, transfer or take certain other actions for a period of 90 days after the closing of the Business Combination or (iii) with respect to (A) 50% of their shares of Common Stock, not to sell, transfer or take certain other actions for a period ending the earlier of (x) the one-year anniversary of the closing of the Business Combination, and (y) the date on which the closing price of shares of Common Stock on the principal securities exchange or securities market on which such shares are then traded equals or exceeds $12.50 per share for any 20 trading days within any 30 trading day period after the closing of the Business Combination and (B) the other 50% of their shares of Common Stock, not to sell, transfer or take other actions for a period ending earlier of (x) the one-year anniversary of the closing of the Business Combination and (y) the date on which FF completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of FF’s stockholders having the right to exchange their shares for cash, securities or other property. The lock-up agreements in clauses (i) and (ii) above expired as of January 17, 2022.

Founder Shares

The PSAC Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until (1) with respect to 50% of the Founder Shares, the earlier of one year after the completion of a business combination and the date on which the closing price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a business combination and (2) with respect to the remaining 50% of the Founder Shares, one year after the completion of a business combination, or earlier, in either case, if, subsequent to a business combination, PSAC completes a liquidation, merger, stock exchange or other similar transaction which results in all of PSAC’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Subscription Agreements

On July 21, 2021, the Subscribers purchased from the Company an aggregate of 76,140,000 PIPE Shares, for a purchase price of $10.00 per share and an aggregate purchase price of $761,400,000, pursuant to the Subscription Agreements. Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the closing of the Business Combination on July 21, 2021.

Amended and Restated Registration Rights Agreement

In connection with the consummation of the Business Combination, the A&R RRA Parties entered into the A&R RRA with the Company, which became effective upon the consummation of the Business Combination. In accordance with the A&R RRA, the A&R RRA Parties are entitled to have registered, in certain circumstances, the resale of shares of Company Common Stock (and the shares of Class A Common Stock underlying Company Warrants) held by or issued to them at the closing of the Business Combination, subject to the terms and conditions set forth therein. Within 45 days of the closing of the Business Combination, the Company is obligated to file a shelf registration statement to register the resale of certain securities and the Company is required to use its reasonable best efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof and no later than the earlier of (x) the 90th calendar day following the filing date if the SEC notifies the Company that it will “review” the shelf registration statement and (y) the 10th business day after the date the Company is notified in writing by the SEC that such shelf registration statement will not be “reviewed” or will not be subject to further review. Additionally, at any time and from time to time after one year (or 180 days with respect to Season Smart Ltd.) after the closing of the Business Combination, the A&R RRA Parties representing a majority-in-interest of the total number of shares of Class A Common Stock issued and outstanding on a fully diluted basis held by the A&R RRA Parties (or Season Smart) may make a written demand for registration for resale under the Securities Act of 1933, as amended (the “Securities Act”) of all or part of the shares of Company Common Stock (and the shares of Class A Common Stock underlying Company Warrants) held by or issued to them at the closing of the Business Combination in an underwritten offering involving gross proceeds of no less than $50,000,000. The Company will not be obligated to effect more than an aggregate of two underwritten offerings per year (or three underwritten offerings per year demanded by Season Smart) and, with respect to Season Smart, such shares of Class A Common Stock do not exceed more than 10% of the outstanding shares of the Company. The A&R RRA Parties will also be entitled to participate in certain registered offerings by the Company, subject to certain limitations and restrictions. The Company will be required to pay certain expenses incurred in connection with the exercise of the registration rights under the A&R RRA.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Amended and Restated Charter, our Amended and Restated Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Amended and Restated Charter, the Amended and Restated Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

General

The Amended and Restated Charter, as amended, authorizes the issuance of up to 1,775,000,000 shares of Common Stock and Preferred Stock consisting of 1,690,000,000 shares of Class A Common Stock, 75,000,000 shares of Class B Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

As of June 19, 2023, there were outstanding 1,327,495,100 shares of Class A Common Stock, 64,000,588 shares of Class B Common Stock, one share of Preferred Stock, 23,540,988 Public Warrants, 111,131 Private Warrants, 29,454,593 Ares NPA Warrants, 99,764,702 SPA Warrants and 7,691,577 warrants issued pursuant to the Securities Purchase Agreement, dated as of May 8, 2023, as amended from time to time (the “Unsecured SPA”).

Common Stock

As of the date of this prospectus, the holders of Class A Common Stock and Class B Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Pursuant to the Amended Shareholder Agreement entered into between the Company and FF Top on January 13, 2023, FF Top informed the Company that it expects the Company will submit a proposal to the Company’s stockholders for approval to amend the Amended and Restated Charter to provide that (i) the voting power of the Company’s Class B Common Stock, of which FF Global owns all outstanding shares, will be 10 votes per share and (ii) the voting power of the Company’s Class B Common Stock will increase from 10 votes per share to 20 votes per share following the occurrence of a Qualifying Equity Market Capitalization.

A “Qualifying Equity Market Capitalization” means FF, at the end of any 20 consecutive trading days, has a volume-weighted average total equity market capitalization of at least $3.0 billion as determined by multiplying the average closing sale price per share of Class A Common Stock on the Nasdaq (or such other securities exchange on which PSAC’s securities are then listed for trading) at the time of determination by the then total number of issued shares of Class A Common Stock, Class B Common Stock and other shares of the Company.

Until such proposal is approved and the Amended and Restated Charter is amended accordingly, the holders of Class B Common Stock are entitled to one vote for each share held of record, and a $20.0 billion equity market capitalization would be required to increase the voting power of the Class B Common Stock to 10 votes per share.

Shares of Class B Common Stock have the right to convert into shares of Class A Common Stock at any time at the rate of one share of Class A Common Stock for each share of Class B Common Stock. Class A Common Stock does not have the right to convert into Class B Common Stock.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power represented by shares of Common Stock voted for the election of directors can elect all of the directors.

Holders of Common Stock will not have any conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Common Stock.

Preferred Stock

As of June 19, 2023, FF has one share of Preferred Stock outstanding. The Amended and Restated Charter authorizes the issuance of 10,000,000 shares of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board. The Board is empowered, without stockholder approval, to issue the Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock; provided that any issuance of Preferred Stock with more than one vote per share will require the prior approval of the holders of a majority of the outstanding shares of Class B Common Stock. In addition, the Preferred Stock could be utilized as a method of discouraging, delaying or preventing a change in control of FF.

Series A Preferred Stock

On June 16, 2023, in connection with a purchase agreement entered into with Xuefeng Chen, the Company’s Global Chief Executive Officer, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series A Certificate of Designation designates one share of the Company’s Preferred Stock as Series A Preferred, and establishes and designates the preferences, rights and limitations thereof. The Series A Certificate of Designation became effective upon filing.

The share of Series A Preferred is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The share of Series A Preferred shall not be entitled to receive dividends.

The holder of Series A Preferred Stock is entitled to 60,000,000,000 votes for each share held of record, but has the right to vote only on any reverse stock split proposal and until such time as a reverse stock split proposal is approved by the stockholders, and will have no voting rights except (i) with respect to a reverse stock split proposal in which its votes are cast for and against such reverse stock split proposal in the same proportion as shares of Common Stock are voted for and against such reverse stock split proposal (with any shares of Common Stock that are not voted, whether due to abstentions, broker non-votes or otherwise not counted as votes for or against the reverse stock split proposal ) and (ii) unless the holders of one-third (1/3rd) of the outstanding shares of Common Stock are present, in person or by proxy, at the meeting of stockholders at which a reverse stock split proposal is submitted for stockholder approval (or any adjournment thereof). The share of Series A Preferred will vote together with the Common Stock as a single class on any reverse stock split proposal. The Series A Preferred has no other voting rights, except as may be required by the General Corporation Law of the State of Delaware.

Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily, pursuant to which assets of the Company or consideration received by the Company are to be distributed to the stockholders, the holder of Series A Preferred will be entitled to receive, before any payment is made to the holders of Common Stock by reason of their ownership thereof, an amount equal to $100.00.

The Series A Preferred may not be transferred at any time prior to stockholder approval of a reverse stock split without the prior written consent of the Board.

The outstanding share of Series A Preferred will be redeemed in whole, but not in part, for a redemption price of $100.00, payable out of funds lawfully available therefor, (i) if such redemption is ordered by the Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion, or (ii) automatically immediately following the approval by the Company’s stockholders of a reverse stock split.

Authorized but Unissued Preferred Stock

Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Description of Warrants

Public Warrants and Private Warrants

As of June 19, 2023, FF has Public Warrants outstanding to purchase an aggregate of 23,540,988 shares of Class A Common Stock and Private Warrants outstanding to purchase an aggregate of 111,131 shares of Class A Common Stock. References in this “–Public Warrants and Private Warrants” subsection to “Warrant” or “Warrants” refer only to the Public Warrants and Private Warrants. Each outstanding whole Warrant represents the right to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the consummation of a business combination and 12 months from the closing of the initial public offering.

No Warrants will be exercisable for cash unless there is an effective and current registration statement covering the shares of Class A Common Stock issuable upon exercise of the Warrants and a current prospectus relating to such shares of Class A Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of the Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when FF shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Class A Common Stock for the five trading days ending on the trading day prior to the date of exercise. The Warrants will expire on the fifth anniversary of completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Private Warrants, as well as any Warrants underlying additional units issued to Property Solutions Acquisition Sponsor, LLC (the “PSAC Sponsor”) or PSAC’s officers, directors or their affiliates in payment of working capital loans, are identical to the Warrants underlying the units offered in the initial public offering except that such Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by FF, in each case so long as they are still held by the PSAC Sponsor or its permitted transferees.

FF may call the Warrants for redemption (excluding the Private Warrants and any Warrants underlying additional units issued to the PSAC Sponsor, PSAC’s officers, directors or their affiliates in payment of working capital loans made to PSAC), in whole and not in part, at a price of $0.01 per Warrant,

●	at any time while the Warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each Warrant holder;

●	if, and only if, the reported last sale price of the shares of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the Warrants become exercisable and ending on the third business day prior to the notice of redemption to Warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares underlying such Warrants.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

If FF calls the Warrants for redemption as described above, its management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of Class A Common Stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

The exercise price and number of shares of Class A Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or FF’s recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of shares of Class A Common Stock at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of Class A Common Stock outstanding.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, FF will, upon exercise, round up to the nearest whole number of shares of Class A Common Stock to be issued to the Warrant holder.

NPA Warrants and Notes

From September 2020 through June 2021, in connection with the issuance of certain Notes (defined below), the Company issued warrants to purchase up to 11,751,949 shares of Class A Common Stock (the “ATW NPA Existing Warrants”) to FF Ventures SPV IX LLC, FF Venturas SPV X LLC, FF Aventuras SPV XI LLC and FF Adventures SPV XVIII LLC (collectively, the “ATW Warrant Holders”), entities affiliated with ATW Partners, LLC, pursuant to the terms of the NPA. Each ATW NPA Existing Warrant entitles the ATW Warrant Holder, at any time on or prior to 5:00 p.m. (New York City time) the date that is seven years following the initial issuance date of such ATW NPA Existing Warrant, to purchase a certain number of shares of Class A Common Stock at a price per share of $10.00, subject to adjustment. The ATW NPA Existing Warrant exercise price is subject to customary anti-dilution adjustments upon (among other triggering events) the occurrence of a change of control transaction and certain dilutive transactions, including subsequent equity sales, share dividends and splits occurring following the issuance of the applicable ATW NPA Existing Warrant. The ATW Warrant Holders may also exercise the ATW NPA Existing Warrants on a cashless (or “net exercise”) basis. Any adjustments to the ATW NPA Existing Warrant exercise price are capped such that the ATW New Warrant Holders are not entitled to exercise the ATW NPA Existing Warrants to the extent such exercise would result in the ATW Warrant Holders holding shares in excess of 4.99% of the fully diluted capitalization of the Company.

In August 2021, in connection with the issuance of certain Notes (defined below), the Company issued warrants to purchase up to 5,191,704 shares of Class A Common Stock (the “ATW NPA New Warrants”) to FF Ventures SPV IX LLC, FF Venturas SPV X LLC and FF Aventuras SPV XI LLC (collectively, the “ATW New Warrant Holders”), entities affiliated with ATW Partners, LLC, pursuant to the terms of the NPA. The issuance by us of 5,191,704 shares of Class A Common Stock upon exercise of the ATW NPA New Warrants in accordance with their terms is included in the registration statement of which this prospectus forms a part. Each ATW NPA New Warrant entitles the ATW New Warrant Holder, at any time on or prior to 5:00 p.m. (New York City time) on June 9, 2028, to purchase a certain number of shares of Class A Common Stock at a price per share of $10.00, subject to adjustment. The ATW NPA New Warrant exercise price is subject to customary anti-dilution adjustments upon (among other triggering events) the occurrence of a change of control transaction and certain dilutive transactions, including subsequent equity sales, share dividends and splits occurring following the issuance of the applicable ATW NPA New Warrant. The ATW New Warrant Holders may also exercise the ATW NPA New Warrants on a cashless (or “net exercise”) basis. Any adjustments to the ATW NPA New Warrant exercise price are capped such that the ATW New Warrant Holders are not entitled to exercise the ATW NPA New Warrants to the extent such exercise would result in the ATW Warrant Holders holding shares in excess of 4.99% of the fully diluted capitalization of the Company.

On June 9, 2021, pursuant to the NPA, the Company issued a promissory note (the “ATW June 8% Note”) in favor of FF Adventures SPV XVIII LLC, a third party investment firm affiliated with ATW Partners, LLC, for an aggregate principal amount of $20.0 million, receiving net proceeds of $18.4 million, inclusive of an 8% original issue discount. Prior to the ATW NPA Notes Amendment described below, the promissory note matured on December 9, 2022, subject to the right of FF Adventures SPV XVIII LLC to extend the maturity date to December 9, 2023. The promissory note bears interest at 0% per annum through and including December 9, 2022. In the event that FF Adventures SPV XVIII LLC extends the maturity date, the promissory note bears interest at 10% per annum from December 10, 2022 until December 9, 2023. At the election of the holder of the ATW June 8% Note, the principal amount converts into that number of shares of Class A Common Stock equal to 130% of the outstanding principal amount divided by the applicable conversion price. Pursuant to the NPA (as amended by the ATW NPA Notes Amendment described below), upon purchasing the ATW June 8% Note, FF Adventures SPV XVIII LLC became entitled to purchase from the Company, at its option, at any time prior to July 20, 2023, an additional promissory note (the “ATW Optional 8% Note”) for an aggregate principal amount of up to $20.0 million with an original issue discount of 8%. At the election of the holder of the ATW 8% Optional Note, the principal amount would be convertible into that number of shares of Class A Common Stock equal to 130% of the outstanding principal amount divided by the applicable conversion price. In addition, pursuant to the NPA, if FF Adventures SPV XVIII LLC elected to purchase the ATW Optional 8% Note, it would be entitled to receive from the Company a warrant (the “ATW Optional 8% Warrant”) to purchase that number of shares of Class A Common Stock of the Company equal to 37.5% of the principal amount of the ATW Optional 8% Note divided by the applicable exercise price.

On June 9, 2021, pursuant to the NPA, the Company issued a promissory note (the “ATW June 13% Note,” and together with the ATW June 8% Note, the “ATW June Notes”) in favor of FF Adventures SPV XVIII LLC, a third party investment firm affiliated with ATW Partners, LLC, for an aggregate principal amount of $20.0 million, receiving net proceeds of $17.4 million, inclusive of a 13% original issue discount. Prior to the ATW NPA Notes Amendment described below, the promissory note matured on December 9, 2022, subject to the right of FF Adventures SPV XVIII LLC to extend the maturity date to December 9, 2023. The promissory note bears interest at 0% per annum through and including December 9, 2022. In the event that FF Adventures SPV XVIII LLC extends the maturity date, the promissory note bears interest at 10% per annum from December 10, 2022 until December 9, 2023. At the election of the holder of the ATW June 13% Note, the principal amount is convertible into that number of shares of Class A Common Stock equal to 100% of the outstanding principal amount divided by the applicable conversion price. Pursuant to the NPA (as amended by the ATW NPA Notes Amendment described below), upon purchasing the ATW June 13% Note, FF Adventures SPV XVIII LLC became entitled to purchase from the Company, at its option, at any time prior to July 20, 2023, an additional promissory note (the “ATW Optional 13% Note”, and together with the ATW 8% Optional Note, the “ATW Optional Notes”) for an aggregate principal amount of up to $20.0 million with an original issue discount of 13%. At the election of holder of the ATW Optional 13% Note, the principal amount would be convertible into that number of shares of Class A Common Stock equal to 100% of the outstanding principal amount divided by the applicable conversion price. In addition, pursuant to the NPA, if FF Adventures SPV XVIII LLC elected to purchase the ATW Optional 13% Note, it would be entitled to receive from the Company a warrant (the “ATW Optional 13% Warrant,” and together with the ATW Optional 8% Warrant, the “ATW Optional Warrants”) to purchase that number of shares of Class A Common Stock of the Company equal to 37.5% of the principal amount of the ATW Optional 13% Note divided by the applicable exercise price.

On August 10, 2021, pursuant to the NPA, the Company issued a promissory note in favor of FF Ventures SPV IX LLC, a third party investment firm affiliated with ATW Partners, LLC, for an aggregate principal amount of $15.7 million. Prior to the ATW NPA Notes Amendment described below, the promissory note matured on February 10, 2023 and bears interest at 0% per annum. At the election of the holder, the principal amount is convertible into that number of shares of Class A Common Stock equal to 130% of the outstanding principal amount divided by the applicable conversion price.

On August 10, 2021, pursuant to the NPA, the Company issued a promissory note in favor of FF Venturas SPV X LLC, a third party investment firm affiliated with ATW Partners, LLC, for an aggregate principal amount of $11.3 million. Prior to the ATW NPA Notes Amendment described below, the promissory note matured on February 10, 2023 and bears interest at 0% per annum. At the election of the holder, the principal amount is convertible into that number of shares of Class A Common Stock equal to 130% of the outstanding principal amount divided by the applicable conversion price.

On August 10, 2021, pursuant to the NPA, the Company issued a promissory note in favor of FF Aventuras SPV XI LLC, a third party investment firm affiliated with ATW Partners, LLC, for an aggregate principal amount of $7.0 million. Prior to the ATW NPA Notes Amendment described below, the promissory note matured on February 10, 2023 and bears interest at 0% per annum. At the election of the holder, the principal amount is convertible into that number of shares of Class A Common Stock equal to 130% of the outstanding principal amount divided by the applicable conversion price.

The foregoing promissory notes issued under the NPA to entities affiliated with ATW Partners, LLC are referred to collectively throughout this prospectus as the “ATW NPA Notes.”

On July 26, 2022, the Company entered into an amendment to amend the terms of all the ATW NPA Notes (the “ATW NPA Notes Amendment”), extending the maturity of all such Notes to October 31, 2026, except that the accrual of interest is not deferred and accrues on the ATW NPA Notes at 10% following February 10, 2023. The conversion price of each of the ATW NPA Notes was adjusted to equal the lesser of (x) $10.00, (y) 95% of the per share daily VWAP of the Class A Common Stock during the 30 trading days immediately prior to the applicable conversion date, and (z) the lowest effective price per share of Class A Common Stock (or equivalents) issued or issuable by the Company in any financing of debt or equity after July 26, 2022, subject to possible adjustment as set forth therein (the “Set Price”). However, from July 26, 2022 to December 30, 2022, the conversion price of each of the ATW NPA Notes is equal to the lesser of (i) the Set Price, and (ii) 92% of the lowest of the VWAPs during the seven (7) trading days immediately prior to the applicable conversion date. The ATW NPA Notes Amendment added a “forced conversion” feature to each of the ATW NPA Notes that allows the Company, on or after December 31, 2022, to cause the conversion of all or part of, in the aggregate among all of the ATW NPA Notes, up to $35.0 million principal amount of the ATW NPA Notes less any principal amount of the ATW NPA Notes voluntarily converted by the holder thereof after July 26, 2022, subject to certain conditions as set forth in the ATW NPA Notes Amendment. The conversion price is subject to customary anti-dilution adjustments upon (among other triggering events) the occurrence of a change of control transaction and certain dilutive transactions, including subsequent equity issuances, share dividends and splits occurring following the issuance of the ATW NPA Notes.

On October 10, 2022, the Company entered into an exchange agreement with FF Aventuras SPV XI LLC, FF Venturas SPV X LLC, FF Ventures SPV IX LLC and FF Adventures SPV XVIII LLC, entities affiliated with ATW Partners, LLC and holders (the “Holders”) of the ATW NPA Notes, pursuant to which, on October 10, 2022, the Holders exchanged $4,012,180 in aggregate principal amount of the outstanding ATW NPA Notes for 6,269,031 newly issued shares of Class A Common Stock, reflecting a price per share of Class A Common Stock of $0.64.

On October 19, 2022, the Company and the Holders entered into an exchange agreement, pursuant to which, on October 19, 2022, the Holders exchanged $2,687,109 in aggregate principal amount of the outstanding ATW NPA Notes for 5,227,837 newly issued shares of the Class A Common Stock, reflecting a price per share of Class A Common Stock of $0.514. Following the completion of such exchange, there were no outstanding ATW NPA Notes.

SPA Warrants and SPA Notes

On August 14, 2022, the Company entered into the SPA with FF Simplicity Ventures LLC (“FF Simplicity”), an affiliate of ATW Partners LLC, as administrative and collateral agent, and certain purchasers including FF Simplicity and RAAJJ Trading LLC (“RAAJJ”) (collectively with additional purchasers from time to time party thereto, the “Purchasers”), to issue and sell: (i) $27.0 million aggregate principal amount of SPA Notes; (ii) $10.0 million in aggregate principal amount of SPA Notes on the 20th business day following the closing of the initial $27.0 million funding, subject to certain closing conditions; and (iii) $15.0 million in aggregate principal amount of SPA Notes (collectively, the “Bridge Notes”) on or prior to October 11, 2022, subject to certain closing conditions. Under the SPA (as amended by the First Amendment, as described below), the Company was permitted to offer incremental SPA Notes in an aggregate principal amount of $243.0 million within 90 days after the first closing under the SPA (the “Incremental Notes”). The Bridge Notes and Incremental Notes are subject to an original issue discount of 10%, and are convertible into shares of Class A Common Stock at various conversion prices between $0.2275 and $1.05 (amended to $0.8925 pursuant to the Eighth Amendment, as described below) per share, plus an interest make-whole amount as set forth in the SPA Notes, subject to customary adjustments, including full ratchet anti-dilution price protection (provided that, pursuant to the Eighth Amendment, the effective conversion price for any such interest make-whole amount payable in shares of Class A Common Stock must not be lower than $0.10, and, pursuant to the Fourth Amendment, as described below, any such interest make-whole amount can only be paid in shares of Class A Common Stock if certain price and volume requirements of Class A Common Stock are met). The shares of Class A Common Stock issuable upon conversion of the Bridge Notes and Incremental Notes are not transferable for six months (amended to three months pursuant to the First Amendment) without the prior written consent of the Company (which consent shall not be unreasonably withheld). On August 16, 2022, the Company received $27.0 million aggregate principal amount of the Bridge Notes.

The SPA Notes are secured by the grant of a first priority perfected lien upon substantially all of the personal and real property of the Company and its subsidiaries, as well as guaranty by substantially all of the Company’s domestic subsidiaries. The SPA Notes mature on October 27, 2028 or earlier under certain conditions set forth in the SPA. The SPA Notes accrue interest at 10% per annum, provided that, subject to certain conditions set forth in the SPA, the Company may elect to pay such interest in shares of Class A Common Stock if the Company also pays the Purchasers an additional cash interest payment equal to 5% per annum. Except in the case of a mandatory prepayment pursuant to the SPA, if any of the SPA Notes are prepaid, repaid, reduced, refinanced, or replaced in whole or in part prior to the October 27, 2028 maturity date, then the Company shall pay to the Purchaser a “Premium Percentage” in an amount ranging from 0% to 10% of the principal amount of such Note(s) determined in accordance with a schedule set forth in the SPA. Pursuant to the SPA, each Purchaser that then owns at least $25.0 million principal amount of SPA Notes (when aggregated with any affiliates of such Purchaser) shall have customary preemptive rights to participate in any future financing by the Company as provided in the SPA.

As a closing condition under the SPA for funding of each of the Bridge Notes, the Company is required to deliver to each of the Purchasers a warrant (a “SPA Warrant” and, together with the Unsecured SPA Warrants, “Warrants”) registered in the name of such Purchaser to purchase up to a number of shares of Class A Common Stock equal to 33% of such shares issuable to such Purchaser upon conversion of the SPA Note, with an exercise price equal to $5.00 per share, subject to customary full ratchet anti-dilution price protection and other adjustments, and are exercisable for seven years on a cash or cashless basis. The Company may repurchase the SPA Warrants for $0.01 per SPA Warrant share if and to the extent the VWAP of the Class A Common Stock during 20 of out 30 trading days prior to the repurchase is greater than $15.00 per share, subject to certain additional conditions.

In addition, under the SPA, the funding of each of the Bridge Notes is subject to the satisfaction of the following closing conditions: (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Purchaser pursuant to the SPA Notes, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to a Purchaser in respect of the transaction documents pursuant to the SPA, (c) the Company shall have satisfied the current public information requirements under Rule 144 under the Securities Act on the applicable closing date, or on the applicable closing date there is an effective registration statement pursuant to which the holder is permitted to utilize the prospectus thereunder to resell all of the shares of Class A Common Stock issuable pursuant to the SPA, (d) the Company’s shares of Common Stock are trading on a trading market and all of the shares issuable pursuant to the transaction documents under the SPA are listed or quoted for trading on such trading market, and the Company believes such trading will continue uninterrupted for the foreseeable future, (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the transaction documents under the SPA, (f) there is no existing event of default as defined in the SPA and no existing event which, with the passage of time or the giving of notice, would constitute such an event of default, and (g) the applicable Purchaser is not in possession of any information provided by the Company, or any of its subsidiaries, or any of their officers, directors, employees, agents or affiliates, that constitutes, or may constitute, material non-public information. Each Purchaser has the option, from time to time for 12 months after the effective date of the abovementioned registration statement, to purchase additional senior secured convertible notes and SPA Warrants of the Company on the same terms as the Incremental Notes in an aggregate amount not to exceed the initial principal amount of the Bridge Notes and Incremental Notes issued to such Purchaser (the “Tranche B Notes”), subject to certain conditions.

Pursuant to the SPA, the Company agreed to use commercially reasonable efforts to hold a special meeting of stockholders to obtain stockholder approval, as is required by the Nasdaq listing rules, with respect to the issuance of any shares of Class A Common Stock in excess of 19.99% of the issued and outstanding shares of the Class A Common Stock upon conversion of the SPA Notes and exercise of the SPA Warrants being issued to the Purchasers pursuant to the SPA. At a special meeting of the Company’s stockholders held on November 3, 2022, the Company’s stockholders approved such issuance under the Nasdaq listing rules.

On September 23, 2022, the SPA was amended pursuant to Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes (the “First Amendment”), pursuant to which the Purchasers agreed to accelerate $15.0 million of their funding obligations, with $7.5 million aggregate principal amount of such notes being funded and issued on September 23, 2022, and the remaining $7.5 million aggregate principal amount being funded and issued on October 11, 2022. The Purchasers also agreed under the First Amendment to purchase an additional $5.0 million in aggregate principal amount of SPA Notes upon the filing by the Company of an amendment to the Company’s registration statement on Form S-1 (File No. 333-268972), subject to certain closing conditions; however, the commitment to purchase such SPA Notes automatically terminated on October 27, 2022, upon the funding of an initial $10.0 million tranche of SPA Notes to Senyun International Ltd. (“Senyun”), an affiliate of Daguan International Limited, pursuant to the Joinder, as described below.

As a closing condition under the First Amendment for funding of the accelerated funding obligations, the Company is required to deliver to each of the Purchasers a SPA Warrant on the same terms as the SPA Warrants delivered in connection with the funding of Bridge Notes. On September 23, 2022, the Company issued a SPA Warrant to the Purchaser exercisable for 920,074 shares of Class A Common Stock, concurrent with the funding of the $7.5 million accelerated funding commitment, and on October 11, 2022, the Company issued a SPA Warrant to the Purchaser exercisable for 2,357,142 shares of Class A Common Stock, concurrent with the funding of the $7.5 million accelerated funding commitment.

Additionally, the First Amendment removed the 6-month lock-up period that otherwise applied to a certain convertible note previously issued to FF Simplicity, reduced the conversion price of such note to $1.05, reduced the lock-up period that otherwise applied to a certain other convertible note previously issued to FF Simplicity from 6 months to 3 months and similarly reduced the lock-up period that otherwise applied to the SPA Notes issued pursuant to the accelerated funding, and other Incremental Notes, from 6 months to 3 months.

As additional consideration for FF Simplicity entering into the First Amendment in the capacity of administrative and collateral agent, the Company issued to FF Simplicity a warrant to purchase 10 shares of Class A Common Stock (the “Adjustment Warrant”). The terms of the Adjustment Warrants are the same as the SPA Warrants described above, except that the Adjustment Warrant (i) has an exercise price equal to $0.50 per share and (ii) does not have the optional repurchase provision described above if stock trades above $15.00 per share. The full ratchet anti-dilution price protection provision in the SPA Warrants held as of the date of the First Amendment by FF Simplicity and RAAJJ Trading LLC was waived in connection with the Adjustment Warrant.

On September 25, 2022, the Company entered into a Joinder and Amendment Agreement (the “Joinder”) to the SPA, with FF Simplicity as administrative and collateral agent and purchaser, Senyun as purchaser and RAAJJ as purchaser, pursuant to which Senyun agreed to purchase Incremental Notes under the SPA in an aggregate principal amount of up to $60.0 million in certain installments. Pursuant to the Joinder, Senyun has all of the same rights and obligations as a Purchaser under the SPA and all documents, instruments and agreements contemplated therein or thereby. In addition to Senyun’s commitment as set forth in the Joinder, the Joinder effectuated certain other amendments to the SPA, including, among other things, permitting the SPA Notes to be funded in accordance with the Joinder.

On October 24, 2022, the Company entered into a Limited Consent and Third Amendment (the “Third Amendment”) to the SPA, with FF Simplicity as administrative and collateral agent and purchaser, Senyun as purchaser and RAAJJ as purchaser, pursuant to which the maturity date for the SPA Notes was extended from August 14, 2026 to October 27, 2028 (i.e., the sixth anniversary of the first funding date of Senyun’s purchase of SPA Notes (the “First Senyun Funding Date”)) or such earlier date that the SPA Notes become due and payable pursuant to the SPA (the “Maturity Date Extension”). As a result of the Maturity Date Extension, the total number of shares of Class A Common Stock issuable under the SPA was increased as compared to such number of shares issuable under the SPA prior to the Third Amendment. The Maturity Date Extension increases the interest make-whole amount as set forth in the SPA and the SPA Notes payable upon conversion of the SPA Notes, as the interest make-whole amount includes all interest that would otherwise accrue on the SPA Notes if such SPA Notes were held until the October 27, 2028 maturity date.

As revised under the Third Amendment, Senyun has agreed to acquire SPA Notes from the Company according to the following schedule: (a) $10.0 million in principal amount of SPA Notes on the First Senyun Funding Date; (b) $10.0 million in principal amount of SPA Notes on a date that is no later than the later of (x) 14 business days after the First Senyun Funding Date and (y) the receipt of approval of the Company’s stockholders under the applicable rules and regulations of Nasdaq of the issuance of all of the shares of Class A Common Stock underlying the SPA Notes and SPA Warrants then issued and issuable to Senyun under the SPA in excess of 19.99% of the issued and outstanding shares of Common Stock (the “Senyun Stockholder Approval”) (which approval was obtained at the special meeting of stockholders held on November 3, 2022); (c) $10.0 million in principal amount of SPA Notes on a date that is no later than 15 business days after the later of (x) the effective date of the Company’s registration statement on Form S-1 (File No. 333-268972) (which registration statement was declared effective by the SEC on February 8, 2023) and (y) receipt of the Senyun Stockholder Approval; (d) $10.0 million in principal amount of SPA Notes within 30 business days after the later of (x) the effective date of the above noted Form S-1, which was declared effective by the SEC on February 8, 2023, and (y) receipt of the Senyun Stockholder Approval; and (e) $20.0 million in principal amount of SPA Notes on a date that is no later than 10 business days after the latest of (x) official delivery of the Company’s FF 91 vehicle to the first batch of bona fide customers, (y) the effective date of the above noted Form S-1, which was declared effective by the SEC on February 8, 2023, and (z) receipt of the Senyun Stockholder Approval.

In addition, pursuant to the Third Amendment, each Purchaser and FF Simplicity as administrative and collateral agent waived certain defaults and events of default, any breaches of representations or warranties, any breaches of covenants and any other effects, under the SPA and related documents arising from (i) any amounts owed as of the First Senyun Funding Date by the Company or its subsidiaries to their respective trade counterparties, suppliers, vendors or, in each case, other similar counterparties, that remain unpaid after the First Senyun Funding Date, (ii) any reduction in the workforce of the Company or its subsidiaries or any additional reduction in such workforce that occurs after September 23, 2022, and/or (iii) any reasonably foreseeable consequence in respect of any of the foregoing clauses (i) or (ii).

On November 8, 2022, the Company entered into a Limited Consent and Amendment (“Fourth Amendment”), to the SPA with FF Simplicity as administrative and collateral agent and purchaser, Senyun as purchaser and RAAJJ as purchaser, pursuant to which the parties agreed that (i) in no event will the effective conversion price of any interest or interest make-whole amount payable in shares of Class A Common Stock in respect of SPA Notes issued or issuable under the SPA be lower than $0.21 per share of Class A Common Stock (further amended to $0.10 pursuant to the Eighth Amendment), and (ii) in order for the Company to make payment of any interest or interest make-whole amount in shares of Class A Common Stock, certain price and volume requirements must be met, namely that (x) the VWAP of the Class A Common Stock is not less than $0.21 per share on any trading day during the preceding seven trading day period, and (y) the total volume of the Class A Common Stock does not drop below $1.5 million on any trading day during the same period (in each case, as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions). On different dates in December 2022, Senyun funded aggregated amounts of $10.0 million in gross proceeds pursuant to the Joinder. The Company received $9.0 million from such funding, net of original issue discount and transaction costs.

On December 28, 2022, the Company entered into a Letter Agreement and Amendment (the “Senyun Amendment”) to the SPA with Senyun as purchaser, pursuant to which Senyun paid to the Company the first $4.0 million of its funding commitment under the SPA on January 3, 2023, as well as $2.0 million on January 6, 2023 and $4.0 million on January 18, 2023. In addition to an amount of $60.0 million already committed by Senyun as part of the Joinder, pursuant to the Senyun Amendment, the Company has agreed to issue and sell to Senyun, subject to the satisfaction of certain conditions (which include agreement by the Company and Senyun on the terms and conditions of the investment), Incremental Notes in an aggregate principal amount of $30.0 million: (i) $10.0 million in principal amount of additional SPA Notes no later than January 31, 2023; (ii) $10.0 million in principal amount of additional SPA Notes no later than February 28, 2023; and (iii) $10.0 million in principal amount of additional SPA Notes no later than March 15, 2023. Pursuant to the Senyun Amendment, the Company has also approved the issuance to Senyun of such number of shares of Class A Common Stock equal to the difference between (x) the actual number of shares of Class A Common Stock previously issued to Senyun upon conversion of $19.0 million in principal amount of SPA Notes and (y) the number of such shares of Class A Common Stock that would have been issued to Senyun had the conversion price applicable to such SPA Notes been $0.8925, taking into account any beneficial ownership limitation applicable to Senyun.

On January 25, 2023, the Company entered into a Limited Consent and Amendment No. 5 (the “Fifth Amendment”) to the SPA with Senyun as purchaser, pursuant to which Senyun agreed to purchase $10.0 million in principal amount of additional SPA Notes no later than January 27, 2023, which $10.0 million amount was funded on January 26, 2023. Pursuant to the Fifth Amendment, the Company also agreed (a) to use commercially reasonable efforts to file an amendment to the registration statement on Form S-1 (File No. 333-268972) no later than January 29, 2023 and to seek effectiveness of such registration statement on or prior to February 10, 2023 (which registration statement was declared effective by the SEC on February 8, 2023); (b) to use commercially reasonable efforts to file an additional registration statement on Form S-1 registering the re-sale by Senyun of all remaining shares of Class A Common Stock underlying Senyun’s SPA Notes and SPA Warrants no later than February 10, 2023 (which registration statement on Form S-1 (File No. 333-269729) was filed with the SEC on February 13, 2023) and to seek effectiveness of such registration statement as promptly as practicable thereafter (which registration statement was declared effective by the SEC on March 22, 2023); (c) to honor the conversion notice submitted by Senyun on January 18, 2023, and to reserve sufficient shares of Class A Common Stock to satisfy the conversion and exercise of all of Senyun’s then outstanding SPA Notes and SPA Warrants to the extent the Company has sufficient authorized but unissued or uncommitted shares of Class A Common Stock. Additionally, pursuant to the Fifth Amendment, the Company and Senyun agreed to use commercially reasonable efforts to enter into definitive documentation as promptly as practicable after the date of the Fifth Amendment, in connection with restructuring of the SPA Notes and SPA Warrants and an additional investment as set forth on the term sheets attached to the Fifth Amendment, which definitive documentation was executed in connection with the Sixth Amendment (as described below).

On February 3, 2023, the Company entered into an Amendment No. 6 to Securities Purchase Agreement (the “Sixth Amendment”) with FF Simplicity as administrative and collateral agent and purchaser, Senyun as purchaser, FF Prosperity Ventures LLC (“FF Prosperity”) as purchaser and Acuitas Capital, LLC as purchaser, pursuant to which the Purchasers agreed to purchase up to $135.0 million (including $10.0 million previously funded by Senyun as an advanced payment) in aggregate principal amount of SPA Notes (the “Tranche C Notes”) in accordance with the schedule set forth in the SPA as follows, subject to certain conditions: (i) for Senyun, (A) no later than three business days after the effective date of the Sixth Amendment, the purchase and issuance of $25.0 million in principal amount of Tranche C Notes (which principal amount shall be reduced on a dollar-for-dollar basis by the $10.0 million previously funded by Senyun as an advanced payment) shall take place, pursuant to which, on February 9, 2023 and February 10, 2023, the Company received aggregate gross proceeds of $15.0 million; (B) no later than 10 business days after the effective date of the Sixth Amendment, the purchase and issuance of $25.0 million in principal amount of Tranche C Notes shall take place, pursuant to which, on February 23, 2023, March 3, 2023, March 9, 2023 and March 10, 2023, the Company received aggregate gross proceeds of $25.0 million; and (C) no later than five business days after receipt of (a) approval by the Company’s stockholders of an increase in number of authorized shares of Class A Common Stock to 1,690,000,000 (which approval was obtained at the special meeting of stockholders held on February 28, 2023) and filing of an amendment to the Amended and Restated Charter to reflect such increase in authorized shares (which amendment was filed with the Secretary of State of the State of Delaware on March 1, 2023) (the “Sixth Amendment Authorized Share Increase”), (b) approval by the Company’s stockholders as may be required by applicable Nasdaq rules with respect to transactions contemplated under the Sixth Amendment (which approval was obtained at the special meeting of stockholders held on March 30, 2023) (the “Sixth Amendment Stockholder Approval”), and (c) effectiveness of the registration statement on Form S-1 (File No. 333-269729) registering the shares issuable under the Sixth Amendment (which registration statement was declared effective by the SEC on March 22, 2023) (the “Sixth Amendment Form S-1 Effectiveness”), the purchase and issuance of $25.0 million in principal amount of Tranche C Notes shall take place; and (ii) for each other purchaser, (A) no later than three business days after the effective date of the Sixth Amendment, the purchase and issuance of an aggregate principal amount of Tranche C Notes equal to 50% of such purchaser’s commitment in respect of Tranche C Notes as indicated on the commitment schedule in the SPA shall take place, pursuant to which, on February 8, 2023, the Company received aggregate gross proceeds of $30.0 million; and (B) no later than five business days after receipt of (a) the Sixth Amendment Authorized Share Increase, (b) the Sixth Amendment Stockholder Approval, and (c) the Sixth Amendment Form S-1 Effectiveness, the purchase and issuance of the remaining aggregate principal amount of the Tranche C Notes equal to 50% of such purchaser’s commitment in respect of Tranche C Notes as indicated on the commitment schedule in the SPA shall take place.

The funding of the Tranche C Notes are subject to the following conditions precedent: (i) with respect to each funding of Tranche C Notes following the initial funding made within three business days of the effective date of the Sixth Amendment, delivery by the Company of a notice identifying the business day of the purchase and issuance of such Tranche C Notes, which date is to be no earlier than two business days and no later than 10 business days after the date of such notice; (ii) delivery by the Company of a SPA Warrant on the same terms as the SPA Warrants delivered in connection with the funding of Bridge Notes; (iii) delivery by the Company to such purchaser of the applicable Tranche C Note; (iv) subject to certain waivers as described in the SPA, there being no default or event of default; (v) payment by the Company of all legal fees and other transaction expenses incurred by such Purchaser up to $0.15 million (or $0.3 million in the case of Senyun and FF Simplicity) in the aggregate, which fees and expenses can be paid by, at the Company’s option, net funding of the applicable Tranche C Notes; and (vi) that the representations and warranties contained in the related financing agreement are true and correct in all material respects as of the applicable closing dates, as set forth therein.

The Tranche C Notes have a $1.05 base conversion price (amended to $0.8925 pursuant to the Eighth Amendment) subject to full ratchet anti-dilution price protection and other adjustments as set forth therein, five year interest make-whole (calculated using the greater of (x) $0.21 per share of Common Stock (amended to $0.10 pursuant to the Eighth Amendment) and (y) 90% of the lowest VWAP for the five consecutive trading days ending on the trading day that is immediately prior to the date on which interest is paid in shares of Class A Common Stock), 10% per annum interest rate (or 15% if paid in Class A Common Stock subject to certain conditions). The Tranche C Notes and the Tranche D Notes (as defined below) and the SPA Warrants are subject to a pro rata cap on conversion or exercise (as applicable) equal to 19.99% of the Company’s Class A Common Stock and Class B Common Stock as of the date of the Sixth Amendment until receipt of the Sixth Amendment Stockholder Approval. All of the SPA Notes and SPA Warrants (and the Exchange Notes described below) are subject to restrictions on conversion or exercise (other than an initial reserve of 63,051,933 shares of Class A Common Stock for FF Simplicity and 18,857,143 shares of Class A Common Stock for Senyun) until the Sixth Amendment Authorized Share Increase, and the right for Purchasers to receive additional warrant shares upon a down round financing has also been removed from all SPA Warrants. The Company was required to use reasonable best efforts to file a registration statement on Form S-1 on or prior to February 10, 2023 (which registration statement on Form S-1 (File No. 333-269792) was filed with the SEC on February 13, 2023), and to seek effectiveness of such registration statement within 90 days (which registration statement was declared effective by the SEC on March 22, 2023), and the Company was required to seek effectiveness of the registration statement on Form S-1 (File No. 333-268972) on or prior to February 10, 2023 (which registration statement was declared effective by the SEC on February 8, 2023). The Company was also required to use reasonable best efforts to obtain stockholder approval of the Sixth Amendment Authorized Share Increase within 45 days (or 60 days if necessary) and the Sixth Amendment Stockholder Approval within 60 days.

Each Purchaser also has the option to purchase a certain amount of additional SPA Notes and SPA Warrants from time to time for 12 months from the effective date of the Sixth Amendment, as set forth in the SPA (such additional SPA Notes, the “Tranche D Notes”). Additionally, pursuant to the Sixth Amendment, (A) FF Simplicity and Senyun agreed that, with respect to their allotments of previous commitments to purchase SPA Notes, no more than the following percentages of their allotment may be purchased on or before the following dates without the prior written consent of the Company: (i) 100% on or before February 10, 2023; (ii) 90% on or before February 28, 2023; (iii) 80% on or before March 24, 2023; (iv) 70% on or before April 21, 2023; and (v) 60% after April 21, 2023 through and including the twenty-fourth month from the effective date of the Sixth Amendment, and (B) certain SPA Notes issued to FF Simplicity with an aggregate outstanding principal amount of $21.6 million and certain SPA Notes issued to Senyun with an aggregate principal amount of $9.4 million were replaced by new replacement notes with a $0.8925 base conversion price subject to full ratchet anti-dilution price protection and other adjustments as set forth therein, six-year interest make-whole, and otherwise on similar terms as the previously issued SPA Notes.

Pursuant to the Sixth Amendment and the Exchange Agreements entered into concurrently therewith between the Company, on the one hand, and holders of SPA Warrants, on the other hand (collectively, the “Exchange Agreements”), (i) the provision under the SPA Warrants then-issued that allowed investors to receive the right to purchase additional shares in connection with down round financings was removed, (ii) certain other warrants of ATW Partners LLC and FF Simplicity’s SPA Warrants then issued, exercisable for an aggregate of 198,129,990 shares of Class A Common Stock, were exchanged for a combination of new warrants, exercisable at $0.2275 per share subject to full ratchet anti-dilution price protection and other adjustments, for an aggregate of 42,489,346 shares of Class A Common Stock and new senior secured convertible notes with aggregate principal amount of $25.0 million, and (ii) Senyun’s SPA Warrants then issued, exercisable for an aggregate amount of 276,270,842 shares of Class A Common Stock, were exchanged for a combination of new warrants, each exercisable at $0.2275 per share subject to full ratchet anti-dilution price protection and other adjustments, for an aggregate of 48,000,000 shares of Class A Common Stock and new senior secured convertible notes with aggregate principal amount of $16.0 million (collectively with the notes issued pursuant to clause (ii), the “Exchange Notes”). The Exchange Notes are convertible at a conversion rate calculated at the lesser of (a) 90% of the VWAP for the trading day that is immediately prior to the date on which interest is paid in shares of Common Stock or (b) the greater of (x) $0.21 per share of Common Stock (amended to $0.10 pursuant to the Eighth Amendment) and (y) 90% of the average VWAP for the five consecutive trading days ending on the trading day that is immediately prior to the date on which interest is paid in shares of Common Stock. The Exchange Notes will constitute SPA Notes, except: (i) the holders thereof do not have the option under the SPA to purchase certain additional SPA Notes within 24 months from the effective date of the Sixth Amendment; (ii) such notes are not subject to any prepayment premium or penalty applicable to other SPA Notes; (iii) such notes are not subject to an original discount of 10%; and (iv) such notes are not entitled to the most favorable terms granted to other SPA Notes purchased simultaneously or after the purchase of such notes. Such notes are prepayable and redeemable at par at any time by the Company upon 15 days’ prior written notice.

On March 23, 2023, the Company entered into an Amendment No. 7 (“Seventh Amendment”) to the SPA with FF Simplicity, as administrative and collateral agent and purchaser, Senyun as purchaser, and FF Prosperity as purchaser, pursuant to which the Company, Senyun, FF Prosperity and FF Simplicity agreed to amend the funding timeline of certain Tranche C Notes, and FF Simplicity agreed to purchase additional notes under the SPA. Under the amended funding timeline, (i) Senyun agreed to purchase (a) $10.0 million in principal amount of Tranche C Notes (amended to include an additional original issue discount of four percent (4%), which additional original issue discount shall not impact the interest make-whole amount, as set forth in the SPA, in such Tranche C Notes) no later than one business day (amended from five business days) after the Sixth Amendment Form S-1 Effectiveness and receipt of the Sixth Amendment Stockholder Approval, subject to the filing by the Company of a Current Report on Form 8-K disclosing such stockholder approval, and (b) $15.0 million in principal amount of Tranche C Notes no later than five business days after the Sixth Amendment Form S-1 Effectiveness and receipt of the Sixth Amendment Stockholder Approval, and (ii) FF Prosperity agreed to purchase the remaining aggregate principal amount of the Tranche C Notes equal to 50% of FF Prosperity’s commitment in respect of Tranche C Notes (amended to include an additional original issue discount of four percent (4%), which additional original issue discount shall not impact the interest make-whole amount, as set forth in the SPA, in such Tranche C Notes) no later than one business day (amended from five business days) after the Sixth Amendment Form S-1 Effectiveness and receipt of the Sixth Amendment Stockholder Approval, subject to the filing by the Company of a Current Report on Form 8-K disclosing such stockholder approval. FF Simplicity further agreed to purchase, on or prior to March 27, 2023, $5.0 million in principal amount of Incremental Notes subject to an additional original issue discount of six percent (6%) (which additional original issue discount shall not impact the interest make-whole amount, as set forth in the SPA, in such Incremental Notes). Such notes were originally permitted to be purchased on or prior to April 21, 2023. The Company also agreed to reimburse each of Senyun and FF Simplicity up to $0.02 million each for reasonable and documented out-of-pocket legal expenses incurred in connection with the Seventh Amendment.

On May 8, 2023, the Company entered into an Amendment No. 8 to the SPA with Senyun as purchaser, and, on May 9, 2023, the Company entered into an Amendment to ATW Notes and Warrants with FF Simplicity and FF Prosperity as purchasers (together, the “Eighth Amendment”). Pursuant to the Eighth Amendment, the parties agreed to the following amendments to all outstanding and issuable SPA Notes of Senyun, FF Simplicity and FF Prosperity: (i) the floor price for conversion of the SPA Notes was amended from $0.21 to $0.10 (or, for FF Simplicity and FF Prosperity, if lower, the floor price of notes issued under the Unsecured SPA); (ii) each such SPA Note was amended such that interest on the SPA Note, originally required to be paid on the aggregate unconverted and then outstanding principal amount of each SPA Note quarterly on January 1, April 1, July 1 and October 1, was amended to be payable upon conversion of principal of the SPA Note; (iii) the conversion price for the SPA Notes was amended from $1.05 to $0.8925, subject to adjustment as set forth in such SPA Notes; and (iv) the exercise price for the SPA Warrants was amended from $1.05 to $0.8925, subject to adjustment as set forth in such SPA Warrants.

On June 26, 2023, the Company entered into the Unsecured SPA ATW Joinder with FF Vitality, pursuant to which FF Simplicity or a permitted assign agreed to exercise its option to purchase $20,000,000 of Tranche B Notes in accordance with the terms of the SPA, with funding of 75% of such amount within five business days of the date of the Unsecured SPA ATW Joinder and the remaining 25% of such amount within three business days thereafter, subject to the satisfaction of the Joinder Tranche B Closing Conditions: (i) delivery of a warrant registered in the name of FF Simplicity to FF Simplicity on the closing date to purchase up to a number of shares of Class A Common Stock equal to 33% of such shares issuable to FF Simplicity upon conversion of the Tranche B Note, with an exercise price equal to $0.8925 per share, (ii) delivery to FF Simplicity of the applicable Tranche B Note, (iii) subject to certain note waivers, no default or event of default exists, and (iv) subject to certain note waivers, the representations and warranties in the SPA documents are true and correct in all material respects (without duplication of any materiality qualifier) both before and after giving effect to such Tranche B Note. If FF Simplicity exercises its option to invest another $10,000,000 of Tranche B Notes in accordance with the terms of the SPA on or prior to the later of (x) August 1, 2023 and (y) four business days after the meeting of the Company’s stockholders for the Unsecured SPA Stockholder Approval, then the Company agrees to subsequently amend the Unsecured SPA whereby FF Vitality will invest another $20,000,000 in New Unsecured SPA Notes subject to terms substantially identical to those provided for in the Unsecured SPA in effect as of the date of the Unsecured SPA ATW Joinder, including, without limitation, the funding date timeline.

On June 26, 2023, the Company entered into the Unsecured SPA Senyun Joinder with Senyun, pursuant to which Senyun or a permitted assign agreed to exercise its option to purchase $15,000,000 of SPA Notes in accordance with the terms of the SPA, with funding of 75% of such amount within five business days of the date of the Unsecured SPA Senyun Joinder and the remaining 25% of such amount within three business days thereafter, subject to the satisfaction of the same Joinder Tranche B Closing Conditions as described above. If Senyun exercises its option to invest another $10,000,000 of SPA Notes in accordance with the terms of the SPA on or prior to the later of (x) August 1, 2023 and (y) four business days after the meeting of the Company’s stockholders for the Unsecured SPA Stockholder Approval, then the Company agrees to subsequently amend the Unsecured SPA whereby Senyun will invest another $20,000,000 in New Unsecured SPA Notes subject to terms substantially identical to those provided in the Unsecured SPA (in effect as of the date of the Unsecured SPA Senyun Joinder, including, without limitation, the funding date timeline).

Unsecured SPA Warrants and Unsecured SPA Notes

On May 8, 2023, the Company entered into the Unsecured SPA with Metaverse Horizon Limited and V W Investment Holding Limited (the “Unsecured SPA Purchasers”) to issue and sell, subject to the satisfaction of certain closing conditions and limitations on enforcement, $100.0 million aggregate principal amount of the Company’s senior unsecured convertible promissory notes, with (i) $15.0 million in the aggregate to be funded at the first closings within five business days after satisfaction of certain conditions (the “First Closings”); (ii) $15.0 million in the aggregate to be funded within fifteen business days after each respective First Closing (the “Second Closings”); (iii) $15.0 million in the aggregate to be funded within fifteen business days after each respective Second Closing (the “Third Closings”); (iv) $5.0 million to be funded within fifteen business days after one of the Third Closings; (v) $10.0 million to be funded within fifteen days after satisfaction of certain conditions (the “Fourth Closing”); (vi) $10.0 million to be funded within fifteen days after the Fourth Closing (the “Fifth Closing”); (vii) $10.0 million to be funded within fifteen days after the Fifth Closing (the “Sixth Closing”); (viii) $10.0 million to be funded within fifteen days after the Sixth Closing (the “Seventh Closing”); and (ix) $10.0 million to be funded within fifteen days after the Seventh Closing. Between May 10, 2023 and May 23, 2023, the Company received gross proceeds pursuant to the Unsecured SPA totaling $7.5 million ($6.8 million net of original issuance cost).

Each Unsecured SPA Purchaser will also have the right to invest an additional 50% in the Company on terms and conditions substantially identical to the funded Unsecured SPA Note upon at least 10 business days’ prior notice. In connection with the Unsecured SPA, the Company entered into equity commitment letters with each of FF Global Partners Investment LLC, formerly FF Top Holding LLC (“FF Top”) and Mr. Lijun Jin to support the obligations of the Unsecured SPA Purchasers under the Unsecured SPA subject to the limitations set forth therein. In the event of a breach by FF Global and/or Mr. Jin of their obligations under their equity commitment letters with the Company, the Company may not be able to recover the damages caused by such breach(es) due to the nature of FF Top’s and Mr. Jin’s assets, including the fact that many of Mr. Jin’s assets are not located in the United States and FF Top’s only assets are shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), a note payable from the Company, and a capital commitment from an investor with terms not disclosed to the Company or third party beneficiary rights in favor of the Company.

The Unsecured SPA Notes are subject to an original issue discount of 10%, and are convertible into shares of Class A Common Stock, at a conversion price equal to $0.8925, plus an interest make-whole amount as set forth in the Unsecured SPA Notes, subject to certain adjustments including full ratchet anti-dilution price protection. The shares of Class A Common Stock issuable upon conversion of the Unsecured SPA Notes are not transferable for 30 days after the applicable last closing under such Unsecured SPA Note without the prior written consent of the Company (which consent shall not be unreasonably withheld). Any Unsecured SPA Purchaser may postpone or cancel any closing pursuant to the Unsecured SPA in its reasonable discretion if it reasonably determines, based on public information, that the first phase of FF’s three-phase delivery plan as disclosed in public filings has not begun or will not begin prior to May 31, 2023 and/or the second phase of such delivery plan has not begun or will not begin prior to June 30, 2023, in each case within 15 calendar days of such deadline (the “Unsecured SPA Condition”). On June 26, 2023, the Unsecured SPA was amended pursuant to Amendment No. 1 to the Unsecured SPA (the “Unsecured SPA Amendment”), pursuant to which the Unsecured SPA Condition was amended such that any Unsecured SPA Purchaser may, in its reasonable discretion, postpone or cancel any closing pursuant to the Unsecured SPA if the Company has not issued a press release or other public announcement confirming that the second phase of the Company’s three-phase delivery plan as disclosed in the Company’s public filings has begun or on prior to August 31, 2023, within 15 calendar days of such date.

Each Unsecured SPA Note matures on the date that is six years after the date of the applicable last closing under such Unsecured SPA Note. The Unsecured SPA Notes accrue interest at 10% per annum, payable on each conversion date and the maturity date in cash, Class A Common Stock, or a combination thereof, provided that, subject to certain conditions set forth in the Unsecured SPA Notes, the Company may elect to pay such interest in Class A Common Stock at a rate equal to 15% per annum with respect to the portion of such payment made in Class A Common Stock. The Company may, from time to time, prepay the principal amount owing under the Unsecured SPA Notes, subject a prepayment premium pursuant to the Unsecured SPA, so long as (i) the Company provides at least 15 business days’ prior written notice to the applicable Unsecured SPA Purchasers of such prepayment and delivers to the Unsecured SPA Purchasers an appropriately completed payment notification, (ii) the Company accompanies such prepayment with the payment of any interest make-whole amount as set forth in the Unsecured SPA Notes, (iii) certain conditions set forth in the Unsecured SPA Notes are met during each business day of the 15-business day notice period, and (iv) the Company waives the restriction on transfer of the relevant Unsecured SPA Notes.

Under the Unsecured SPA Notes, at each closing, the Unsecured SPA Purchaser is entitled to receive a warrant (an “Unsecured SPA Warrant”) registered in the name of such Unsecured SPA Purchaser to purchase up to a number of shares of Class A Common Stock equal to 33% of such shares issuable to such Unsecured SPA Purchaser upon conversion of the aggregate principal amount under the Unsecured SPA Note funded at such closing, with an exercise price equal to $0.8925 per share, subject to full ratchet anti-dilution protection and other adjustments, and are exercisable for seven (7) years on a cash or cashless basis.

In addition, under the Unsecured SPA Notes, the funding of each closing under the Unsecured SPA Notes is subject to the satisfaction of the following closing conditions: (a) (i) an effective registration statement with respect to the shares of Class A Common Stock issuable upon exercise of the Unsecured SPA Warrants and the shares of Class A Common Stock issued and issuable pursuant to the terms of the Unsecured SPA Notes (including, without limitation, shares of Class A Common Stock issued and issuable in lieu of the cash payment of interest on the Unsecured SPA Notes in accordance with the terms thereof) (collectively, the “Underlying Shares”) for such closing and each previous closing in the aggregate and (ii) with respect to any closing the Underlying Shares of which, together with the Underlying Shares of all previous closings, exceed the unissued shares of Class A Common Stock reserved for issuance as Underlying Shares (the “Reserved Shares”), receipt by the Company of Unsecured SPA Stockholder Approval (as defined below) (and the filing of an amendment to the Company’s certificate of incorporation to reflect the Unsecured SPA Stockholder Approval to the extent needed); (b) solely with respect to the first closing under such Unsecured SPA Note, the Company’s receipt of bank statements showing source(s) of funding with respect to the relevant Unsecured SPA Purchaser’s funding obligations under such Unsecured SPA Note that are reasonably satisfactory to the Company; and (c) a minimum volume weighted average price (“VWAP”) of the Class A Common Stock equal to no less than $0.10 during the five (5) trading days prior to such closing.

Each Unsecured SPA Purchaser has the option, from time to time for 12 months after the date of the Unsecured SPA, to purchase additional convertible senior unsecured notes and warrants on the same terms as the Unsecured SPA Notes in an aggregate amount not to exceed 50% (or with the prior written consent of the Company, 100%) of the initial principal amount of the Unsecured SPA Notes issued to such Unsecured SPA Purchaser, subject to certain conditions. Additionally, from the date of the Unsecured SPA until the date that is the five-year anniversary of the date of the Unsecured SPA, upon any issuance by the Company or any of its subsidiaries of Class A Common Stock or Class A Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof (subject to certain exceptions set forth in the Unsecured SPA) or an issuance of Class A Common Stock or Class A Common Stock equivalents under Section 4.25 of the Secured SPA (each, a “Subsequent Financing”), each Unsecured SPA Purchaser that then owns at least $20.0 million principal amount of Unsecured SPA Notes (when aggregated with any affiliates of such Unsecured SPA Purchaser) shall each have the right to participate in up to an amount of the Subsequent Financing such that such Unsecured SPA Purchaser’s ownership of the Company remains the same immediately following such Subsequent Financing as its ownership immediately prior to such Subsequent Financing, pursuant to the procedures outlined in the Unsecured SPA.

Pursuant to the Unsecured SPA, the Company is required to use its reasonable best efforts to hold a special meeting of stockholders to (a) obtain stockholder approval to authorize the entirety of the excess of the Underlying Shares over the Reserved Shares for issuance and for purposes of Nasdaq Listing Rule 5635 to the extent needed as promptly as practical under the circumstances after the date of the Unsecured SPA and prior to the date that is 60 days following the date of the Unsecured SPA, and (b) to obtain stockholder approval, as is required by Nasdaq rules, of transactions involving Unsecured SPA Notes and Unsecured SPA Warrants of the Company issued or to be issued pursuant to the Unsecured SPA, including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock in respect of such notes and warrants ((a) and (b), together, “Unsecured SPA Stockholder Approval”). Pursuant to the Unsecured SPA, FF Global irrevocably agreed to take reasonable efforts to vote in favor of the Unsecured SPA Stockholder Approval.

The Company is required to use its reasonable best efforts (i) to file, on or prior to May 31, 2023, a registration statement providing for the resale by the Unsecured SPA Purchasers of the Reserved Shares (the “First Registration Statement”); and (ii) to file, on or prior to the date that is 30 days following the Company’s receipt of Unsecured SPA Stockholder Approval (and the filing of an amendment to the certificate of incorporation of the Company to reflect such increased in authorized shares of Common Stock), a registration statement providing for the resale by the Unsecured SPA Purchasers of all the remaining shares issuable pursuant to the financing documents (the “Second Registration Statement” and, together with the First Registration Statement, the “Registration Statements”). The Company is also required to use reasonable best efforts (i) to cause the First Registration Statement to become effective within 90 days following the date of the Unsecured SPA; (ii) to cause the Second Registration Statement to become effective within 90 days following the Company’s filing thereof; and (iii) to keep each Registration Statement effective at all times until no Unsecured SPA Purchaser owns any Unsecured SPA Notes, Unsecured SPA Warrants, or shares of Class A Common Stock issuable upon exercise or conversion thereof.

On June 26, 2023, the Company entered into the Unsecured SPA ATW Joinder with FF Vitality, pursuant to which FF Simplicity or a permitted assign agreed to exercise its option to purchase $20,000,000 of Tranche B Notes in accordance with the terms of the SPA, with funding of 75% of such amount within five business days of the date of the Unsecured SPA ATW Joinder and the remaining 25% of such amount within three business days thereafter, subject to the satisfaction of the Joinder Tranche B Closing Conditions: (i) delivery of a warrant registered in the name of FF Simplicity to FF Simplicity on the closing date to purchase up to a number of shares of Class A Common Stock equal to 33% of such shares issuable to FF Simplicity upon conversion of the Tranche B Note, with an exercise price equal to $0.8925 per share, (ii) delivery to FF Simplicity of the applicable Tranche B Note, (iii) subject to certain note waivers, no default or event of default exists, and (iv) subject to certain note waivers, the representations and warranties in the SPA documents are true and correct in all material respects (without duplication of any materiality qualifier) both before and after giving effect to such Tranche B Note. If FF Simplicity exercises its option to invest another $10,000,000 of Tranche B Notes in accordance with the terms of the SPA on or prior to the later of (x) August 1, 2023 and (y) four business days after the meeting of the Company’s stockholders for the Unsecured SPA Stockholder Approval, then the Company agrees to subsequently amend the Unsecured SPA whereby FF Vitality will invest another $20,000,000 in New Unsecured SPA Notes subject to terms substantially identical to those provided for in the Unsecured SPA in effect as of the date of the Unsecured SPA ATW Joinder, including, without limitation, the funding date timeline.

Pursuant to the Unsecured SPA ATW Joinder, FF Vitality agreed to purchase, under the Unsecured SPA, Unsecured SPA Notes in an aggregate principal amount of up to $40,000,000 (collectively, the “New Unsecured SPA Notes”) in installments, as follows: (i) $5.0 million in principal amount under the New Unsecured SPA Notes within five business days after the satisfaction of the closing conditions described below (the “New Unsecured SPA Closing Conditions”) or such earlier business day as designated by FF Vitality by notice to the Company (the “Joinder First Closing”); (ii) $5.0 million in principal amount under the New Unsecured SPA Notes within 15 business days after the Joinder First Closing (the “Joinder Second Closing”); (iii) $5.0 million in principal amount under the New Unsecured SPA Notes within 15 business days after the Joinder Second Closing (the “Joinder Third Closing”); (iv) $5.0 million in principal amount under the New Unsecured SPA Notes within 15 business days after the satisfaction of the Closing Conditions (the “Joinder Fourth Closing”); (v) $5.0 million in principal amount under the New Unsecured SPA Notes within 15 business days after the Joinder Fourth Closing (the “Joinder Fifth Closing”); (vi) $5.0 million in principal amount under the New Unsecured SPA Notes within 15 business days after the Joinder Fifth Closing (the “Joinder Sixth Closing”); (vii) $5.0 million in principal amount under the New Unsecured SPA Notes within 15 business days after the Joinder Sixth Closing (the “Joinder Seventh Closing”); and (viii) $5.0 million in principal amount under the New Unsecured SPA Notes within 15 business days after the Joinder Seventh Closing (the “Joinder Eighth Closing” and each of the Joinder First Closing, the Joinder Second Closing, the Joinder Third Closing, the Joinder Fourth closing, the Joinder Fifth Closing, the Joinder Sixth Closing, the Joinder Seventh Closing and the Joinder Eighth Closing, a “Joinder Closing”).

The New Unsecured SPA Notes shall have a conversion price of $0.8925 per share, subject to adjustment, as set forth in the Unsecured SPA, and the floor price of the New Unsecured SPA Notes and, as amended pursuant to the Unsecured SPA ATW Joinder, for each of the notes issued to FF Simplicity (or its affiliates) under the SPA, shall be $0.05 (as adjusted for stock splits, stock dividends, stock combinations, recapitalization or other similar transactions occurring thereafter) (or such lower amount as may be permitted under Nasdaq rules from time to time). The terms and conditions of the New Unsecured SPA Notes cannot be amended, modified, supplemented or amended and restated without the consent of FF Vitality.

The funding of each Joinder Closing is also subject to the following closing conditions (the “New Unsecured SPA Closing Conditions”): (a) an effective registration statement with respect to the shares of Class A Common Stock issuable upon exercise of the Unsecured SPA Warrants and the shares of Class A Common Stock issued and issuable pursuant to the terms of the New Unsecured SPA Notes (including, without limitation, shares of Class A Common Stock issued and issuable in lieu of the cash payment of interest on the New Unsecured SPA Notes in accordance with the terms thereof) (collectively, the “New Underlying Shares”) for such closing and (b) the Company shall have reserved the Required Reserve Amount (as defined below) in full as of the date of such Joinder Closing.

Pursuant to the Unsecured SPA ATW Joinder, FF Vitality may not convert any New Unsecured SPA Notes to the extent that such conversion would result that FF Vitality, together with its affiliates and other persons acting as a group together with FF Vitality, would beneficially own in excess of 4.99% of the number of the shares of Class A Common Stock outstanding prior to giving effect to such conversion. Upon notice to the Company, the New Unsecured SPA Purchaser may increase or decrease such limitation threshold, provided it shall not exceed 4.99% of the number of shares of Class A Common Stock outstanding after giving effect to such conversion. In addition, pursuant to the Unsecured SPA ATW Joinder, the Unsecured SPA Warrants issued to FF Vitality in connection with the New Unsecured SPA Notes shall be subject to a beneficial ownership limitation that is 4.99% of the number of shares of Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock issuable upon the exercise of such Unsecured SPA Warrant, which limitation threshold may also increase or decrease provided it shall not exceed 4.99% of the number of shares of Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock upon exercise of such Unsecured SPA Warrant, subject to the provision of the Unsecured SPA Warrant.

In addition, pursuant to the Unsecured SPA ATW Joinder, the Unsecured SPA was further amended to provide that each Unsecured SPA Purchaser and FF Vitality has the option, upon written notice to the Company, to purchase from time to time for 12 months from May 8, 2023 and from June 25, 2023, respectively, additional convertible senior unsecured notes and warrants on the same terms as the New Unsecured SPA Notes (the “Additional Unsecured SPA Notes”), in an amount not to exceed 50% or 100% (the latter with the prior written consent of the Company) of the initial principal amount of the Unsecured SPA Notes issued to such purchaser pursuant to Section 2.1(a) of the Unsecured SPA and purchased for cash.

Pursuant to the Unsecured SPA ATW Joinder, the Company’s lack of sufficient authorized or registered shares to serve as underlying shares of the outstanding SPA Notes and related SPA Warrants and Unsecured SPA Notes and related Unsecured SPA Warrants is not deemed a breach of the SPA, Unsecured SPA and related notes and warrants, as a result thereof. However, at any time any SPA Notes remain outstanding (and any New Unsecured SPA Notes, Additional Unsecured SPA Notes and/or New Exchange Notes then outstanding or then issuable in connection with a transaction in which such determination is being made) (collectively, the “applicable Notes”), the Company shall use reasonable best efforts to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the maximum number of shares of Class A Common Stock issuable upon conversion of all the Applicable Notes then outstanding and any New Unsecured SPA Notes, Additional Unsecured SPA Notes and/or New Exchange Notes then issuable in connection with a transaction in which such determination is being made (assuming for purposes hereof that any conversion of any Applicable Note shall not take into account any limitations on the conversion of such Applicable Note), (collectively, the “Required Reserve Amount”). The Required Reserved Amount shall not be reduced other than proportionally in connection with any conversion, exchange and/or redemption, as applicable. If the Company lacks shares sufficient to meet the Required Reserved Amount, it shall use reasonable best efforts to promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to obtain stockholder approval to increase the Company’s authorized number of shares of Class A Common Stock, and voting the management shares of the Company in favor of such an increase.

Pursuant to the Unsecured SPA ATW Joinder, and in accordance with the provisions of the SPA and Section 3(a)(9) of the Securities Act, FF Vitality agreed, on behalf of its affiliates, that after the date of the Unsecured SPA ATW Joinder, FF Simplicity may deliver written notice (each, an “Exchange Notice,” and the date of such applicable Exchange Notice, each, an “Exchange Date”) to exchange (each, an “Exchange”) any Tranche B Notes, in whole or in part (each, an “Exchanging Note,” and such outstanding amounts thereunder, each, an “Exchanging Amount”), for either (x) Tranche D Notes (as defined in the SPA), and/or (y) for any Additional Unsecured SPA Note under the Unsecured SPA, as applicable, (as set forth in such applicable Exchange Notice, each a “New Exchange Note,” and as converted, each a “New Exchange Conversion Share”). Each Exchange shall automatically be deemed to be consummated on the corresponding Exchange Date and, upon the delivery of such Exchange Notice, FF Simplicity shall automatically be deemed to have exchanged the applicable Exchanging Amount of the applicable Exchanging Note for a New Exchange Note with an aggregate amount outstanding equal to the Exchanging Amount. The Company shall deliver a convertible note certificate evidencing such New Exchange Note to FF Simplicity (or its designee) by no later than the fourth trading day after the Exchange Date (or such other date agreed upon by FF Simplicity and the Company). On such Exchange Date, FF Simplicity shall automatically be deemed to be the holder of such New Exchange Note, with full power to convert, redeem or otherwise enforce the terms and conditions of the New Exchange Note on or after such Exchange Date, whether or not the Company shall have delivered the convertible note certificate evidencing such New Exchange Note to FF Simplicity (or its designee) on or prior to such date of determination. The consummation of an Exchange shall reduce FF Simplicity’s optionality for Tranche D Notes and/or Additional Unsecured SPA Notes, as applicable, under the SPA or Unsecured SPA, respectively, as applicable, for such corresponding Exchanging Amount and restore such optionality for the Tranche B Notes in accordance with the terms of the SPA in effect as of the date of the Unsecured SPA ATW Joinder.

Assuming FF Simplicity is not then considered an “affiliate” of the Company under applicable rules, the holding period of the New Exchange Notes (and upon conversion of the New Exchange Notes, the New Exchange Conversion Shares) shall commence at the original issuance of such corresponding Exchanging Note and shall not be re-set in connection with such applicable Exchange. For the avoidance of doubt, and for purposes of Rule 144 under the Securities Act, the Company acknowledged and agreed that the holding period of the New Exchange Notes (and upon conversion of the New Exchange Notes, the New Exchange Conversion Shares) may be tacked onto the holding period of the Exchanging Notes, and the Company agreed not to take a contrary position.

In the Unsecured SPA ATW Joinder, the Company represented and warranted to FF Simplicity that (i) no brokerage or finder’s fees or commission were or will be payable by the Company or any of its subsidiaries in connection with the Exchange, the applicable Exchange Amount of the Exchanging Note being the sole consideration conveyed to the Company for the New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) and no other consideration has or will be paid for such New Exchange Note; (ii) the Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the applicable New Exchange Note (and upon conversion of such New Exchange Notes, the New Exchange Conversion Shares) pursuant to such Exchange to be integrated with prior offerings by the Company for purposes of the Securities Act, which would prevent the Company from delivering such applicable New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) pursuant to Section 3(a)(9) of the Securities Act, and the Company will not cause the applicable Exchange, issuance and delivery of such New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) to be integrated with other offerings to the effect that the delivery of such New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) to FF Simplicity would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act; and (iii) other than legal counsel, the Company has not (and will not have) engaged any third parties to assist in the solicitation with respect to the Exchange.

Pursuant to the Unsecured SPA ATW Joinder, the Company agreed to pay FF Vitality a one-time $300,000 working fee and legal fees not to exceed $350,000, which shall be paid by netting the purchase price for any New Unsecured SPA Notes with the amount of such fees.

On June 26, 2023, the Company entered into the Unsecured SPA Senyun Joinder with Senyun, pursuant to which Senyun or a permitted assign agreed to exercise its option to purchase $15,000,000 of SPA Notes in accordance with the terms of the SPA, with funding of 75% of such amount within five business days of the date of the Unsecured SPA Senyun Joinder and the remaining 25% of such amount within three business days thereafter, subject to the satisfaction of the same Joinder Tranche B Closing Conditions as described above. If Senyun exercises its option to invest another $10,000,000 of SPA Notes in accordance with the terms of the SPA on or prior to the later of (x) August 1, 2023 and (y) four business days after the meeting of the Company’s stockholders for the Unsecured SPA Stockholder Approval, then the Company agrees to subsequently amend the Unsecured SPA whereby Senyun will invest another $20,000,000 in New Unsecured SPA Notes subject to terms substantially identical to those provided in the Unsecured SPA (in effect as of the date of the Unsecured SPA Senyun Joinder, including, without limitation, the funding date timeline).

Pursuant to the Unsecured SPA Senyun Joinder, Senyun agreed to purchase, under the Unsecured SPA, Unsecured SPA Notes (the “New Senyun Notes”) in an aggregate principal amount of up to $30,000,000 in installments of $3.75 million at each of the eight closing dates. The floor price of the New Senyun Notes pursuant to the Unsecured SPA Senyun Joinder, and as amended pursuant to the Unsecured SPA Senyun Joinder, for each note issued to Senyun (or its affiliates) under the SPA, shall be $0.05 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring thereafter).

The other material terms of the Unsecured SPA Senyun Joinder are the same as those set forth in the Unsecured SPA ATW Joinder described above, except (i) the applicable ownership limitations for notes and warrants pursuant to the Unsecured SPA Senyun Joinder are each 9.99% (instead of 4.99%, in each case, set forth in the Unsecured SPA ATW Joinder), (ii) Senyun retained any right to preserve any potential dispute with regards to a conversion request that was sent to the Company in May 2023, and (iii) the one-time working fee and legal fees that the Company agreed to pay to Senyun were $225,000 and up to $262,500, respectively.

On June 26, 2023, the Unsecured SPA Purchasers executed a letter consent to the Unsecured SPA ATW Joinder and Unsecured SPA Senyun Joinder, and agreed specifically to Section 17 of each of the Unsecured SPA ATW Joinder and Unsecured SPA Senyun Joinder, which states that (i) each shall not otherwise trigger any adjustment to the conversion or exercise price of the notes and warrants under the SPA and Unsecured SPA, and (ii) that each of Senyun, FF Simplicity and FF Prosperity waived any such rights to any adjustment to the conversion or exercise price in each of the SPA and/or the Unsecured SPA, as applicable, and the related notes and warrants.

Certain Anti-Takeover Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Under the Amended and Restated Charter, FF has certain anti-takeover provisions in place as follows:

Special Meeting of Stockholders

The Amended and Restated Bylaws provide that special meetings of stockholders may be called only by (i) the Chairperson of the Board, (ii) the chief executive officer or (iii) a majority vote of the Board.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Amended and Restated Bylaws provide that stockholders seeking to bring business before FF’s special meeting of stockholders, or to nominate candidates for election as directors at FF’s special meeting of stockholders, must provide timely notice of their intent in writing subject to certain exceptions for FF Top Board designees under the Shareholder Agreement. To be timely, a stockholder’s notice will need to be received by FF secretary at FF’s principal executive offices no later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding special meeting of stockholders. Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals seeking inclusion in FF’s annual proxy statement must comply with the notice periods contained therein. The Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude FF stockholders from bringing matters before the special meeting of stockholders or from making nominations for directors at FF’s special meeting of stockholders.

Authorized but Unissued Shares

FF’s authorized but unissued Common Stock and Preferred Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of FF by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

The Amended and Restated Charter requires, to the fullest extent permitted by law, that derivative actions brought in FF’s name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. The Amended and Restated Charter also requires that the federal district courts of the United States of America be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and/or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of Common Stock shall be deemed to have notice of and consented to the forum provisions in the Amended and Restated Charter.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with FF or any of FF’s directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. FF cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the Amended and Restated Charter to be inapplicable or unenforceable in an action, FF may incur additional costs associated with resolving such action in other jurisdictions, which could harm FF’s business, operating results and financial condition.

The Amended and Restated Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law.

Limitation on Liability and Indemnification of Directors and Officers

The Amended and Restated Charter provides that directors and officers will be indemnified by FF to the fullest extent authorized by Delaware law as it now exists or may in the future be amended.

The Amended and Restated Bylaws also permit FF to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. FF has purchased a policy of directors’ and officers’ liability insurance that insures FF’s directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures FF against its obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against FF’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit FF and FF stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent FF pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to FF’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, FF has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Supermajority Vote to Amend Certain Provisions of our Bylaws and Amended and Restated Charter

Our Amended and Restated Charter requires the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote thereon to amend certain provisions of our Amended and Restated Charter. In addition, our Bylaws provide that stockholders shall have the power to adopt, amend or repeal the Bylaws; provided, however, that such action by stockholders shall require the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote thereon.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which provides that, subject to certain stated exceptions, a corporation may not engage in a business combination with any “interested stockholder” (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

●	prior to such time the board of directors of the corporation approved either the business combination or transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

●	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent; or

●	by the affirmative vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

An “interested stockholder” is any person (other than the corporation and any direct or indirect majority-owned subsidiary) who owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination, and the affiliates and associates of such person.

Anti-Takeover Effect of Certain Provisions of the DGCL and of our Amended and Restated Charter and Bylaws

Certain provisions of DGCL and of our Amended and Restated Charter and Bylaws discussed above, including provisions relating to our staggered board of directors, the removal of directors and the filling of vacancies, the advance notice provisions, the prohibition on stockholder action by written consent and the supermajority vote requirement to amend our Bylaws and certain provisions of our Amended and Restated Charter, alone or in combination, could make the acquisition of us more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004.

PLAN OF DISTRIBUTION

We are registering (i) up to 536,944,398 shares of Class A Common Stock for possible sale by the Selling Securityholders from time to time, (ii) up to 111,131 Private Warrants for possible sale by the Selling Securityholders from time to time and (iii) up to 33,678,698 shares of Class A Common Stock that are issuable upon the exercise of the Warrants or the conversion of the SPA Notes and subsequent possible sale by the holders thereof from time to time. We are required to pay all fees and expenses incident to the registration of the shares of our Class A Common Stock and Private Warrants to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Class A Common Stock or Private Warrants.

We will not receive any proceeds from the sale of the shares of Class A Common Stock or the Private Warrants by the Selling Securityholders. We could receive up to an aggregate of approximately $336.0 million if all of the Warrants offered by the Selling Securityholders are exercised for cash. However, we will receive such proceeds only if and when the holders of the Warrants exercise the Warrants for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our shares of Class A Common Stock and the spread between the exercise price of the Warrants and the price of our Class A Common Stock at the time of exercise. We have (i) 23,540,988 outstanding Public Warrants to purchase 23,540,988 shares of our Class A Common Stock, exercisable at an exercise price of $11.50 per share; (ii) 111,131 outstanding Private Warrants to purchase 111,131 shares of our Class A Common Stock, exercisable at an exercise price of $11.50 per share; and (iii) 99,764,702 outstanding SPA Warrants, which are exercisable at an exercise price of $0.8925 per share. If the market price of our Class A Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. As of June 19, 2023, the closing price of our Class A Common Stock was $0.4498 per share. There can be no assurance that all of our Warrants will be in the money prior to their expiration. Our Public Warrants under certain conditions, as described in the warrant agreement, are redeemable by the Company at a price of $0.01 per warrant. Our Private Warrants are not redeemable so long as they are held by the initial stockholders and are exercisable on a cashless basis. Our SPA Warrants are redeemable under certain conditions for $0.01 per warrant and exercisable on a cash or cashless basis. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrant. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The shares of Class A Common Stock and Private Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Class A Common Stock or Private Warrants by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may also engage in short sales of shares of Class A Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Class A Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, that the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

The Selling Securityholders party to the A&R RRA have agreed, and the other Selling Securityholders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

Restrictions to Sell

Pursuant to the Lockup Agreements, the restricted stockholders agreed to one of the following three lock-up arrangements: (i) not to sell, transfer or take certain other actions with respect to their shares of Common Stock for a period of 180 days after the closing of the Business Combination, subject to certain customary exceptions; (ii) with respect to (A) 33% of their shares of Common Stock, not to sell, transfer or take certain other actions for a period of 30 days after the closing of the Business Combination, (B) 33% of their shares of Common Stock, not to sell, transfer or take certain other actions for a period of 60 days after the closing of the Business Combination, and (C) the remaining 33% of their shares of Common Stock, not to sell, transfer or take certain other actions for a period of 90 days after the closing of the Business Combination or (iii) with respect to (A) 50% of their shares of Common Stock, not to sell, transfer or take certain other actions for a period ending the earlier of (x) the one-year anniversary of the closing of the Business Combination, and (y) the date on which the closing price of shares of Common Stock on the principal securities exchange or securities market on which such shares are then traded equals or exceeds $12.50 per share for any 20 trading days within any 30 trading day period after the closing of the Business Combination and (B) the other 50% of their shares of Common Stock, not to sell, transfer or take other actions for a period ending earlier of (x) the one-year anniversary of the closing of the Business Combination and (y) the date on which FF completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of FF’s stockholders having the right to exchange their shares for cash, securities or other property. The lock-up agreements in clauses (i) and (ii) above expired as of January 17, 2022.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Sidley Austin LLP, San Francisco, California. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Faraday Future Intelligent Electric Inc. as of December 31, 2022 and for the year then ended incorporated by reference in this prospectus have been audited by Mazars US LLP, an independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Faraday Future Intelligent Electric Inc. as of December 31, 2021 and for the year then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the 2021 financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part, to register the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.ff.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC that is incorporated by reference herein will automatically update and supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we have indicated or indicate in the future as being “furnished,” including any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement, shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or in any subsequently filed incorporated document modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 9, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 12, 2023;

●	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 10, 2023, January 17, 2023, January 26, 2023, January 31, 2023, February 1, 2023, February 6, 2023, February 23, 2023, March 1, 2023, March 1, 2023, March 2, 2023, March 3, 2023, March 9, 2023, March 15, 2023, March 17, 2023, March 23, 2023, March 30, 2023, April 18, 2023, May 2, 2023, May 10, 2023, May 19, 2023, June 16, 2023, June 20, 2023 (Items 8.01 and 9.01 only) and June 27, 2023;

●	our Definitive Proxy Statement on Schedule 14A for our 2023 annual meeting of stockholders, filed with the SEC on March 17, 2023, to the extent incorporated by reference into the Form 10-K; and

●	the description of our Common Stock set forth in our registration statement on Form 8-A, filed with the SEC on July 20, 2020, including any amendments thereto or reports filed for the purposes of updating this description.

Any documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement and prior to the termination of the offering of our securities to which this prospectus relates, will automatically be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Faraday Future Intelligent Electric Inc.

Attn: Investor Relations

18455 S. Figueroa Street

Gardena, California 90248

(310) 415-4807

Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate (other than the SEC registration fee) of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

	Amount
SEC registration fee	$9,422.10	**
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$9,422.10	**

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
**	Previously paid in connection with the Initial Registration Statements. Accordingly, there is no registration fee due in connection with the registration of such securities.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item 15. Indemnification of Directors and Officers.

The relevant provisions of Section 145 of the Delaware General Corporation Law, or the DGCL, concerning indemnification of officers, directors, employees and agents is set forth below.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	(1)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of these paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence).

(2)	The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Section 7.01 of the Amended and Restated Charter provides:

“To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.

Item 16. Exhibits.

Exhibit No.	Description of Exhibits	Incorporation by Reference
3.1	Second Amended and Restated Certificate of Incorporation of the Company	Exhibit 3.1 to the Current Report on Form 8-K filed on July 22, 2021
3.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company, dated as of November 22, 2022	Exhibit 3.2 to Registration Statement on Form S-1 (File No. 333-268722) filed on December 8, 2022
3.3	Second Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Faraday Future Intelligent Electric Inc., dated March 1, 2023	Exhibit 3.1 to the Current Report on Form 8-K filed on March 3, 2023
3.4	Amended and Restated Bylaws of the Company	Exhibit 3.2 to the Current Report on Form 8-K filed on June 16, 2023
4.1	Certificate of Designation of the Series A Preferred Stock of the Company	Exhibit 3.1 to the Current Report on Form 8-K filed on June 16, 2023
4.2	Specimen Common Stock Certificate	Exhibit 4.2 to Registration Statement on Form S-4 (File No. 333-255027) filed on April 5, 2021
4.3	Specimen Warrant Certificate	Exhibit 4.3 to Registration Statement on Form S-4 (File No. 333-255027) filed on April 5, 2021
4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company	Exhibit 4.5 to Registration Statement on Form S-4 (File No. 333-255027) filed on April 5, 2021
4.5	Form of Common Stock Purchase Warrant (under Securities Purchase Agreement, dated as of August 14, 2022)	Exhibit 4.1 to the Current Report on Form 8-K filed on August 15, 2022
4.6	Form of Common Stock Purchase Warrant (under Amendment No. 1 to the Securities Purchase Agreement and Convertible Senior Secured Promissory Notes, dated as of September 23, 2022)	Exhibit 4.1 to the Current Report on Form 8-K filed on September 26, 2022
4.7	Form of Adjustment Warrant (under Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes, dated as of September 23, 2022)	Exhibit 4.2 to the Current Report on Form 8-K filed on September 26, 2022
4.8	Form of Tranche C Warrant (under Amendment No. 6 to Securities Purchase Agreement, dated February 3, 2023)	Exhibit 4.1 to the Current Report on Form 8-K filed on February 6, 2023
4.9	Form of Replacement Warrant (under Amendment No. 6 to Securities Purchase Agreement, dated February 3, 2023)	Exhibit 4.2 to the Current Report on Form 8-K filed on February 6, 2023
4.10	Amended and Restated Registration Rights Agreement between the Company and certain holders identified therein	Exhibit 10.1 to the Current Report on Form 8-K filed on July 22, 2021
4.11	Form of Subscription Agreement between the Company and the subscribers party thereto	Exhibit 10.10 to Registration Statement on Form S-4 (File No. 333-255027) filed on April 5, 2021
4.12	Amended and Restated Shareholder Agreement, dated as of January 13, 2023, by and between Faraday Future Intelligent Electric Inc. and FF Top Holding LLC	Exhibit 10.1 to the Current Report on Form 8-K filed on January 17, 2023
4.13	Form of Lock-up Agreement between the Company and certain stockholders party thereto	Exhibit 10.16 to Registration Statement on Form S-4 (File No. 333-255027) filed on April 5, 2021
4.14	Form of Lock-up Agreement between the Company and Property Solutions Acquisition Sponsor, LLC	Exhibit 10.17 to Registration Statement on Form S-4 (File No. 333-255027) filed on April 5, 2021
4.15#	Faraday Future Intelligent Electric Inc. 2021 Stock Incentive Plan	Exhibit 10.10 to the Current Report on Form 8-K filed on July 22, 2021.

4.16	Second Amended and Restated Note Purchase Agreement, dated as of October 9, 2020 among Faraday&Future Inc., FF Inc., Faraday SPE, LLC, and Robin Prop Holdco LLC, as Issuers, the Guarantors party thereto, Birch Lake Fund Management, LP, as Collateral Agent for the benefit of the Secured Parties, U.S. Bank National Association, as Notes Agent for the Purchasers and the Purchasers Party Thereto	Exhibit 10.19 to Registration Statement on Form S-4 (File No. 333-255027) filed on April 5, 2021
4.17	First Amendment and Waiver to Second Amended and Restated Note Purchase Agreement, dated as of January 13, 2021 among Faraday&Future Inc., FF Inc., Faraday SPE, LLC, and Robin Prop Holdco LLC, as Issuers, the Guarantors Party Thereto, Birch Lake Fund Management, LP, as Collateral Agent for the benefit of the Secured Parties, U.S. Bank National Association, as Notes Agent for the Purchasers and the Purchasers party thereto	Exhibit 10.20 to Registration Statement on Form S-4 (File No. 333-255027) filed on April 5, 2021
4.18	Second Amendment and Waiver to Second Amended and Restated Note Purchase Agreement, dated as of March 1, 2021 among Faraday&Future Inc., FF Inc., Faraday SPE, LLC, and Robin Prop Holdco LLC, as Issuers, the Guarantors party thereto, Birch Lake Fund Management, LP, as Collateral Agent for the benefit of the Secured Parties, U.S. Bank National Association, as Notes Agent for the Purchasers and the Purchasers party thereto	Exhibit 10.21 to Registration Statement on Form S-4 (File No. 333-255027) filed on April 5, 2021
4.19#	Smart King Ltd. Equity Incentive Plan, as Adopted on February 1, 2018, as Amended and Restated Effective February 1, 2018	Exhibit 10.32 to Registration Statement on Form S-4 (File No. 333-255027) filed on April 5, 2021
4.20#	Form of Smart King Ltd. Equity Incentive Plan Option Award Agreement (United States)	Exhibit 10.33 to Registration Statement on Form S-4 (File No. 333-255027) filed on April 5, 2021
4.21#	Form of Smart King Ltd. Equity Incentive Plan Option Award Agreement (China)	Exhibit 10.34 to Registration Statement on Form S-4 (File No. 333-255027) filed on April 5, 2021
4.22#	Smart King Ltd. Special Talent Incentive Plan, as Adopted on May 2, 2019, as Amended on July 26, 2020	Exhibit 10.35 to Registration Statement on Form S-4 (File No. 333-255027) filed on April 5, 2021
4.23#	Form of Smart King Ltd. Special Talent Incentive Plan Share Option Agreement (Individual)	Exhibit 10.36 to Registration Statement on Form S-4 (File No. 333-255027) filed on April 5, 2021
4.24#	Form of Smart King Ltd. Special Talent Incentive Plan Share Option Agreement (Entity)	Exhibit 10.37 to Registration Statement on Form S-4 (File No. 333-255027) filed on April 5, 2021
4.25	Amendment letter agreement, dated as of July 26, 2022, among Faraday Future Intelligent Electric Inc., FF Aventuras SPV XI, LLC, FF Adventures SPV XVIII LLC, FF Ventures SPV IX LLC and FF Venturas SPV X LLC	Exhibit 10.1 to the Current Report on Form 8-K filed on August 2, 2022.
4.26^	Securities Purchase Agreement, dated as of August 14, 2022, among Faraday Future Intelligent Electric Inc., FF Simplicity Ventures LLC and the purchasers from time to time party thereto	Exhibit 10.1 to the Current Report on Form 8-K filed on August 15, 2022
4.27	Form of Convertible Senior Secured Promissory Note (under Securities Purchase Agreement, dated as of August 14, 2022)	Exhibit 10.2 to the Current Report on Form 8-K filed on August 15, 2022
4.28+	Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes, dated as of September 23, 2022, by and among Faraday Future Intelligent Electric Inc, the credit parties from time to time party thereto, the financial institutions or other entities from time to time party thereto and FF Simplicity Ventures LLC, as administrative and collateral agent	Exhibit 10.3 to the Current Report on Form 8-K filed on September 26, 2022
4.29	Form of Convertible Senior Secured Promissory Note (under Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes, dated as of September 23, 2022)	Exhibit 10.4 to the Current Report on Form 8-K filed on September 26, 2022
4.30	Joinder and Amendment Agreement, dated as of September 25, 2022, by and among Senyun International Ltd., FF Simplicity Ventures LLC, RAAJJ Trading LLC and Faraday Future Intelligent Electric Inc.	Exhibit 10.5 to the Current Report on Form 8-K filed on September 26, 2022
4.31	Warrant Exercise Agreement, dated as of September 23, 2022, among Faraday Future Intelligent Electric Inc. and the investors listed on the signature pages thereto	Exhibit 10.6 to the Current Report on Form 8-K filed on September 26, 2022
4.32	Exchange Agreement, dated October 10, 2022, by and among Faraday Future Intelligent Electric Inc., FF Aventuras SPV XI LLC, FF Venturas SPV X LLC, FF Ventures SPV IX LLC and FF Adventures SPV XVIII LLC	Exhibit 10.1 to the Current Report on Form 8-K filed on October 11, 2022
4.33	Exchange Agreement, dated as of October 19, 2022, by and among Faraday Future Intelligent Electric Inc., FF Aventuras SPV XI LLC, FF Venturas SPV X LLC, FF Ventures SPV IX LLC and FF Adventures SPV XVIII LLC	Exhibit 10.1 to the Current Report on Form 8-K filed on October 20, 2022

4.34	Limited Consent and Third Amendment, dated as of October 24, 2022, by and among Senyun International Ltd., FF Simplicity Ventures LLC, RAAJJ Trading LLC and Faraday Future Intelligent Electric Inc.	Exhibit 10.1 to the Current Report on Form 8-K filed on October 25, 2022
4.35	Limited Consent and Amendment, dated as of November 8, 2022, by and among Senyun International Ltd., FF Simplicity Ventures LLC, RAAJJ Trading LLC and Faraday Future Intelligent Electric Inc.	Exhibit 10.1 to the Current Report on Form 8-K filed on November 8, 2022
4.36	Letter Agreement, dated December 28, 2022, by and among Faraday Future Intelligent Electric Inc., Senyun International Ltd. and FF Simplicity Ventures LLC	Exhibit 10.1 to the Current Report on Form 8-K filed on December 29, 2022
4.37	Limited Consent and Amendment No. 5, dated January 25, 2023, by and among Faraday Future Intelligent Electric Inc., Senyun International Ltd. and FF Simplicity Ventures LLC	Exhibit 10.54 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-268972) filed on February 7, 2023
4.38+	Amendment No. 6 to Securities Purchase Agreement, dated February 3, 2023, by and among Faraday Future Intelligent Electric Inc., its subsidiaries party thereto, Senyun International Ltd., FF Top Holding LLC, FF Simplicity Ventures LLC and the other Purchasers party thereto	Exhibit 10.1 to the Current Report on Form 8-K filed on February 6, 2023
4.39	Form of Tranche C Note (under Amendment No. 6 to Securities Purchase Agreement, dated February 3, 2023)	Exhibit 10.2 to the Current Report on Form 8-K filed on February 6, 2023
4.40	Form of Replacement Note (under Amendment No. 6 to Securities Purchase Agreement, dated February 3, 2023)	Exhibit 10.3 to the Current Report on Form 8-K filed on February 6, 2023
4.41	Form of Exchange Note (under Amendment No. 6 to Securities Purchase Agreement, dated February 3, 2023)	Exhibit 10.4 to the Current Report on Form 8-K filed on February 6, 2023
4.42+	Exchange Agreement, dated as of February 3, 2023, by and between Faraday Future Intelligent Electric Inc. and Senyun International Ltd.	Exhibit 10.5 to the Current Report on Form 8-K filed on February 6, 2023
4.43+	Exchange Agreement, dated as of February 3, 2023, by and among Faraday Future Intelligent Electric Inc. and the affiliates of FF Simplicity Ventures LLC party thereto	Exhibit 10.6 to the Current Report on Form 8-K filed on February 6, 2023
4.44	Amendment No. 7 to Securities Purchase Agreement, dated March 23, 2023, by and among Faraday Future Intelligent Electric Inc., FF Simplicity Ventures LLC, Senyun International Ltd., and FF Prosperity Ventures LLC	Exhibit 10.1 to the Current Report on Form 8-K filed on March 23, 2023
4.45	Amendment No. 8 to Securities Purchase Agreement, dated May 8, 2023, by and between Faraday Future Intelligent Electric Inc. and Senyun International Ltd.	Exhibit 10.1 to the Current Report on Form 8-K filed on May 10, 2023
4.46	Amendment to ATW Notes and Warrants, dated as of May 9, 2023, by and among Faraday Future Intelligent Electric Inc., FF Simplicity Ventures LLC and FF Prosperity Ventures LLC	Exhibit 10.2 to the Current Report on Form 8-K filed on May 10, 2023
4.47	Joinder and Amendment Agreement, dated as of June 26, 2023, among Faraday Future Intelligent Electric Inc. and FF Vitality Ventures LLC	Exhibit 10.2 to the Current Report on Form 8-K filed on June 27, 2023
4.48	Second Joinder and Amendment Agreement, dated as of June 26, 2023, among Faraday Future Intelligent Electric Inc. and Senyun International Ltd.	Exhibit 10.3 to the Current Report on Form 8-K filed on June 27, 2023
5.1	Opinion of Sidley Austin LLP	Exhibit 5.1 to the Registration Statement on Form S-1 (File No. 333-268972) filed on December 23, 2022
23.1*	Consent of Mazars USA LLP, independent registered public accounting firm of the Company
23.2*	Consent of PricewaterhouseCoopers LLP, former independent registered public accounting firm of the Company
23.3	Consent of Sidley Austin LLP, counsel to the Company (included in Exhibit 5.1 to the Registration Statement on Form S-1 (File No. 333-268972) filed with the SEC on December 23, 2022)
23.4	Consent of Fangda Partners, counsel to the Company	Exhibit 23.3 to the Registration Statement on Form S-1 (File No. 333-268972) filed on December 23, 2022
24.1	Power of Attorney (included in the signature page to the Company’s Post-Effective Amendment to Registration Statement on Form S-1 (File No. 333-268972) filed with the SEC on March 31, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
107	Filing Fee Table	Exhibit 107 to the Registration Statement on Form S-1 (File No. 333-268972) filed on December 23, 2022

*	Filed herewith.
+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#	Indicates management contract or compensatory plan or arrangement.
^	Portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(i), (A)(ii), and (A)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

B.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

E.	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

F.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gardena, State of California, on June 28, 2023.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Xuefeng Chen
Xuefeng Chen
Global Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Xuefeng Chen	Global Chief Executive Officer and Director	June 28, 2023
Xuefeng Chen	(principal executive officer)

*	Chief Accounting Officer and Interim Chief Financial Officer (principal financial and accounting officer)	June 28, 2023
Yun Han

*	Interim Chairman of the Board	June 28, 2023
Adam (Xin) He

*	Director	June 28, 2023
Chad Chen

/s/ Li Han	Director	June 28, 2023
Li Han

*	Director	June 28, 2023
Chui Tin Mok

*	Director	June 28, 2023
Jie Sheng

*	Director	June 28, 2023
Ke Sun

The undersigned, by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 Registration Statement pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and previously filed on behalf of the registrant.

By:	/s/ Xuefeng Chen
Xuefeng Chen
Attorney-in-Fact